Exhibit 7.03

Paul S. Aronzon (CA State Bar No. 88781)

Thomas R. Kreller (CA State Bar No. 161922)

MILBANK, TWEED, HADLEY & McCLOY LLP
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017
Telephone:                                    (213) 892-4000

Facsimile:                                         (213) 629-5063

Reorganization Counsel for

Debtors and Debtors in Possession

Bruce T. Beesley (NV SBN 1164)

Laury Macauley (NV SBN 11413)

LEWIS AND ROCA LLP

50 West Liberty Street, Suite 410

Reno, Nevada 89501

Telephone:                                    (775) 823-2900

Facsimile:                                         (775) 823-2929
bbeesley@lrlaw.com; lmacauley@lrlaw.com

Local Reorganization Counsel for

Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEVADA

In re:

STATION CASINOS, INC.

☐ Affects this Debtor

☒ Affects all Debtors

☐ Affects Northern NV Acquisitions, LLC

☐ Affects Reno Land Holdings, LLC

☐ Affects River Central, LLC

☐ Affects Tropicana Station, LLC

☐ Affects FCP Holding, Inc.

☐ Affects FCP Voteco, LLC

☐ Affects Fertitta Partners LLC

☐ Affects FCP MezzCo Parent, LLC

☐ Affects FCP MezzCo Parent Sub, LLC

☐ Affects FCP MezzCo Borrower VII, LLC

☐ Affects FCP MezzCo Borrower VI, LLC

☐ Affects FCP MezzCo Borrower V, LLC

☐ Affects FCP MezzCo Borrower IV, LLC

☐ Affects FCP MezzCo Borrower III, LLC

☐ Affects FCP MezzCo Borrower II, LLC

☐ Affects FCP MezzCo Borrower I, LLC

☐ Affects FCP PropCo, LLC

Chapter 11

Case No. BK-09-52477

Jointly Administered

BK 09-52470 through BK 09-52487

DISCLOSURE STATEMENT TO ACCOMPANY
JOINT CHAPTER 11 PLAN OF
REORGANIZATION FOR STATION CASINOS,
INC. AND ITS AFFILIATED DEBTORS
(DATED MARCH 24, 2010)

(AFFECTS ALL DEBTORS)

Disclosure Statement Hearing

Hearing Date:

Hearing Time:

Plan Confirmation Hearing

Hearing Date:

Hearing Time:

THIS PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEVADA UNDER SECTION 1125(b) OF THE BANKRUPTCY CODE FOR USE IN THE SOLICITATION OF ACCEPTANCES OF THE PLAN DESCRIBED HEREIN.  ACCORDINGLY, THE FILING AND DISTRIBUTION OF THIS PROPOSED DISCLOSURE STATEMENT IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, AS A SOLICITATION OF ACCEPTANCES OF SUCH PLAN.  THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON FOR ANY PURPOSE UNLESS AND UNTIL A DETERMINATION HAS BEEN MADE BY THE BANKRUPTCY COURT THAT THIS DISCLOSURE STATEMENT CONTAINS “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE.

Legend to be removed upon entry of Disclosure Statement Order by the Clerk of the Bankruptcy Court.

i

PURSUANT TO BANKRUPTCY CODE SECTION 1128, A CONFIRMATION HEARING WILL BE HELD WITH RESPECT TO THE JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR STATION CASINOS, INC. AND ITS AFFILIATED DEBTORS (THE “PLAN”) ON [                    ], 2010, AT [                    ] [A.M.][P.M.] (PREVAILING PACIFIC TIME), BEFORE THE HONORABLE GREGG W. ZIVE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEVADA, 300 BOOTH STREET, RENO, NEVADA 89509 (THE “CONFIRMATION HEARING”).  OBJECTIONS, IF ANY, TO CONFIRMATION OF THE PLAN MUST BE FILED AND SERVED ON OR BEFORE [                    ], 2010 AT 4:00 P.M.  (PREVAILING PACIFIC TIME).  THE CONFIRMATION HEARING MAY BE ADJOURNED FROM TIME TO TIME WITHOUT FURTHER NOTICE EXCEPT FOR AN ANNOUNCEMENT MADE AT THE CONFIRMATION HEARING OR AT ANY SUBSEQUENT ADJOURNED DATE OF THE CONFIRMATION HEARING.

THIS DISCLOSURE STATEMENT (THE “DISCLOSURE STATEMENT”) IS BEING DISTRIBUTED FOR THE PURPOSE OF SOLICITING ACCEPTANCES OF THE PLAN FROM THE PARTIES ENTITLED TO VOTE ON THE PLAN.  THE DEBTORS INTEND TO SEEK TO CONFIRM THE PLAN AND TO CAUSE THE EFFECTIVE DATE OF THE PLAN TO OCCUR PROMPTLY AFTER CONFIRMATION OF THE PLAN.  HOWEVER, THERE CAN BE NO ASSURANCE AS TO WHETHER OR WHEN THE CONFIRMATION OR THE EFFECTIVE DATE OF THE PLAN ACTUALLY WILL OCCUR.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND BANKRUPTCY RULE 3016(b) AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NONBANKRUPTCY LAW.  THIS DISCLOSURE STATEMENT HAS BEEN NEITHER REVIEWED NOR APPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.  THE INFORMATION IN THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN.  NO SOLICITATION OF VOTES TO ACCEPT THE PLAN MAY BE MADE EXCEPT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE.

A COPY OF THE PLAN IS ATTACHED AS EXHIBIT A HERETO.  ALL HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN ANY OF THE DEBTORS THAT ARE ENTITLED TO VOTE ON THE PLAN ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.  UNLESS OTHERWISE SPECIFIED HEREIN, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT WILL BE CORRECT AT ANY LATER DATE.  IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE TERMS OF THE PLAN, THE TERMS OF THE PLAN SHALL GOVERN.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT WILL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, OR AS A STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.  THIS DISCLOSURE STATEMENT WILL NOT BE ADMISSIBLE IN ANY BANKRUPTCY OR NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY (OTHER THAN IN CONNECTION WITH APPROVAL OF THIS DISCLOSURE STATEMENT OR CONFIRMATION OF THE PLAN), NOR WILL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS.  YOU ARE ADVISED TO OBTAIN INDEPENDENT EXPERT ADVICE ON SUCH SUBJECTS.

THE OFFER OF NEW DEBT INSTRUMENTS OR EQUITY SECURITIES TO HOLDERS OF CERTAIN CLASSES OF CLAIMS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR SIMILAR STATE

SECURITIES OR “BLUE SKY” LAWS.  THE OFFERS AND ISSUANCES ARE BEING MADE IN RELIANCE ON THE EXEMPTION FROM REGISTRATION SPECIFIED IN SECTION 1145 OF THE BANKRUPTCY CODE OR OTHER EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT.  NONE OF THE NEW DEBT INSTRUMENTS OR EQUITY SECURITIES TO BE ISSUED UNDER OR IN CONNECTION WITH THE PLAN OR UPON EXERCISE OF ANY WARRANTS OR OPTIONS CONTEMPLATED BY THE PLAN HAS BEEN APPROVED OR DISAPPROVED BY THE SEC OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND NEITHER THE SEC NOR ANY SUCH STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN OR OTHERWISE MADE BY THE DEBTORS INVOLVE MATERIAL RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE BASED ON NUMEROUS FACTORS, INCLUDING FACTORS THAT ARE BEYOND THE DEBTORS’ CONTROL.  ACCORDINGLY, THE DEBTORS’ FUTURE PERFORMANCE AND FINANCIAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN ANY SUCH FORWARD-LOOKING STATEMENTS.  SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED IN THIS DISCLOSURE STATEMENT.  THE DEBTORS DO NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE FORWARD-LOOKING STATEMENTS EVEN IF EXPERIENCE OR FUTURE CHANGES MAKE IT CLEAR THAT ANY PROJECTED RESULTS EXPRESSED OR IMPLIED THEREIN WILL NOT BE REALIZED.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN EVENTS IN THE DEBTORS’ CHAPTER 11 CASES AND CERTAIN DOCUMENTS RELATED TO THE PLAN THAT ARE ATTACHED HERETO OR HAVE BEEN OR WILL BE SEPARATELY FILED WITH THE BANKRUPTCY COURT.  ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THE SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS.  IN THE EVENT OF ANY CONFLICT, INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION OF THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER SUCH DOCUMENTS, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN AND CONTROL FOR ALL PURPOSES.  EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED, FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT.  THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSES OF THE TERMS OF THE PLAN IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.  IMPORTANTLY, PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST IN A VOTING CLASS SHOULD REVIEW THE PLAN IN ITS ENTIRETY AND CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT AND ANY EXHIBITS HERETO, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL IN SECTION [X] HEREIN, “PLAN-RELATED RISK FACTORS.”

EXCEPT AS OTHERWISE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT NECESSARILY BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

IRS CIRCULAR 230 NOTICE:  TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND INTERESTS ARE HEREBY NOTIFIED THAT:  (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS OR INTERESTS FOR PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

DISCLOSURE STATEMENT TO ACCOMPANY JOINT
CHAPTER 11 PLAN OF REORGANIZATION FOR
STATION CASINOS, INC. AND ITS AFFILIATED  DEBTORS

v

	F.	Gaming Regulatory Compliance	59
	G.	Cancellation of Existing Securities and Agreements	59
	H.	Surrender of Securities	59
	I.	Provisions for Resolving and Treating Disputed Claims	59
	J.	Treatment of Executory Contracts and Unexpired Leases	60
	K.	Effect of Confirmation of the Plan on Debtors	61
	L.	Summary of Other Provisions of the Plan	66
V.	CONFIRMATION AND CONSUMMATION PROCEDURE		67
	A.	Confirmation of the Plan	67
	B.	Conditions to Confirmation and Effectiveness	70
VI.	SECURITIES LAW MATTERS		71
	A.	U.S. Securities Law Matters	71
	B.	Section 1145 of the Bankruptcy Code	71
	C.	Section 4(2) of the Securities Act/Regulation D	72
	D.	Rule 144 and Rule 144A	72
VII.	FINANCIAL INFORMATION, PROJECTIONS AND VALUATION ANALYSIS		73
	A.	Overview of Business Plan	73
	B.	Projections	73
VIII.	RISK FACTORS		73
	A.	Certain Bankruptcy Considerations	73
	B.	Risks Related to the Reorganized Debtors’ Significant Indebtedness	75
	C.	Risks Relating to New Equity Securities	76
	D.	Business Risks	76
	E.	Material United States Federal Income Tax Considerations	82
IX.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		82
	A.	Liquidation Under Chapter 7	82
	B.	Alternative Plans of Reorganization	82
X.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		83
XI.	CONCLUSION AND RECOMMENDATION		83

SCHEDULES AND EXHIBITS

List of Debtors	Schedule I

List of Non-Debtor Affiliates	Schedule II

The Plan	Exhibit A

Schematic of Restructuring Transactions	Exhibit B

Liquidation Analysis	Exhibit C

Projected Financial Information	Exhibit D

I.                                         INTRODUCTION

Station Casinos, Inc. (“SCI”), FCP PropCo, LLC (“Propco”) and certain of their subsidiaries and affiliates, as debtors and debtors in possession (each, a “Debtor,” and, collectively, the “Debtors”), submit this disclosure statement (the “Disclosure Statement”) pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”) to holders of Claims against and Equity Interests in the Debtors in connection with:  (i) the solicitation of acceptances of the Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. And Its Affiliated Debtors, dated March 24, 2010, as the same may be amended (the “Plan”), filed with the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”); and (ii) the hearing to consider confirmation of the Plan (the “Confirmation Hearing”), scheduled for [              ], 2010 at [      ] (prevailing Pacific time).  Unless otherwise defined herein, all capitalized terms contained in this Disclosure Statement shall have the meanings ascribed to them in the Plan.  Headings are for convenience of reference and will not affect the meaning or interpretation of the Disclosure Statement.

This solicitation is being conducted at this time in order to obtain sufficient votes to enable the Plan to be confirmed by the Bankruptcy Court.

The Plan sets forth how the Debtors’ assets and operations will be reorganized and how Claims against and Equity Interests in the Debtors will be treated if the Plan is confirmed by the Bankruptcy Court and is thereafter consummated.  This Disclosure Statement describes certain aspects of the Plan and how it will be implemented if confirmed, the Debtors’ business operations, significant events leading to and occurring during the Chapter 11 Cases, and related matters.  FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT AND ALL RELATED EXHIBITS AND SCHEDULES IN THEIR ENTIRETY.

Attached as Schedules and Exhibits to this Disclosure Statement are copies of the following documents:

•	Schedule I	List of Debtors

•	Schedule II	List of Non-Debtor Affiliates

•	Exhibit A	The Plan

•	Exhibit B	Schematic of Restructuring Transactions

•	Exhibit C	Liquidation Analysis

•	Exhibit D	Projected Financial Information

THE DEBTORS BELIEVE THAT THE PLAN COMPLIES WITH ALL PROVISIONS OF THE BANKRUPTCY CODE AND WILL ENABLE THEM TO RESTRUCTURE OR OTHERWISE SATISFY THEIR DEBT SUCCESSFULLY AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11.  THE DEBTORS THEREFORE BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THE DEBTORS’ ESTATES AND THEIR RESPECTIVE CREDITORS.

The Plan has the support of creditors holding substantially all the Claims against Propco and the Mezzco Debtors (as defined in the Plan).  Those creditors include: (i) the Mortgage Lenders to Propco, who collectively are owed approximately $1.8 billion in principal amount; (ii) the lenders to each of the Mezzco Debtors (the “Mezzco Lenders”), who collectively are owed approximately $675 million in principal amount from their respective borrowers; and (iii) Propco’s Swap Counterparty, which holds an unsecured Claim against Propco that constitutes the vast majority of third party unsecured claims against Propco.

Propco’s obligations to the Mortgage Lenders are secured by Red Rock Casino Resort Spa, Palace Station, Boulder Station, and Sunset Station and certain related assets (collectively, the “Propco Properties”).  Under the Plan, the Propco Properties will be transferred to the Mortgage Lenders through their designee, New Propco, in satisfaction of the Mortgage Lenders’ existing secured claims against Propco.  New Propco will be an entity newly formed by the Mortgage Lenders to own and operate the Propco Properties upon consummation of the Plan.  The Debtors are advised that, in conjunction with the transfer of the Propco Properties to New Propco under the Plan:

•                  the Mortgage Lenders have agreed to sell 50% of the equity in New Propco to an affiliate of Fertitta Gaming, LLC, a newly-formed entity owned by Frank Fertitta III and Lorenzo Fertitta (“FG”), for $85.6 million in cash (with a portion of that equity to be subsequently sold to an affiliate of Colony Capital, LLC);

•                  New Propco will enter into a new $1.6 billion credit facility with the Mortgage Lenders; and

•                  New Propco will enter into a long-term management agreement with FG, whereby FG will operate the Propco Properties and provide comprehensive management services to New Propco in connection therewith.

The Debtors are further advised that the Mortgage Lenders, the Mezzco Lenders, the Swap Counterparty, FG and the Fertittas have entered into agreements (the “Support Agreements”) outlining the terms and conditions of their agreement to support the Plan and the various transactions relating to the ownership and operation of New Propco upon consummation of the Plan.  None of the Debtors are parties to those Support Agreements, but the Debtors have reviewed the Support Agreements and believe that the Plan is (and as amended as described below will be) consistent with the Support Agreements.

With respect to the assets of SCI and its subsidiaries that are not part of or related to the Propco Properties (the “Opco Properties”), the Plan contemplates that SCI will conduct an orderly sale process for the Opco Properties on a going concern basis, under the supervision of the Bankruptcy Court and in a manner designed to procure the highest and best transaction available for the Opco Properties (the “Sale Process”).  The Debtors anticipate amending this Disclosure Statement and the Plan on or before April 10, 2010 to more fully describe and implement the Sale Process and the transactions contemplated by the Support Agreements.

A.                                    Purpose, Limitations and Structure of this Disclosure Statement

The purpose of this Disclosure Statement is to provide those holders of Claims against and Equity Interests in the Debtors that are entitled to vote on the Plan with adequate information to make an informed decision as to whether to accept or reject the Plan.  The information in this Disclosure Statement may not be relied upon for any other purpose, and nothing contained in this Disclosure Statement shall constitute an admission of any fact or liability or as a stipulation or waiver by any party, or be admissible in any other case or any bankruptcy or nonbankruptcy proceeding involving any of the Debtors or any other party, or be deemed conclusive advice on the tax, securities or other legal effects of the Plan.

[On [    ], 2010, after notice and a hearing, the Bankruptcy Court issued an order (the “Disclosure Statement Order”) approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable a hypothetical, reasonable investor being solicited to make an informed judgment whether to accept or reject the Plan.  APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT CONSTITUTES A DETERMINATION THAT THE DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION REGARDING THE PLAN, BUT DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.]

Unless otherwise specified herein, the statements contained in this Disclosure Statement are made only as of the date hereof.  Delivery of this Disclosure Statement after such date does not mean that the information set forth in this Disclosure Statement remains unchanged since such date or the date of the materials relied upon in preparing this Disclosure Statement.  The Debtors have prepared the information contained in this Disclosure Statement in good faith, based upon the information available to them.  Moreover, certain of the statements contained in this Disclosure Statement, by their nature, are forward-looking and contain estimates, assumptions and projections, and there can be no assurance that these forward-looking statements will be correct at any later date.

Except as otherwise expressly stated, no audit of the financial information contained in this Disclosure Statement has been conducted.

If you are eligible to vote on the Plan, this Disclosure Statement and certain related solicitation materials should have been delivered to you.  There are certain documents and other materials identified in this Disclosure Statement and the Plan that are not attached to this Disclosure Statement or the Plan (such documents and materials, the “Plan Supplement”).  The Plan Supplement will be filed with the Bankruptcy Court on or before the date that is ten (10) days prior to the deadline to vote to accept or reject the Plan.  Once it is filed, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  You may obtain a copy of the Plan Supplement once it is filed, or any of the schedules and exhibits to this Disclosure Statement, by accessing the website of the claims agent appointed in these chapter 11 cases (the “Chapter 11 Cases”), at www.kccllc.com, or by sending a written request to the Debtors’ counsel, Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, 30th Floor, Los Angeles, CA 90017, Attention:  Robert C. Shenfeld, Esq.

If you have any questions about the packet of materials you have received, you may contact the Debtors’ counsel by mail at the address listed above, or by phone at (213) 892-4000.

B.                                    Summary of Classification and Treatment of Claims and Equity Interests Under the Plan

The Plan is proposed by Station Casinos, Inc., a Nevada corporation (“SCI”), FCP PropCo, LLC, a Delaware limited liability company (“Propco”), and the following affiliated debtors and debtors in possession:

•                  The three entities that own the existing equity interests in SCI (collectively, the “Parent Debtors”):

•                  FCP Holding, Inc. (owner of 74.8294% of non-voting stock in SCI);

•                  Fertitta Partners, LLC (owner of 25.1706% of non-voting stock in SCI); and

•                  FCP VoteCo, LLC (owner of 100% of voting stock in SCI);

•                  Four entities that are direct or indirect wholly owned subsidiaries of SCI (collectively, the “Other Opco Debtors”):

•                  Northern NV Acquisitions, LLC;

•                  Tropicana Station, LLC;

•                  River Central, LLC; and

•                  Reno Land Holdings, LLC.

•                  The nine entities that comprise the “MezzCo” debtors (collectively, the “Mezzco Debtors”):

•                  FCP MezzCo Parent, LLC;

•                  FCP MezzCo Parent Sub, LLC;

•                  FCP MezzCo Borrower VII, LLC;

•                  FCP MezzCo Borrower VI, LLC;

•                  FCP MezzCo Borrower V, LLC;

•                  FCP MezzCo Borrower IV, LLC;

•                  FCP MezzCo Borrower III, LLC;

•                  FCP MezzCo Borrower II, LLC; and

•      FCP MezzCo Borrower I, LLC.

SCI also has various other direct and indirect subsidiaries and affiliates (collectively, the “Non-Debtor Affiliates”) that have not filed for bankruptcy relief and have continued to operate their businesses in the ordinary course during the pendency of the Debtors’ chapter 11 cases.  The Plan contemplates certain transactions involving the Debtors and various of the Non-Debtor Affiliates, including certain asset transfers, mergers and other transactions, as part of the implementation of the Plan.  For a description of those transactions, please see Article V of the Plan (“Means for Implementation of the Plan”), Section IV.C of this Disclosure Statement and Exhibit B to this Disclosure Statement, which contains a schematic outlining the various transactions that are proposed to implement the Plan.

Although the Chapter 11 Cases are jointly administered pursuant to an order of the Bankruptcy Court, the Debtors are not proposing the substantive consolidation of their respective bankruptcy estates.  Thus, the Plan provides for the separate classification and treatment of creditors and equity holders for each of the respective eighteen Debtors.  The Debtors are submitting their plans jointly, covered by a single Disclosure Statement, to simplify drafting and to avoid duplicative costs relating to the preparation and distribution of multiple plans and disclosure statements.  Accordingly, the Plan generally applies to all of the Debtors, except where otherwise indicated.

As described more fully in this Disclosure Statement, the Plan provides for significant distributions on account of certain Allowed Claims in the form of asset transfers, cash payments, assumption of specified liabilities, new debt instruments and new equity securities that will result from the Debtors’ realization of value for their respective assets pursuant to various Plan-related transactions.  The Plan distributions will be in various amounts and will take various forms, depending on the classification and treatment of any particular Claim against or Equity Interest in any particular Debtor.  The following tables summarize the classification and treatment of Claims and Equity Interests for each Debtor under the Plan.  For a more detailed description of the classification and treatment of Claims and Equity Interests under the Plan, please see Section IV.B

1.             Claims and Equity Interests Against Parent Debtors

(A)          FCP Holding, Inc.

Class	Claim	Treatment	Status	Estimated Amount of Claims(1)	Estimated Recovery (as % of Claim amount)
FHI.1	Prepetition Mortgage Loan Guaranty Claims	Extinguished and discharged with no recovery	Impaired	Contingent	—
FHI.2	Prepetition Mezzanine Loan Guaranty Claims	Extinguished and discharged with no recovery	Impaired	Contingent	—
FHI.3	Land Loan Guaranty Claims	Extinguished and discharged with no recovery	Impaired	Contingent	—
FHI.4	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired	—	—
FHI.5	Intercompany Claims	Extinguished and discharged with no recovery	Impaired	—	—
FHI.6	Equity Interests	Extinguished and discharged with no recovery	Impaired	—	—

(B)          Fertitta Partners LLC

(1)           These estimates were compiled based upon a review of the Debtors’ schedules and filed proofs of claim.  These estimates may change as the claims analysis and objection process proceeds.

Class	Claim	Treatment	Status	Estimated Amount of Claims	Estimated Recovery (as % of Claim amount)
FP.1	Prepetition Mortgage Loan Guaranty Claims	Extinguished and discharged with no recovery	Impaired	Contingent	—
FP.2	Prepetition Mezzanine Loan Guaranty Claims	Extinguished and discharged with no recovery	Impaired	Contingent	—
FP.3	Land Loan Guaranty Claims	Extinguished and discharged with no recovery	Impaired	Contingent	—
FP.4	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired	—	—
FP.5	Intercompany Claims	Extinguished and discharged with no recovery	Impaired	—	—
FP.6	Equity Interests	Extinguished and discharged with no recovery	Impaired	—	—

(C)           FCP Voteco, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claims	Estimated Recovery (as % of Claim amount)
VC.1	Prepetition Mortgage Loan Guaranty Claims	Extinguished and discharged with no recovery	Impaired	Contingent	—
VC.2	Prepetition Mezzanine Loan Guaranty Claims	Extinguished and discharged with no recovery	Impaired	Contingent	—
VC.3	Land Loan Guaranty Claims	Extinguished and discharged with no recovery	Impaired	Contingent	—
VC.4	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired	—	—
VC.5	Intercompany Claims	Extinguished and discharged with no recovery	Impaired	—	—
VC.6	Equity Interests	Extinguished and discharged with no recovery	Impaired	—	—

2.             Claims and Equity Interests Against Propco

Class	Claim	Treatment	Status	Estimated Amount of Claims	Estimated Recovery (as % of Claim amount)
P.1	Other Secured Claims	Payment in full in Cash or otherwise left Unimpaired	Unimpaired		100%
P.2	Prepetition Mortgage Loan Claims	a. All New Propco Transferred Assets, delivered to New Propco as designee of Mortgage Lenders	Impaired

Class	Claim	Treatment	Status	Estimated Amount of Claims	Estimated Recovery (as % of Claim amount)
b. Pro Rata shares of Propco Excess Effective Date Cash and any recoveries received by Propco on account of its Claims against SCI
P.3	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired
P.4	Intercompany Claims	Extinguished and discharged with no recovery	Impaired
P.5	Equity Interests	Surrendered to FCP MezzCo Borrower I, LLC in satisfaction of its pledge of those Equity Interests, then immediately shall be cancelled and extinguished with no recovery	Impaired

3.             Claims and Equity Interests Against Mezzco Debtors

(A)          FCP MezzCo Parent, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claims	Estimated Recovery (as % of Claim amount)
MP.1	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired		—
MP.2	Intercompany Claims	Extinguished and discharged with no recovery	Impaired		—
MP.3	Equity Interests	Extinguished and discharged with no recovery	Impaired	n/a	—

(B)          FCP MezzCo Parent Sub, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claims	Estimated Recovery (as % of Claim amount)
MS.1	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired		—
MS.2	Intercompany Claims	Extinguished and discharged with no recovery	Impaired		—
MS.3	Equity Interests	Extinguished and discharged with no recovery	Impaired	n/a	—

(C)          FCP Mezzco Borrower VII, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claims	Estimated Recovery (as % of Claim amount)
M7.1	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired		—
M7.2	Intercompany Claims	Extinguished and discharged with no recovery	Impaired		—
M7.3	Equity Interests	Extinguished and discharged with no recovery	Impaired	n/a	—

(D)          FCP Mezzco Borrower VI, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
M6.1	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired		—
M6.2	Intercompany Claims	Extinguished and discharged with no recovery	Impaired		—
M6.3	Equity Interests	Extinguished and discharged with no recovery	Impaired	n/a	—

(E)           FCP Mezzco Borrower V, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
M5.1	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired		—
M5.2	Mezz IV Pledge Claims	Extinguished and discharged with no recovery	Impaired		—
M5.3	Intercompany Claims	Extinguished and discharged with no recovery	Impaired		—
M5.4	Equity Interests	Extinguished and discharged with no recovery	Impaired	n/a	—

(F)           FCP Mezzco Borrower IV, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
M4.1	Mezz IV Loan Claims	Equity Interests in FCP	Impaired	—

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
Mezzco Borrower III, LLC; then extinguished and discharged with no recovery
M4.2	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired		—
M4.3	Intercompany Claims	Extinguished and discharged with no recovery	Impaired		—
M4.4	Equity Interests	Extinguished and discharged with no recovery	Impaired	n/a	—

(G)          FCP Mezzco Borrower III, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
M3.1	Mezz III Loan Claims	Equity Interests in FCP Mezzco Borrower II, LLC; then extinguished and discharged with no recovery	Impaired		—
M3.2	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired		—
M3.3	Intercompany Claims	Extinguished and discharged with no recovery	Impaired		—
M3.4	Equity Interests	Deemed surrendered to the Holders of Mezz IV Loan Claims in satisfaction of its pledge of those Equity Interests; extinguished and discharged with no recovery immediately upon such surrender	Impaired	n/a	—

(H)          FCP Mezzco Borrower II, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
M2.1	Mezz II Loan Claims	Equity Interests in FCP Mezzco Borrower I, LLC; then extinguished and discharged with no recovery	Impaired		—
M2.2	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired		—
M2.3	Intercompany Claims	Extinguished and discharged	Impaired		—

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
with no recovery
M2.4	Equity Interests	Deemed surrendered to the Holders of Mezz III Loan Claims in satisfaction of its pledge of those Equity Interests; extinguished and discharged with no recovery immediately upon such surrender	Impaired	n/a	—

(I)            FCP Mezzco Borrower I, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
M1.1	Mezz I Loan Claims	Equity Interests in Propco; then extinguished and discharged with no recovery	Impaired		—
M1.2	General Unsecured Claims	Extinguished and discharged with no recovery	Impaired		—
M1.3	Intercompany Claims	Extinguished and discharged with no recovery	Impaired		—
M1.4	Equity Interests	Deemed surrendered to the Holders of Mezz II Loan Claims in satisfaction of its pledge of those Equity Interests; extinguished and discharged with no recovery immediately upon such surrender	Impaired	n/a	—

4.             Claims and Equity Interests Against SCI

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
S.1	Other Secured Claims	Paid in full in Cash or otherwise left Unimpaired	Unimpaired		100%
S.2	Prepetition Opco Secured Claims	Pro Rata shares of Distributable New Opco Plan Consideration	Impaired
S.3	Master Lease Rejection Damage Claim	Transfer from SCI of all Master Lease Collateral, plus Pro Rata share of any	Impaired

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
Distributable New Opco Plan Consideration Available to Classes S.3 – S.7 after satisfaction in full of Class S.2.
S.4	General Unsecured Claims	Pro Rata share of any Distributable New Opco Plan Consideration Available to Classes S.3 – S.7 after satisfaction in full of Class S.2.	Impaired
S.5	Senior Notes Claims

Pro Rata share of any Distributable New Opco Plan Consideration Available to Classes S.3 – S.7 after satisfaction in full of Class S.2; plus any distributions that would otherwise be made to Class S.6 in the absence of contractual subordination.

Impaired
S.6	Subordinated Notes Claims	Extinguished and discharged with no recovery	Impaired
S.7	Mortgage Lender Claims Against SCI	Pro Rata share of any Distributable New Opco Plan Consideration Available to Classes S.3 – S.7 after satisfaction in full of Class S.2.	Impaired
S.8	Convenience Class	TBD	TBD
S.9	Intercompany Claims	TBD	Impaired
S.10	Equity Interests	Deemed surrendered to the Holders of Mezz I Loan Claims in satisfaction of pledge of those Equity Interests; extinguished and discharged with no recovery immediately upon such surrender	Impaired	n/a	—

5.             Claims and Equity Interests Against Other Opco Debtors

(A)          Northern NV Acquisitions, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
NA.1	Other Secured Claims	Paid in full in Cash or otherwise left Unimpaired	Unimpaired		100%
NA.2	General Unsecured Claims	Pro Rata share of that amount, if any, of Distributable New Opco Plan Consideration allocable to this Debtor	Unimpaired
NA.3	Equity Interests	Pro Rata share of that amount, if any, of Distributable New Opco Plan Consideration allocable to this Debtor, after satisfaction in full of all Claims in Classes NA.1 and NA.2	TBD	n/a

(B)          Reno Land Holdings, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
RL.1	Other Secured Claims	Paid in full in Cash or otherwise left Unimpaired	Unimpaired		100%
RL.2	General Unsecured Claims	Pro Rata share of that amount, if any, of Distributable New Opco Plan Consideration allocable to this Debtor	Unimpaired
RL.3	Equity Interests	Pro Rata share of that amount, if any, of Distributable New Opco Plan Consideration allocable to this Debtor, after satisfaction in full of all Claims in Classes RL.1 and RL.2	TBD	n/a

(C)          River Central, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
RC.1	Other Secured Claims	Paid in full in Cash or otherwise left Unimpaired	Unimpaired		100%
RC.2	General Unsecured Claims	Pro Rata share of that	Unimpaired

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
amount, if any, of Distributable New Opco Plan Consideration allocable to this Debtor
RC.3	Equity Interests	Pro Rata share of that amount, if any, of Distributable New Opco Plan Consideration allocable to this Debtor, after satisfaction in full of all Claims in Classes RC.1 and RC.2	TBD	n/a

(D)          Tropicana Station, LLC

Class	Claim	Treatment	Status	Estimated Amount of Claim	Estimated Recovery (as % of Claim amount)
TS.1	Other Secured Claims	Paid in full in Cash or otherwise left Unimpaired	Unimpaired		100%
TS.2	General Unsecured Claims	Pro Rata share of that amount, if any, of Distributable New Opco Plan Consideration allocable to this Debtor	Unimpaired
TS.3	Equity Interests	Pro Rata share of that amount, if any, of Distributable New Opco Plan Consideration allocable to this Debtor, after satisfaction in full of all Claims in Classes TS.1 and TS.2	TBD	n/a

C.            Voting on the Plan

The Disclosure Statement Order approved certain procedures governing the solicitation of votes on the Plan from holders of Claims against and Equity Interests in the Debtors, which procedures are described below.

1.             Classes Entitled to Vote

Pursuant to the provisions of the Bankruptcy Code, only holders of claims or interests that are members of a class that (a) is “impaired” within the meaning of section 1124 of the Bankruptcy Code (an “Impaired Class”) and (b) is not deemed to have rejected the plan under section 1126(g) of the Bankruptcy Code are entitled to vote to accept or reject a plan of reorganization (each, a “Voting Class”).  Classes of claims or interests that are not impaired under Bankruptcy Code section 1124 are conclusively presumed to have accepted the plan and are not entitled to vote to accept or reject the plan.  Impaired Classes consisting of members that will receive no recovery under the plan are deemed to have rejected the plan under Bankruptcy Code section 1126(g) and are not entitled to vote to accept or reject the plan.

Only holders of record of Claims or Equity Interests as of the date of the entry of the Disclosure Statement Order (i.e. [            ], 2010) that are classified in Voting Classes have been sent a copy of this Disclosure Statement and an appropriately customized Ballot.

Under the Plan, the Voting Classes are Classes                                     .

Under the Plan, the Classes that are not entitled to vote (each, a “Non-Voting Class”) are                             .

2.             Votes Required for Acceptance of the Plan by a Class

Pursuant to the Bankruptcy Code, a class of claims is considered to have accepted a proposed plan of reorganization if the plan is accepted by more than one-half of the class members that actually voted on the plan, holding at least two-thirds in terms of dollar amount of the claims in that class for which a valid ballot was submitted.  Thus, for each of Classes [      ] under the Plan, the Class will have accepted the Plan if, of the total number of Class members that vote, more than one-half vote to accept the Plan, and such majority of voters holds at least two-thirds of the total dollar amount of the Claims in that Class for which a Ballot was properly submitted.

Pursuant to the Bankruptcy Code, a class of equity interests is considered to have accepted a proposed plan of reorganization if the plan is accepted by holders of at least two-thirds in amount of the allowed interests in that class for which a valid ballot was submitted.  Thus, for each of Classes [      ] under the Plan, the Class will have accepted the Plan if of the total number of interests held by members that vote, holders of at least two-thirds of the amount of interests for which Ballots were cast vote to accept the Plan.

3.             Tabulation of Votes

A vote to accept or reject the Plan may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such vote was not cast in good faith or was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.  A Ballot that does not indicate the acceptance or rejection of the Plan or that indicates both acceptance and rejection of the Plan will be disregarded.  If the holder of a Claim or Equity Interest does not properly submit its Ballot, or that holder’s vote is disregarded, that holder and that holder’s Claim or Equity Interest will not be included in deciding whether the requisite number of Class members and amount of Claims or Equity Interests voted to accept or reject the Plan.

If one or more of the Classes of Claims or Equity Interests entitled to vote on the Plan rejects the Plan, the Debtors reserve the right to amend the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code, or both, without providing further notice to the holders of any Claim or Equity Interest.  Section 1129(b) of the Bankruptcy Code permits the confirmation of a plan of reorganization notwithstanding the non acceptance of the plan by one or more Impaired Classes of claims or interests.  Under that section, a plan may be confirmed if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non accepting class.  Holders of Claims and Equity Interests should assume that, if one or more of the Classes of Claims or Equity Interests entitled to vote on the Plan reject the Plan, the Debtors will amend the Plan, as required, and request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code, or both, at the currently scheduled Confirmation Hearing (as defined herein).  For a more detailed description of the requirements for confirmation of a plan that has been rejected by one or more classes, please see Section V.A.

4.             Voting Instructions

If you are entitled to vote on the Plan, a Ballot is enclosed with this Disclosure Statement.  If you are entitled to vote in more than one Class, you will receive separate Ballots for each Claim or Equity Interest, which must be used for each separate Class of Claims and Equity Interests.  Please refer to your Ballot and the Disclosure Statement Order for more specific instructions on voting on the Plan.

The Debtors and                      recommend that you vote in favor of confirmation of the Plan.

If you are a holder of record of a Claim or Equity Interest:

Please vote and return your ballot(s) in accordance with the instructions set forth herein and in the instructions accompanying your Ballot(s), to:

Station Casinos Ballot Processing Center

c/o Kurtzman Carson Consultants LLC

2335 Alaska Avenue

El Segundo, CA  90295

TO BE COUNTED, YOUR EXECUTED BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED AT ONE OF THE ADDRESSES ABOVE NO LATER THAN 4:00 P.M.  (PREVAILING PACIFIC TIME) ON [                    ], 2010 (THE “VOTING DEADLINE”).  ANY BALLOT RECEIVED THAT IS NOT EXECUTED, DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN, OR INDICATES BOTH ACCEPTANCE AND REJECTION OF THE PLAN WILL BE DISREGARDED.  DO NOT RETURN ANY OTHER DOCUMENTS WITH YOUR BALLOT.  FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

If you hold your Claim through a nominee:

Holders of [                                        ] who are the beneficial owners of the                                          Claims, as applicable, but hold those securities through a nominee who is the record holder of such security, must submit their votes as directed by the record holder or nominee.  Record holders have two options for soliciting votes from their beneficial holders:  (i) record holders may pre-validate a ballot by completing the first item in the ballot, executing the ballot and sending that pre-validated ballot to the beneficial holder with instructions for the beneficial holder to complete the remaining portions of the ballot and deliver it to the Voting Agent prior to the Voting Deadline, or (ii) record holders may send a ballot which is not pre-validated to the beneficial holder with instructions to complete all items in the ballot, execute the ballot and return the executed ballot to the record holder.  In the case of clause (ii), the record holder will then tabulate on a master ballot all of the information contained in all of the ballots submitted to it by its beneficial holders, execute the master ballot and deliver the executed master ballot to the Voting Agent prior to the Voting Deadline.  In the case of clause (ii), it is important that beneficial holders return their ballots to their record holder sufficiently in advance of the Voting Deadline to allow the record holder to prepare and submit its master ballot prior to the Voting Deadline.  For more detailed instructions on the balloting procedures, see the voting instructions attached to the Ballot enclosed with this Disclosure Statement.

5.                                       Inquiries

If you are a holder of a Claim or Equity Interest entitled to vote on the Plan and either did not receive a Ballot, received a damaged Ballot, or lost your Ballot, or if you have questions about the procedures for voting your Claim or Equity Interest, or about the packet of materials that you received, please contact Kurtzman Carson Consultants LLC (the “Voting Agent”), at 2335 Alaska Avenue, El Segundo, CA 90295, Attention:  Station Casinos Ballot Processing, or by telephone at [                    ].

If you wish to obtain additional copies of the Plan, this Disclosure Statement, or the exhibits to those documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, Los Angeles, CA 90017, Attention:  Robert C. Shenfeld, Esq. by telephone at (213) 892-4000 or by electronic mail at rshenfeld@milbank.com.

D.                                    Confirmation Hearing

Pursuant to Bankruptcy Code section 1128, the Confirmation Hearing will commence on [                    ], 2010, beginning at [       a.m.] (prevailing Pacific time), before the Honorable Gregg W. Zive, United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Nevada, 300 Booth Street, Reno, Nevada 89509.  The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before [                    ], 2010 at 4:00 p.m. (prevailing Pacific time).  The Confirmation Hearing may be adjourned from time to time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.  Subsequent to the Confirmation Hearing, the Bankruptcy Court may issue an Order confirming the Plan (the “Confirmation Order”).

E.                                      Overview of Chapter 11 Process

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors, and its equity interest holders.  In addition to permitting rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of the debtor’s assets.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor in property as of the Petition Date.  The Bankruptcy Code provides that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case.  A plan of reorganization sets forth the terms for satisfying claims against and equity interests in a debtor.  Upon confirmation of a plan of reorganization, it is binding on the debtor, any issuer of securities under the plan, and any creditor or equity interest holder of the debtor.  Subject to certain limited exceptions, the confirmation order discharges the debtor from any debts that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

After a chapter 11 plan has been filed, holders of certain claims against and equity interests in a debtor are permitted to vote to accept or reject such plan.  Before soliciting acceptances of the proposed plan, however, a debtor is required under section 1125 of the Bankruptcy Code to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan.

The Debtors are submitting this Disclosure Statement to holders of Claims against and Equity Interests in the Debtors to satisfy the requirements of section 1125 of the Bankruptcy Code.  This Disclosure Statement sets forth specific information regarding the pre-bankruptcy history of the Debtors (within the context of the greater Station Casinos enterprise), the nature and progress of the Chapter 11 Cases, and the anticipated organizational and capital structure and operations of the Station properties after confirmation of the Plan and emergence from chapter 11.  This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, certain risk factors associated with the debt and equity securities that will be issued to holders of certain Classes of Claims and Equity Interests, and the manner in which distributions will be made under the Plan.  In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims and Equity Interests entitled to vote must follow in order for their votes to be counted.

II.                                     GENERAL INFORMATION ABOUT STATION CASINOS

The Debtors and each of their Non-Debtor Affiliates (listed in Schedule II hereto) form a consolidated gaming and entertainment enterprise that currently owns and operates ten major hotel/casino properties (two of which are 50% owned) under the SCI and Fiesta brand names and eight smaller casino properties (three of which are 50% owned) in the Las Vegas metropolitan area, as well as manages a casino for a Native American tribe (such consolidated enterprise, “Station Casinos”).

A.                                    Description and History of Station Casinos’ Business

1.                                       Operations

Station Casinos is a gaming and entertainment company that currently owns and operates ten major hotel/casino properties (two of which are 50% owned) under the Station and Fiesta brand names and eight smaller casino properties (three of which are 50% owned) in the Las Vegas metropolitan area.  Station Casinos also manages a casino for a Native American tribe.  Station Casinos’ growth strategy includes the master-planned expansions of its existing gaming facilities in Nevada, the development of gaming facilities on certain real estate that it owns or is under contract to acquire in the Las Vegas valley and Reno, Nevada, the evaluation and pursuit of additional acquisition or development opportunities in Nevada and other gaming markets and the pursuit of additional management agreements with Native American tribes.

SCI and its subsidiaries own and operate Palace Station Hotel & Casino (“Palace Station”), Boulder Station Hotel & Casino (“Boulder Station”), Texas Station Gambling Hall & Hotel (“Texas Station”), Sunset Station Hotel & Casino (“Sunset Station”), Santa Fe Station Hotel & Casino (“Santa Fe Station”), Red Rock Casino Resort Spa (“Red Rock”), Fiesta Rancho Casino Hotel (“Fiesta Rancho”), Fiesta Henderson Casino Hotel (“Fiesta Henderson”), Wild Wild West Gambling Hall & Hotel (“Wild Wild West”), Wildfire Casino—Rancho (“Wildfire Rancho”), Wildfire Casino—Boulder (“Wildfire Boulder”), Gold Rush Casino (“Gold Rush”) and Lake Mead Casino.  SCI and its subsidiaries also own a 50% interest in Green Valley Ranch Resort Spa Casino (“Green Valley Ranch”), Aliante Station Casino + Hotel (“Aliante Station”), Barley’s Casino & Brewing Company (“Barley’s”), The Greens Gaming and Dining (“The Greens”) and Wildfire Lanes and Casino (“Wildfire Lanes”).  Each of the Station casinos caters primarily to local Las Vegas area residents.  In addition, SCI and its subsidiaries manage Thunder Valley Casino (“Thunder Valley”) in Sacramento, California on behalf of the United Auburn Indian Community (“UAIC”).

Properties

Set forth below is certain information as of December 31, 2009 concerning the Station Casinos properties, all of which are owned and/or operated by subsidiaries of SCI except as otherwise indicated.  The properties are more fully described following the table.

	Hotel Rooms	Slots(1)	Gaming Tables(2)	Parking Spaces(3)	Acreage
Casino Properties
Palace Station	1,000	1,602	46	2,600	30
Boulder Station	300	2,468	41	4,800	54
Texas Station	200	1,998	31	5,900	47
Sunset Station	457	2,425	41	5,500	82
Santa Fe Station	200	2,686	47	5,200	38
Red Rock	815	2,418	64	6,800	64
Green Valley Ranch (50% owned)	490	2,340	55	3,900	40
Aliante Station (50% owned)	202	2,013	44	4,800	40
Fiesta Rancho	100	1,405	16	2,050	25
Fiesta Henderson	224	1,631	19	3,000	46
Other Properties
Wild Wild West	262	219	6	600	19
Wildfire Rancho	—	194	—	265	5
Wildfire Boulder	—	170	—	230	2
Gold Rush	—	151	—	125	1
Lake Mead Casino	—	83	—	64	3
Barley’s (50% owned)	—	199	—	—	—
The Greens (50% owned)	—	36	—	—	—
Wildfire Lanes (50% owned)	—	198	—	—	—
Managed Properties
Thunder Valley (4)	—	2,426	102	4,500	49

(1)          Includes slot and video poker machines and other coin-operated devices.

(2)          Generally includes blackjack (“21”), craps, roulette, pai gow poker, mini baccarat, let it ride, three-card poker, Texas hold’em and wild hold’em.  The Casino Properties, with the exception of Green Valley Ranch, also offer a keno lounge and bingo parlor.  The Casino Properties also offer a race and sports book and the Other Properties offer a sports book with the exception of The Greens and Lake Mead Casino.

(3)          Includes covered parking spaces of 1,900 for Palace Station, 1,900 for Boulder Station, 3,500 for Texas Station, 2,900 for Sunset Station, 4,500 for Santa Fe Station, 5,100 for Red Rock, 2,700 for Green Valley Ranch, 3,300 for Aliante Station, 1,000 for Fiesta Rancho and 1,100 for Fiesta Henderson.

(4)          A Non-Debtor Affiliate of SCI manages Thunder Valley on behalf of the UAIC.

Casino Properties

Palace Station

Palace Station is strategically located at the intersection of Sahara Avenue and Interstate 15, one of Las Vegas’ most heavily traveled areas.  Palace Station is a short distance from McCarran International Airport and from major attractions on the Las Vegas Strip and downtown Las Vegas.  Palace Station features a turn-of-the-20th-century railroad station theme with non-gaming amenities including newly remodeled hotel rooms, seven full-service restaurants, a 275-seat entertainment lounge, four additional bars, two swimming pools, an approximately 20,000-square-foot banquet and convention center, a gift shop and a non-gaming video arcade.

Boulder Station

Boulder Station, which opened in August 1994, is strategically located on Boulder Highway, immediately adjacent to the Interstate 515 interchange.  Boulder Station is located approximately four miles east of the Las Vegas Strip and approximately four miles southeast of downtown Las Vegas.  Boulder Station features a turn-of-the-20th-century railroad station theme with non-gaming amenities including five full-service restaurants, a 750-seat entertainment lounge, six additional bars, an 11-screen movie theater complex, a Kid’s Quest child care facility, a swimming pool, a non-gaming video arcade and a gift shop.

Texas Station

Texas Station, which opened in July 1995, is strategically located at the corner of Lake Mead Boulevard and Rancho Drive in North Las Vegas.  Texas Station features a friendly Texas atmosphere, highlighted by distinctive early Texas architecture with non-gaming amenities including five full-service restaurants, a Kid’s Quest child care facility, a 300-seat entertainment lounge, a 1,700-seat event center, eight additional bars, an 18-screen movie theater complex, a swimming pool, a non-gaming video arcade, a gift shop, a 60-lane bowling center and approximately 40,000 square feet of meeting and banquet space.

Sunset Station

Sunset Station, which opened in June 1997, is strategically located at the intersection of Interstate 515 and Sunset Road.  Multiple access points provide customers convenient access to the gaming complex and parking areas.  Situated in a highly concentrated commercial corridor along Interstate 515, Sunset Station has prominent visibility from the freeway and the Sunset commercial corridor.  Sunset Station is located approximately nine miles east of McCarran International Airport and approximately seven miles southeast of Boulder Station.  Sunset Station features a Spanish/Mediterranean-style theme with non-gaming amenities including seven full-service restaurants themed to capitalize on the familiarity of the restaurants at Station Casinos’ other properties, a 520-seat entertainment lounge, a 4,000-seat outdoor amphitheater, eight additional bars, a gift shop, a non-gaming video arcade, a 13-screen movie theater complex, a 72-lane bowling center, a Kid’s Quest child care facility and a swimming pool.

Santa Fe Station

In October 2000, a subsidiary of SCI purchased Santa Fe Station which is strategically located at the intersection of Highway 95 and Rancho Drive, approximately five miles northwest of Texas Station.  Santa Fe Station features non-gaming amenities including five full-service restaurants, a gift shop, a non-gaming video arcade, a swimming pool, a 500-seat entertainment lounge, seven additional bars, a 60-lane bowling center, a 16-screen movie theater complex, a Kid’s Quest child care facility and over 14,000 square feet of meeting and banquet facilities.

Red Rock

Red Rock, which opened on April 18, 2006, is strategically located on Charleston Boulevard at the Interstate 215/Charleston interchange in the Summerlin master-planned community in Las Vegas, Nevada.  Red Rock features an elegant desert oasis theme with a contemporary design, offering 815 hotel rooms featuring ultra-modern design filled with the most up-to-date luxury amenities.  In addition to its standard guestrooms, the hotel offers six styles of suites, including one-of-a-kind custom villas and penthouse suites.  Additional non-gaming amenities include ten full-service restaurants, a 16-screen movie theater complex, 94,000 square feet of meeting and convention space, a night club, a full-service spa, a 72-lane bowling center and a Kid’s Quest child care facility.

Green Valley Ranch

Green Valley Ranch, which opened in December 2001, is strategically located at the intersection of Interstate 215 and Green Valley Parkway in Henderson, Nevada.  Green Valley Ranch is approximately five minutes from McCarran International Airport and seven minutes from the Las Vegas Strip.  A subsidiary of SCI jointly developed the project on 40 acres of a 170-acre multi-use commercial development with GCR Gaming.  In addition to SCI’s indirect 50% ownership interest in Green Valley Ranch, a subsidiary of SCI is also the managing partner of Green Valley Ranch and receive a management fee equal to 2% of the property’s revenues and approximately 5% of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”).

Green Valley Ranch was designed to complement the Green Valley master-planned community.  The AAA Four Diamond resort features a Mediterranean-style villa theme with non-gaming amenities including eight full-service restaurants, a 4,200-square-foot non-gaming arcade, a state-of-the-art spa with outdoor pools, a 10-screen movie theater complex, two gift shops, approximately 65,000 square feet of meeting and convention space and an entertainment lounge.  Green Valley Ranch also offers an 8-acre complex featuring private poolside cabanas, a contemporary poolside bar and grill, one and a half acres of vineyards and an outdoor performance venue.

Aliante Station

Aliante Station, which opened in November  2008, is strategically located at the intersection of Interstate 215 and Aliante Parkway in North Las Vegas, Nevada.  A subsidiary of SCI jointly developed the project on 40 acres in the Aliante master-planned community with The Greenspun Corporation.  Aliante Station features a contemporary desert theme with non-gaming amenities including 202 hotel rooms, six full-service restaurants, a 16-screen movie theater complex, an entertainment lounge and approximately 14,000 square feet of meeting and banquet space.  A subsidiary of SCI receives a management fee equal to 2% of the property’s revenues and approximately 5% of EBITDA.

Fiesta Rancho

Fiesta Rancho was purchased in January 2001 and is strategically located at the intersection of Lake Mead Boulevard and Rancho Drive in North Las Vegas across from Texas Station.  Fiesta Rancho features a Southwestern theme with non-gaming amenities including three full-service restaurants, a gift shop, a non-gaming video arcade, a swimming pool, a 700-seat entertainment lounge, a regulation-size ice skating rink and four additional bars.

Fiesta Henderson

Fiesta Henderson was purchased in January 2001 and is strategically located at the intersection of Interstate 215 and Interstate 515 in Henderson, Nevada.  The property features four full-service restaurants, a 12-screen movie theater complex, a gift shop, a swimming pool, three bars and lounges and meeting space.

Other Properties

Wild Wild West

Wild Wild West was acquired in July 1998 and is strategically located on Tropicana Avenue and immediately adjacent to Interstate 15.  Wild Wild West’s non-gaming amenities include a full-service restaurant, a bar, a gift shop and a truck plaza.

Wildfire Rancho

Wildfire Rancho was acquired in January 2003 and is located on Rancho Drive across from Texas Station.  Wildfire Rancho’s non-gaming amenities include a lounge, outdoor patio and a full-service restaurant.

Wildfire Boulder & Gold Rush

Wildfire Boulder (formerly known as Magic Star) and Gold Rush were acquired in August 2005.  Wildfire Boulder is located on Boulder Highway in Henderson, Nevada.  Gold Rush is located at the intersection of Interstate 515 and Sunset Road, adjacent to Sunset Station in Henderson, Nevada.  Both properties offer non-gaming amenities which include a full service restaurant and a bar.

Lake Mead Casino

In September 2006, SCI purchased Lake Mead Casino located in Henderson, Nevada.  Lake Mead Casino’s non-gaming amenities include a full-service restaurant and bar.

Barley’s, The Greens and Wildfire Lanes

Barley’s, which opened in January 1996, is a casino and brew pub located in Henderson, Nevada.  Barley’s non-gaming amenities include a full-service restaurant, a pizza kitchen and a bar.  In November 2005, [SCI] purchased a 50% interest in The Greens, a restaurant and lounge, located in Henderson, Nevada.  The Greens’ non-gaming amenities include a full-service restaurant and bar.  In October 2007, [SCI] purchased a 50% interest in Wildfire Lanes (formerly known as Renata’s) located in Henderson, Nevada.  Wildfire Lanes’ non-gaming features include a full-service restaurant, a bar and an 18-lane bowling center.  [SCI] is the managing partner for Barley’s, The Greens and Wildfire Lanes and receive a management fee equal to approximately 10% of EBITDA.

Managed Properties

Thunder Valley

A subsidiary of SCI entered into a Development Services Agreement and a Management Agreement with the UAIC.  The seven-year Management Agreement was approved by the National Indian Gaming Commission (the “NIGC”) and expires in June 2010.  Pursuant to those agreements, and in compliance with a Memorandum of Understanding entered into by the UAIC and Placer County, California, a subsidiary of SCI developed, with the UAIC, Thunder Valley Casino, a gaming and entertainment facility located approximately seven miles north of Interstate 80 on Highway 65, in Placer County, California, near Sacramento, opened in June 2003.  A subsidiary of SCI receives a management fee equal to 24% of the facility’s net income (as defined in the management agreement).  Thunder Valley’s non-gaming amenities include three specialty restaurants, a 500-seat buffet, a food court and a center pit bar.

Expansion Opportunities

Although Station Casinos has a number of development and management opportunities in the Las Vegas Valley, Northern California, Reno, Nevada and other locations, such development and management opportunities require significant financial support from Station Casinos and third party financing, which may not be available on satisfactory terms and conditions.  In addition, the timing of these types of project is difficult to predict and is dependent upon the receipt of the necessary governmental and regulatory approvals.  SCI’s decision whether to proceed with any new gaming or development opportunity is dependent upon future economic and regulatory factors, the availability of acceptable financing and competitive and strategic considerations.  As many of these considerations are beyond SCI’s control, no assurances can be made that it will be able to proceed with any particular project.

Development and Acquisition Opportunities

In December 2006, a subsidiary of SCI entered into an amended and restated operating agreement with FBLV Holding Company LLC (“FBLV”), pursuant to which the parties contributed approximately 52 acres (with approximately 20 acres contributed by [SCI] for its 50% ownership and approximately 32 acres contributed by

FBLV for their 50% ownership) of improved and unimproved real property located along Rancho Road south of Palace Station in Las Vegas, Nevada into a joint venture.  It is anticipated that the joint venture will develop, construct and manage, pursuant to a master development plan, a mixed-use residential, retail and entertainment project on all or a portion of such property.  The timing, cost and scope of the project have yet to be determined.

Land Held for Development

SCI and its subsidiaries have land held for development consisting primarily of eleven sites that are owned or leased, which includes 368 acres in the Las Vegas valley, 1,321 acres in northern California and 200 acres in Reno, Nevada.  The primary gaming-entitled land owned by SCI and its subsidiaries in the Las Vegas valley consists of 77 acres of land (106 acres including those leased or under contract) on which the Wild Wild West is located and the surrounding area, 71 acres located at the intersection of Durango Road and the Southern Beltway/Interstate 215 in the southwest area of Las Vegas, 58 acres also located in southwest Las Vegas at the intersection of Town Center and Interstate 215, 45 acres in the master-planned community of Inspirada located in Henderson, Nevada, 61 acres located on the southern end of Las Vegas Boulevard at Cactus Avenue of which [SCI or OTHER SCI ENTITY] leases and has an option to purchase 2.5 acres, and 30 acres on Boulder Highway at the site formerly known as the Castaways Hotel Casino and Bowling Center.

In December 2008, SCI amended the lease and purchase agreement for the 19-acre parcel of land on which the Wild Wild West is located.  Under the amended agreement, [SCI OR OTHER SCI ENTITY] has an option to purchase the land for a purchase price of $36 million.  The amended lease also includes options to purchase the land in July 2023, 2044 and 2065 for a purchase price equal to fair market value as of July 2022, 2043 and 2064, respectively.

Native American Development

The Federated Indians of Graton Rancheria

A subsidiary of SCI has entered into Development and Management Agreements with the Federated Indians of Graton Rancheria (the “FIGR”), a federally recognized Native American tribe.  Pursuant to those agreements, the SCI subsidiary will assist the FIGR in developing and operating a gaming and entertainment project to be located in Sonoma County, California.  The FIGR selected Station Casinos to assist them in designing, developing and financing their project and, upon opening, the SCI subsidiary will manage the facility on behalf of the FIGR.  The Management Agreement has a term of seven years from the opening of the facility and the SCI subsidiary will receive a management fee equal to 24% of the facility’s net income.  A subsidiary of SCI will also receive a development fee equal to 2% of the cost of the project upon the opening of the facility.

Gun Lake Tribe

On November 13, 2003, a subsidiary of SCI agreed to purchase a 50% interest in MPM Enterprises, LLC, a Michigan limited liability company (“MPM”).  Concurrently with execution of the agreement to purchase that interest, MPM and the Match-E-Be-Nash-She-Wish Band of Pottawatomi Indians, a federally recognized Native American tribe commonly referred to as the Gun Lake Tribe (“Gun Lake”), entered into amended Development and Management Agreements, pursuant to which MPM agreed to assist Gun Lake in developing and operating a gaming and entertainment project to be located in Allegan County, Michigan.  Under the terms of the Development Agreement, SCI’s subsidiary has agreed to arrange financing for the ongoing development costs and construction of the project.  The amended and restated Management Agreement has a term of seven years from the opening of the facility and provides for a management fee of 30% of the project’s net income to be paid to MPM.  Pursuant to the terms of the MPM Operating Agreement, Station Casinos’ portion of the management fee is 50% of the first $24 million of management fees earned, 83% of the next $24 million of management fees and 93% of any management fees in excess of $48 million.

The proposed project will be located on approximately 147 acres on Highway 131 near 129th Avenue, approximately 25 miles north of Kalamazoo, Michigan.  As currently contemplated, the project will include approximately 1,200 slot machines, 36 table games and various dining options.  Construction of the project includes the conversion of an existing 192,000 square-foot building into the casino and entertainment facility.  Development of the gaming and entertainment project and operation of Class III gaming is subject to certain governmental and regulatory approvals, including, but not limited to, approval of the Management Agreement by the National Indian Gaming Commission (the “NIGC”).

Mechoopda Indian Tribe

A subsidiary of SCI entered into Development and Management Agreements with the Mechoopda Indian Tribe of Chico Rancheria, California (the “MITCR”), a federally recognized Native American tribe.  Pursuant to those agreements, SCI’s subsidiary will assist the MITCR in developing and operating a gaming and entertainment facility to be located on a portion of an approximately 650-acre site in Butte County, California, at the intersection of State Route 149 and Highway 99, approximately 10 miles southeast of Chico, California and 80 miles north of Sacramento, California.  Under the terms of the Development Agreement, SCI’s subsidiary has agreed to arrange the financing for the ongoing development costs and construction of the facility.  Funds advanced by SCI and its subsidiaries are expected to be repaid from the proceeds of the project financing or from the MITCR’s gaming revenues.

The Management Agreement has a term of seven years from the opening of the facility and provides for a management fee of 24% of the facility’s net income.  As currently contemplated, the facility will include approximately 700 slot machines, 12 table games and dining and entertainment amenities.  Development of the facility is subject to certain governmental and regulatory approvals, including, but not limited to, negotiating a gaming compact with the State of California, the Department of the Interior (the “DOI”) accepting land into trust on behalf of the MITCR and approval of the Management Agreement by the NIGC.

North Fork Rancheria of Mono Indian Tribe

A subsidiary of SCI has entered into Development and Management Agreements with the North Fork Rancheria of Mono Indians (the “Mono”), a federally recognized Native American tribe located near Fresno, California.  Pursuant to those agreements, SCI’s subsidiary will assist the Mono in developing and operating a gaming and entertainment facility to be located in Madera County, California.  A subsidiary of SCI has purchased, for the benefit of the Mono, a 305-acre parcel of land located on Highway 99 north of the city of Madera.  Under the terms of the Development Agreement, SCI’s subsidiary has agreed to arrange the financing for the ongoing development costs and construction of the facility.  Funds advanced are expected to be repaid from the proceeds of the project financing or from the Mono’s gaming revenues.  The Management Agreement has a term of seven years from the opening of the facility and provides for a management fee of 24% of the facility’s net income.  As currently contemplated, the facility will include approximately 2,000 slot machines, 60 table games, restaurants, a hotel and entertainment amenities.  Development of the gaming and entertainment project is subject to certain governmental and regulatory approvals, including, but not limited to, approval by the California Legislature of the gaming compact with the State of California, the DOI accepting the land into trust on behalf of the Mono and approval of the Management Agreement by the NIGC.

2.                                       Corporate History

SCI was incorporated in              and became a publicly traded company on the New York Stock Exchange in [1993].  In August 2006, Frank J. Fertitta III and Lorenzo J. Fertitta (collectively, the “Fertittas”) began discussions with SCI’s senior management regarding the possibility of a go-private transaction (the “2007 Going Private Transaction” or “Transaction,” which definitions include the Sale and Leaseback defined below).  In November 2006, SCI’s Board of Directors (the “Board”) formed a Special Committee of Independent Directors (the “2006 Special Committee”) to investigate and take any necessary actions in connection with any proposals, offers, or expressions of interest for a business combination.  In December 2006, Fertitta Colony Partners, LLC (“FCP”), an entity jointly owned by affiliates of Colony Capital, LLC (“Colony”) and affiliates of the Fertittas, delivered a letter to SCI’s Board proposing to acquire all of SCI’s outstanding shares for $82.00 per share in cash.  For the next two and a half months, FCP and the 2006 Special Committee negotiated and then agreed to a transaction price of $90 per share plus dividends.  The 2006 Special Committee unanimously recommended that the Transaction be approved and determined that the terms of the Sale and Leaseback were fair and reasonable to SCI.  The Board approved the 2007 Going Private Transaction, including the sale of certain real property to Propco and the leaseback of such property to SCI (the “Sale and Leaseback”).

In February 2007, SCI issued a press release announcing the 2007 Going Private Transaction.  The negotiating history was set forth in the Definitive Proxy, which was distributed to all of SCI’s shareholders in advance of their vote on the 2007 Going Private Transaction.  On August 13, 2007, the 2007 Going Private Transaction was approved by holders of 79% of the shares of SCI, including 72% of the shares not held by insiders.

As part of the 2007 Going Private Transaction, Colony invested approximately $2.7 billion in cash (through a contribution to FCP) to obtain an approximately 75% equity interest in SCI.  The Fertittas, other members of the Fertitta family, and certain of SCI’s officers invested almost $900 million through their roll-over stock contribution to obtain an approximately 25% equity interest in SCI.  A group of the world’s most sophisticated lenders also participated in the 2007 Going Private Transaction, lending more than $3.65 billion in funds necessary to consummate the 2007 Going Private Transaction.  All of these negotiations took place at arm’s length with a robust and highly involved 2006 Special Committee.  Concurrent with these negotiations and throughout the closing period, the 2007 Going Private Transaction was subjected to a substantial due diligence and credit review process by sophisticated lenders and investors, represented by experienced counsel and financial advisors.  In addition, details of the 2007 Going Private Transaction were reported publicly in SCI’s public filings.

There was no transfer from SCI to any of individual employees or officers of SCI under any of their respective employment agreements as part of the 2007 Going Private Transaction.  Rather, the Board determined to remove the restriction on sale and the forfeiture contingency for the restricted stock held by officers and employees of SCI at the time of the 2007 Going Private Transaction.  The Board removed such restriction at the specific request of FCP, who like any buyer in a take-private transaction, was seeking to purchase 100% of the outstanding stock of the Debtor.  The Board acceded to the FCP’s demand and acted under the authority vested to it by the stock compensation plans then in effect—not under any employee’s employment contract.   Finally, none of the SCI employees or officers held any unvested options at the time of the 2007 Going Private Transaction, and all of the restricted stock held by management (including the Fertittas) was sold directly to Colony through FCP—no SCI assets were used to effect the purchase.

As a result of the 2007 Going Private Transaction, 24.1% of the issued and outstanding shares of non-voting common stock of SCI are owned by Fertitta Partners LLC, a Nevada limited liability company and a Parent Debtor (“Fertitta Partners”) owned by affiliates of Frank J. Fertitta III, Chairman, Chief Executive Officer and President of Station, affiliates of Lorenzo J. Fertitta, Vice Chairman of SCI, affiliates of Blake L. Sartini and Delise F. Sartini, and certain officers and other members of management of SCI.  The remaining 75.9% of the issued and outstanding shares of non-voting common stock of SCI are owned by FCP Holding, Inc., a Nevada corporation and one of the Parent Debtors (“FCP HoldCo”), which is a wholly-owned subsidiary of FCP.  Substantially simultaneously with the consummation of the 2007 Going Private Transaction, shares of voting common stock of SCI were issued for nominal consideration to FCP VoteCo LLC, a Nevada limited liability company and one of the Parent Debtors (“FCP VoteCo”), which is owned equally by Frank J. Fertitta III, Lorenzo J. Fertitta and Thomas J. Barrack, Jr., the Chairman and Chief Executive Officer of Colony.

Following the consummation of the 2007 Going Private Transaction, SCI was privately owned through the Parent Debtors (FCP HoldCo, Fertitta Partners and FCP VoteCo).  SCI common stock ceased trading on the New York Stock Exchange at market close on November 7, 2007, and is no longer listed on any exchange or quotation system.  SCI’s voting common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

3.                                       Corporate Governance

SCI.  Set forth below are the names, ages, position or positions and biographical information of the directors and executive officers of SCI:

Name	Age - Update	Position
Frank J. Fertitta III	47	Chairman of the Board, Chief Executive Officer and President
Thomas M. Friel	45	Executive Vice President, Chief Accounting Officer and Treasurer
Richard J. Haskins	45	Executive Vice President, General Counsel and Secretary
Kevin L. Kelley	51	Executive Vice President and Chief Operating Officer

Scott M Nielson	51	Executive Vice President and Chief Development Officer
Lorenzo J. Fertitta	40	Vice Chairman of the Board
Thomas J. Barrack, Jr.	61	Director
Jonathan H. Grunzweig	45	Director
James E. Nave, D.V.M.	64	Director

Frank J. Fertitta III.    Mr. Fertitta has served as Chairman of the Board of SCI since February 1993, Chief Executive Officer since July 1992 and President since July 2008.  Mr. Fertitta also served as President of SCI from 1989 until July 2000.  He has held senior management positions since 1985, when he was named General Manager of Palace Station.  He was elected a director of SCI in 1986, at which time he was also appointed Executive Vice President and Chief Operating Officer.  Mr. Fertitta is a co-owner of Zuffa, LLC which is the parent company of the Ultimate Fighting Championship.

Thomas M. Friel.    Mr. Friel was appointed Executive Vice President, Chief Accounting Officer and Treasurer of SCI in March 2007.  He served as Vice President of Finance and Corporate Controller from July 1999 to March 2007.  Mr. Friel is a Certified Public Accountant.  He is a member of the Board of Directors of Big Brothers and Big Sisters of Southern Nevada.

Richard J. Haskins.    Mr. Haskins was appointed Executive Vice President and Secretary of SCI in July 2004 and has served as General Counsel of SCI since April 2002.  He previously served as Assistant Secretary from September 2003 to July 2004, as Vice President and Associate General Counsel from November 1998 to March 2002 and as General Counsel of Midwest Operations from November 1995 to October 1998.  Mr. Haskins is a member of the American Bar Association, Kansas Bar Association, Missouri Bar Association and Nevada Bar Association.

Kevin L. Kelley.    Mr. Kelley became Executive Vice President and Chief Operating Officer of SCI on January 7, 2008.  He was previously employed as Senior Vice President for Las Vegas Sands Corp.  From January 2003 to May 2006, he served as President and Chief Operating Officer of Hard Rock Hotel, Inc.  Prior to joining Hard Rock Hotel, Inc., Mr. Kelley served SCI in various capacities from August 1993 to January 2003, most recently as President of Westside Operations, where he oversaw all operations of SCI’s five west side properties.

Scott M Nielson.    Mr. Nielson was appointed Chief Development Officer of SCI in July 2004 and has been an Executive Vice President of SCI since June 1994.  He served as Chief Legal Officer from March 2002 to July 2004 and General Counsel from 1991 to March 2002.  In 1992, he was appointed Secretary of SCI and served in that position until July 2004.  From 1991 through June 1994, he served as Vice President of SCI.  From 1986 to 1991, Mr. Nielson was in private legal practice as a partner in the Las Vegas firm of Schreck, Jones, Bernhard, Woloson & Godfrey (now Brownstein Hyatt Farber Schreck, LLP), where he specialized in gaming law and land use planning and zoning.  Mr. Nielson is a member of the American Bar Association, the Nevada Bar Association and the International Association of Gaming Attorneys.

Lorenzo J. Fertitta.    Mr. Fertitta was appointed Vice Chairman of the Board of SCI in December 2003 and has served as a director since 1991.  Mr. Fertitta also served as President of SCI from July 2000 until June 30, 2008.  Mr. Fertitta is a co-owner of Zuffa, LLC which is the parent company of the Ultimate Fighting Championship and has served as its chairman and chief executive officer since June 2008.  From 1991 to 1993, he served as Vice President of SCI.  Mr. Fertitta served as President and Chief Executive Officer of Fertitta Enterprises, Inc. from June 1993 to July 2000, where he was responsible for managing an investment portfolio consisting of marketable securities and real property.  Mr. Fertitta is currently a member of the Board of Directors of the Nevada Resort Association.  Mr. Fertitta served as a director of the American Gaming Association from December 2005 to May 2008 and as a commissioner on the Nevada State Athletic Commission from November 1996 until July 2000.

Thomas J. Barrack, Jr.    Mr. Barrack was appointed to the Board of Directors in connection with the 2007 Going Private Transaction on November 7, 2007.  Mr. Barrack is the Founder, Chairman and Chief Executive Officer of Colony Capital, LLC.  Colony Capital, LLC is the sole managing member of Colony Capital Acquisitions, LLC.  During the past five years, Mr. Barrack has, in such positions, provided overall strategic and investment direction and leadership to Colony Capital, LLC and its affiliates.

Jonathan H. Grunzweig.    Mr. Grunzweig was appointed to the Board of Directors on December 19, 2007.  He is currently a member of the Audit Committee.  Mr. Grunzweig is a Principal and the Chief Investment Officer of Colony Capital, LLC.  Prior to joining Colony Capital, LLC in 1999, Mr. Grunzweig was a Partner with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he specialized in corporate finance and mergers and acquisitions.  Mr. Grunzweig also served as General Counsel for Colony Capital, LLC’s global investment program for a period of time prior to a two-year relocation to London for Colony Capital, LLC.

James E. Nave, D.V.M.    Dr. Nave was appointed to the Board of Directors on December 19, 2007.  Dr. Nave had served as a director of SCI from March 2001 until November 7, 2007 at which time he voluntarily resigned from the Board of Directors upon the consummation of the 2007 Going Private Transaction.  During that period, he was the Chairman of the Audit Committee and served on the Governance and Compensation Committee.  He is currently a member of the Audit Committee.  Dr. Nave has been an owner of the Tropicana Animal Hospital since 1974 and has been the owner and manager of multiple veterinary hospitals since 1976.  Dr. Nave has also served on the Board of Directors of Bank West of Nevada since 1994, where he also serves as Chairman of the Site Committee.  Dr. Nave has served on the Board of Directors of Western Alliance Bancorporation since 2003, where he also serves as a member of the Audit and Compensation Committees.  Dr. Nave is also the Globalization Liaison Agent for Education and Licensing for the American Veterinary Medical Association and was the Chairperson of the National Commission for Veterinary Economics Issues from 2001 through July 2007.  In addition, Dr. Nave is a member and past President of the Nevada Veterinary Medical Association, the Western Veterinary Conference and the American Veterinary Medical Association.  He is also a member of the Clark County Veterinary Medical Association, the National Academy of Practitioners, the American Animal Hospital Association and the Executive Board of the World Veterinary Association.  Dr. Nave was a member of the University of Missouri, College of Veterinary Medicine Development Committee from 1984 to 1992.  He was also a member of the Nevada State Athletic Commission from 1988 to 1999 and served as its chairman from 1989 to 1992 and from 1994 to 1996.

Other Debtors.  Each of the other Debtors is managed by its own board of directors, board of managers or members, as applicable.  In some cases, persons currently serving on the managing body of a Debtor are officers of SCI or members of the Board of Directors of SCI.  FCP MezzCo Borrower V, LLC, FCP MezzCo Borrower IV, LLC, FCP MezzCo Borrower III, LLC, FCP MezzCo Borrower II, LLC, FCP MezzCo Borrower I, LLC and FCP PropCo, LLC are each member managed, subject to the requirement that specified actions are approved by a board of directors consisting of a majority of members that qualify as independent pursuant to the terms of the organizational documents of such entities.  The members of the boards of managers of each of Propco and the MezzCo Debtors are Richard J. Haskins, Robert A. Kors and Robert J. White.

4.                                       Employees

As of January 31, 2010, Station Casinos had approximately 11,689 employees in Nevada, which includes employees of Green Valley Ranch, Aliante Station, Barley’s, and The Greens and Wildfire Lanes.  From time to time, certain of Station Casinos’ employees are contacted by unions and Station Casinos engages in discussions with such employees regarding establishment of collective bargaining agreements.

B.                                    The Debtors’ Prepetition Financing Arrangements

1.                                       Prepetition Opco Credit Agreement

In connection with the 2007 Going Private Transaction, SCI, as borrower, entered into a $900 million senior secured credit agreement (the “Prepetition Opco Credit Agreement”) consisting of a $650 million revolving facility (the “Revolver”) and a $250 million term loan (the “Term Loan”).  The maturity date for both the Term Loan and the Revolver is August 7, 2012 subject to a single 15-month extension.  The obligations of SCI under the Prepetition Opco Credit Agreement are guaranteed by certain Debtors and non- Debtor subsidiaries of SCI.  The obligations of SCI under the Prepetition Opco Credit Agreement are secured by a first priority security interest in certain real property owned by SCI and the guarantors under the Prepetition Opco Credit Agreement, pledges of certain equity interests owned by SCI and the guarantors and tangible and intangible personal property owned by SCI and the guarantors, other than excluded assets.

Other parties to the Prepetition Opco Credit Agreement include Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Securities and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of Scotland plc, Bank of America, N.A., and Wachovia Bank, N.A., as Co- Documentation Agents, and the lenders party thereto from time to time.

As of the Petition Date, outstanding amounts under the Prepetition Opco Credit Agreement (including unpaid interest) aggregated approximately $                    .

2.                                       CMBS Loans

In connection with the 2007 Going Private Transaction, in November  2007, Propco entered into a mortgage loan in an the original principal amount of $2.05 billion (the “Original Mortgage Loan”), FCP Mezzco Borrower I, LLC (“Mezzco I”) entered into a mezzanine loan in the original principal amount of $150 million (the “Original Mezz I Loan”), FCP Mezzco Borrower II, LLC (“Mezzco II”) entered into a mezzanine loan in the original principal amount of $150 million (the “Original Mezz II Loan”) and FCP Mezzco Borrower III, LLC (“Mezzco III”) entered into a mezzanine loan in the original principal amount of $125 million (the “Original Mezz III Loan”), for the purpose of financing the 2007 Going Private Transaction and related transactions.  In March 2008, the Original Mortgage Loan was amended and resized to $1.8 billion (as amended and resized, the “Mortgage Loan”), the Original Mezz I Loan was amended and resized to $200 million (as amended and resized, the “Mezz I Loan”), the Original Mezz II Loan was amended and resized to $175 million (as amended and resized, the “Mezz II Loan”), the Original Mezz III Loan was amended and resized to $150 million (as amended and resized, the “Mezz III Loan”) and FCP Mezzco Borrower IV, LLC (“Mezzco IV”) entered into a mezzanine loan in the original principal amount of $150 million (the “Mezz IV Loan”) and together with the Mortgage Loan, the Mezz I Loan, the Mezz II Loan and the Mezz III Loan, the “CMBS Loans”).

The Mortgage Loan is secured by substantially all fee and leasehold real property comprising Palace Station, Boulder Station, Sunset Station and Red Rock.  The Mezz I Loan, the Mezz II Loan, the Mezz III Loan and the Mezz IV Loans are secured by pledges of the equity interests in FCP Propco, Mezzco I, Mezzco II and Mezzco III, respectively.   In addition, the Mortgage Loan is secured by a collateral account that had a cash balance of approximately $                     as of the Petition Date.

Other parties to the CMBS Loans are German American Capital Corporation and JPMorgan Chase Bank, N.A., as lenders.

As of the Petition Date, outstanding amounts under the CMBS Loans (including unpaid interest) aggregated approximately $       billion for the Mortgage Loan, $         million for the Mezz I Loan, $         for the Mezz II Loan, $         for the Mezz III Loan and $           for the Mezz IV Loan.

FCP Propco is required to hedge the LIBOR interest rate such that it will not exceed 5.5% on a blended basis.  As a result, FCP Propco purchased interest rate caps with a combined notional amount of $1.11 billion and a cap rate of 5.8% for an initial premium of $3.6 million.  In addition, FCP Propco entered into an interest rate swap with a notional amount of $1.36 billion in which the borrower pays a fixed rate of approximately 5.3% and receives one-month LIBOR, terminating in November 2012.

3.                                       The Master Lease and Related Agreements

a.                                       The Master Lease

Propco, as landlord, and SCI, as tenant, entered into a Master Lease, dated as of November 7, 2007 (as amended as of the Petition Date, the “Master Lease”), under which SCI leases the real property and improvements associated with Boulder Station Hotel & Casino, Red Rock Casino Resort Spa, Palace Station Hotel & Casino and Sunset Station Hotel & Casino (collectively, the “Leased Hotels”).  The Leased Hotels, in turn, are operated by SCI and certain of its non-debtor operating subsidiaries (defined herein as the Operating Subsidiaries).

The Master Lease provides for monthly rental payments from SCI to PropCo in amounts that exceed the amounts that PropCo requires to meet its ordinary debt service obligations and any other expenses not covered by SCI under the “triple net” provisions of the Master Lease.  Subject to certain conditions, the governing documents permit some of the surplus cash to be upstreamed as dividends to the Mezzanine Entities that own equity up the Propco “stack” to service such Mezzanine Entities’ debt, with any residual amounts then ultimately “flowing back” to SCI as the ultimate parent entity.

b.                                      The License Agreement

Concurrently with the execution of the Master Lease, SCI and Propco executed and delivered the License and Reservation Service Agreement (the “License Agreement”) dated as of November 7, 2007, pursuant to which SCI agreed to license to Propco, among other things, certain trademarks (both exclusive and non-exclusive), the use of customer lists and other items identified therein, and the use of SCI’s common reservation system (the “Licensed Assets”).  In addition to providing the Licensed Assets, without limiting the agreements contained in the License Agreement, SCI also agreed to provide, under certain circumstances, after termination of the Master Lease:  (i) an eighteen month license on certain specified trademarks; (ii) non-exclusive use of certain customer lists for advertising purposes for an eighteen month period; and (iii) non-exclusive use of SCI’s common reservation system for the same eighteen month period.

c.                                       The Propco FF&E Security Agreement From SCI

Section 12.4 of the Master Lease contains a security agreement, pursuant to which SCI pledged, assigned and granted Propco a security interest and an express contractual lien in and to (i) all of the personal property (including furniture, fixtures, goods, inventory, equipment, furnishings, objects of art, machinery, appliances, appurtenances and signage together with tools and supplies (including spare parts inventories) related to, now or in the future contained in, used in connection with, attached to, or otherwise placed on any part of the Leased Hotels) owned by SCI or the Operating Subtenants as more fully described in the Master Lease and (ii) the FF&E Reserve Collateral as described in the Master Lease (collectively the “Master Lease Collateral”).

d.                                      The Propco FF&E Security Agreement From The Sublessees

Concurrently with the execution of the Master Lease and the License Agreement, PropCo and the Operating Subsidiaries entered into the Security Agreement (All Furniture, Fixtures and Equipment) (the “Security Agreement”)  dated November 7, 2007 granting to PropCo liens on and security interests in (i) all of the personal property (including furniture, fixtures, goods, inventory,  equipment, furnishings, objects of art, machinery, appliances, appurtenances and signage together with tools and supplies (including spare parts inventories) related to, now or in the future contained in, used in connection with, attached to, or otherwise placed on any part of the  Leased Hotels) owned by the Operating Subsidiaries (ii) the “Sublease FF&E Reserve” of each Operating Subsidiary (as defined in each of the Operating Subsidiaries’ subleases (the “Subleases”)) maintained under each of the Subleases, and (iii) any and all products, rents, proceeds and products of the foregoing, each as more fully described in such Security Agreement to further secure SCI’s obligations to PropCo under the Master Lease (collectively the “Operating Subsidiaries Lease Collateral”).

4.                                       Senior Notes

SCI is obligated under certain $450 million 6% Senior Notes due 2012 (the “2012 Senior Notes”) issued pursuant to an Indenture dated as of          by and between SCI and             , as trustee and $400 million 73/4% Senior Notes due August 15, 2016 issued pursuant to an Indenture dated as of          by and between SCI and             , as trustee (the “2016 Senior Notes” and together with the 2012 Senior Notes, the “Senior Notes”).  The 2012 Senior Notes and 2016 Senior Notes are unsecured and are not guaranteed.  As of the Petition Date, $         million in principal amount of the 2012 Senior Notes and $         million in principal amount of the 2016 Senior Notes were outstanding.

5.                                       Senior Subordinated Notes

SCI is obligated under certain $450 million 61/2% Senior Subordinated Notes due 2014 issued pursuant to an Indenture dated as of          by and between SCI and             , as trustee (the “2014 Subordinated Notes”), $700 million 67/8% Senior Subordinated Notes due 2016 issued pursuant to an Indenture dated as of          by and between SCI and             , as trustee (the “2016 Subordinated Notes”) and $300 million 65/8% Senior

Subordinated Notes due 2018 issued pursuant to an Indenture dated as of          by and between SCI and             , as trustee (the “2018 Subordinated Notes”) and together with the 2014 Subordinated Notes and the 2016 Subordinated Notes, the “Subordinated Notes”)).  The 2014 Subordinated Notes, 2016 Subordinated Notes and 2018 Subordinated Notes are unsecured and are not guaranteed.  In addition, such notes are subordinated in right of payment to senior debt of SCI.  As of               , $         million in principal amount of the 2014 Subordinated Notes, $       million in principal amount of the 2016 Subordinated notes and $         million in principal amount of the 2018 Subordinated Notes were outstanding.

6.                                       Land Loan

On February 7, 2008, CV Propco, LLC, a wholly-owned, indirect subsidiary of SCI that is a Non-Debtor Affiliate, as borrower, entered into a $250 million delay-draw term loan which is secured by land located on the southern end of Las Vegas Boulevard at Cactus Avenue and land surrounding Wild Wild West in Las Vegas, Nevada (the “Land Loan”).  The Land Loan contains no principal amortization and matures on February 7, 2011.  In addition, the borrower entered into two interest rate swap agreements with notional amounts of $200 million as required by the terms of the Land Loan.

7.                                       Headquarters Lease

In November 2007, SCI entered into a sale-leaseback agreement related to its corporate office building with a third-party real estate investment firm.  SCI sold the corporate office building for approximately $70 million and subsequently entered into a lease with the purchaser for an initial period of 20 years with four options to extend the lease, each option for an extension of five years.

C.                                    Pending Litigation and Other Legal Matters

In the ordinary course of business, the Debtors are party to various lawsuits, legal proceedings and claims arising out of their respective businesses.  The Debtors cannot predict with certainty the outcome of these lawsuits, legal proceedings and claims.  Nevertheless, they do not believe that the outcome of any currently existing proceeding, even if determined adversely, would have a material adverse effect on their business, financial condition or results of operations.

With certain exceptions, the filing of the Chapter 11 Cases operates as a stay with respect to the commencement or continuation of litigation against the Debtors that was or could have been commenced before the commencement of the Chapter 11 Cases.  In addition, the litigation stayed by the commencement of the Chapter 11 Cases, the Debtors’ liability is subject to discharge in connection with the confirmation of a plan of reorganization, with certain exceptions.  Therefore, certain litigation claims against the Debtors may be subject to compromise in connection with the Chapter 11 Cases.  This may reduce the Debtors’ exposure to losses in connection with adverse determination of such litigation.

Luckevich, Scott and St. Cyr Litigation

On February 4, 2008, Josh Luckevich, Cathy Scott and Julie St. Cyr filed a purported class action complaint against SCI and certain of its subsidiaries in the United States District Court for the District of Nevada, Case No. CV-00141 (the “Federal Court Action”).  The plaintiffs are all former employees of SCI or its subsidiaries.  The complaint alleged that SCI (i) failed to pay its employees for all hours worked, (ii) failed to pay overtime, (iii) failed to timely pay wages and (iv) unlawfully converted certain earned wages.  The complaint in the Federal Court Action sought, among other relief, class certification of the lawsuit, compensatory damages in excess of $5,000,000, punitive damages and an award of attorneys’ fees and expenses to plaintiffs’ counsel.

On May 16, 2009, the United States District Court dismissed the Federal Court Action for lack of jurisdiction and entered a judgment in SCI’s favor.  Subsequently, on July 21, 2009, the plaintiffs filed a purported class action complaint against SCI and certain of its subsidiaries in the District Court of Clark County, Nevada, Case No. A-09-595614-C (the “State Court Action”).  The complaint in the State Court Action alleges substantially the same claims that were alleged in the complaint in the Federal Court Action.

On August 19, 2009, the corporate defendants, other than SCI, filed an answer responding to the complaint.  Subsequently, on August 27, 2009, the corporate defendants, other than SCI, filed a motion to stay the State Court Action pending the resolution of SCI’s Chapter 11 Case.  That motion was granted on September 30, 2009.

SCI believes that the allegations in the complaint in the State Court Action are without merit and intends to vigorously defend the same.

D.                                    Events Leading to the Commencement of the Chapter 11 Cases

1.                                       Overview

The 2007 Going Private Transaction, which was completed in November 2007, left the Debtors highly, but not unreasonably, leveraged.  Under the business circumstances prevailing at the time of the 2007 Going Private Transaction, such leverage would not have hindered the Debtors’ business operations or ability to service their indebtedness.  However, shortly after the consummation of the 2007 Going Private Transaction, the economy in the United States sharply declined, consumer spending deteriorated and the credit markets severely contracted.  The decline in the economy, diminished consumer confidence and the unavailability of credit have been devastating to the gaming industry generally and Las Vegas in particular.  Foreclosure and unemployment rates in Nevada are among the highest in the United States, and many planned construction projects for new casinos have been delayed or cancelled, causing further deterioration of the Las Vegas economy and reduced discretionary consumer spending by Las Vegas residents.  The Debtors have been severely impacted by the economic downturn because all of their owned casinos are located in Las Vegas, and their properties have historically attracted customers from the Las Vegas valley.  In addition, the value of real estate in Nevada has significantly eroded as a result of the deterioration of the economy.

As a result of the economic conditions, including the credit crisis and a decrease in consumer confidence levels, the Debtors experienced a significant reduction in revenues.  Although the Debtors and the Non-Debtor Affiliates engaged in cost reduction, reductions in workforce and other efforts to mitigate the impact of the decline in revenues, the results of operations of the Debtors and their affiliates have been materially adversely impacted by the economic downturn and impaired their ability to service their debt obligations.  In addition, the decline in real estate values in Nevada has adversely affected the value of the Debtors’ assets.  The deterioration of the Debtors’ results of operations and asset values and their significant debt levels, coupled with the unavailability of credit generally, negatively impacted their ability to refinance their outstanding indebtedness or otherwise raise capital for a restructuring.  In December 2008, SCI submitted a borrowing request for the remaining $257 million available under the revolving credit facility portion of its Prepetition Opco Credit Agreement, $       of which was funded.  As a result of the outstanding balance under the Prepetition Opco Credit Agreement and the results of operations for the period ended December 31, 2008, as of December 31, 2008, SCI was not in compliance with the financial covenants contained in its Prepetition Opco Credit Agreement.  In addition, beginning in February 2009, SCI elected not to make the scheduled interest payments on its Senior Notes and Subordinated Notes.  Noncompliance with the financial covenants in the Credit Facility and the failure to make interest payments on the Senior Notes and Senior Subordinated Notes gave rise to events of default under such obligations following the expiration of applicable grace periods.

2.                                       Restructuring Efforts

During 2008 and the first six months of 2009, the Debtors engaged in various discussions with the lenders under the Prepetition Opco Credit Agreement and the CMBS Loans and holders of the Senior Notes and Senior Subordinated Notes regarding restructuring alternatives for the Debtors’ outstanding indebtedness.

In November 2008 the Debtors made an offer to exchange new secured term loans for the outstanding Senior Notes and Senior Secured Notes, which would have included a restructuring of the Prepetition Opco Credit Agreement and the CMBS Loans.  The November 2008 exchange offer was unsuccessful.

In February 2009, the Debtors solicited votes from the holders of the Senior Notes and Senior Subordinated for a prepackaged plan of reorganization pursuant to which the holders of the Senior Notes and Senior Subordinated Notes would have received second and third lien notes, respectively, and cash in a plan of reorganization, and the outstanding indebtedness under the Prepetition Opco Credit Agreement and CMBS Loans would have been restructured.  The solicitation for the prepackaged plan of reorganization did not receive sufficient votes to approve the plan, and that plan did not proceed.

SCI elected not to make scheduled interest payments on its outstanding Senior Notes and Senior Subordinated Notes beginning with the interest payment due on the 2014 Subordinated Notes on February 1, 2009.  In March 2009, the holders of a majority in principal amount of each series of Senior Notes and Senior Subordinated Notes entered a forbearance agreement with SCI with respect to the events of default resulting from the failure to pay interest on the Senior Notes and Senior Subordinated Notes.  Majority lenders under the Prepetition Opco Credit Agreement likewise entered into a forbearance agreement with SCI relating to various potential events of default, including the failure to meet certain financial covenants for the quarter ended December 31, 2008.  Such forbearance agreements had an initial term that expired on April 15, 2009, but were extended to May 29, 2009.  During the period from March 2009 to the commencement of the Chapter 11 Cases, the Debtors continued to negotiate the terms of a consensual restructuring with the various creditors of the Debtors.  Despite the efforts of the Debtors to negotiate the terms of a restructuring with their creditors, the Debtors were unable to reach an agreement among the various creditor constituencies and commenced the Chapter 11 Cases on July 28, 2009 to avail themselves of an opportunity to achieve a restructuring and thereby preserve the value of their business through the chapter 11 process.

In connection with the filing of the Chapter 11 Cases, on July 28, 2009, SCI entered into a Second Forbearance Agreement and Second Amendment to the Prepetition Opco Credit Agreement with the lenders holding a majority of the commitments under its Prepetition Opco Credit Agreement pursuant to which the lenders agreed, among other things, to forbear from exercising their default-related rights, remedies and powers or privileges against the Non-Debtor Affiliates that guarantee SCI’s obligations under the Prepetition Opco Credit Agreement through January 31, 2010, unless earlier terminated.  SCI is in ongoing discussions with the Administrative Agent regarding the future extension of the forbearance agreement.

3.                                       Pre-Petition Formation of the Special Litigation Committee

During the course of the restructuring negotiations described above, certain holders of the Senior Notes and Subordinated Notes expressed that SCI might have fraudulent conveyance and related claims against third parties that could be asserted by SCI in connection with the 2007 Going Private Transaction.  SCI’s Board, as responsible fiduciaries, took seriously the suggestion that certain of its creditors apparently believed that valuable litigation claims might exist.  In response, in March 2009, SCI’s Board authorized the formation of an independent Special Litigation Committee (the “SLC”) to investigate and report to the Board regarding whether SCI had colorable claims that could be brought against lenders, former stockholders or others, in connection with the 2007 Going Private Transaction.

SCI’s Directors understood their fiduciary obligation to investigate allegations of claims that might exist for two reasons.  First, the Board understood that if such claims existed, they might represent valuable assets that SCI should pursue.  Second, the Board also understood that if such claims were not colorable but nonetheless were likely to be asserted as leverage by creditor constituents in any restructuring discussions, those threats could seriously impede SCI’s ability to reorganize in a value-maximizing way.  With these considerations in mind, the Board formed the SLC and authorized it to conduct an  independent review and investigation of any and all claims that reasonably could be brought in connection with the 2007 Going Private Transaction.  And if the SLC determines that viable claims exist, the SLC will be given full authority to prosecute and/or settle the claims consistent with its fiduciary duties to the entire estate.

The SLC consists of three members, one of whom is himself an independent member of SCI’s Board and two additional independent members with no prior relationship to SCI who are experts in financial and restructuring matters.  Dr. James Nave is an independent director of SCI, in accordance with the standards set by the New York Stock Exchange.  He has served as a director of SCI since March 2001.  He is chairman of the Audit Committee and served on the Governance and Compensation Committee when SCI was a publicly-traded company.  David Weekly had no prior relationship or business dealings with SCI, SCI’s current or former officers and directors or any other of the parties involved in the Transaction prior to being elected as a member of the SLC.  He is a Principal and Senior Managing Director of Fenix Financial Forensics LLC.  Prior to joining Fenix Financial Forensics LLC, Mr. Weekly served as the Partner-in-Charge of KPMG’s United States Dispute Advisory Services

practice.  Mr. Weekly also served as the worldwide director of Litigation Services, Partner-in-Charge of the United States Complex Claims and Events practice, and Partner-in-Charge of National Law Firm Relationships for Arthur Anderson LLP.   He is a certified public accountant, a certified insolvency and restructuring advisor, and a certified fraud examiner.  Jerry Coffey is the General Counsel of Entegra Power Group LLC.  He had no prior relationship or business dealings with SCI, SCI’s current or former officers and directors or any other of the parties involved in the Transaction prior to being elected as a member of the SLC.

The SLC retained its own independent legal counsel, Squire Sanders & Dempsey L.L.P. (“Squire Sanders”), and hired its own independent financial advisor, Odyssey Capital Group, LLC (“Odyssey” and together with Squire Sanders, the “SLC Professionals”), to perform expert financial analysis in connection with its investigation.  Neither professional firm has ever performed work for SCI, its affiliates, the Fertitta family, or any of their affiliates.  In sum, the SLC and its professionals are the only participants in these cases that truly have no interest in the outcome of any potential (or theoretical) fraudulent conveyance or other claims derived from the 2007 Going Private Transaction.

The SLC was formed and began its investigation of the 2007 Going Private Transaction in March of 2009, but that investigation was not completed until after the filing of the Chapter 11 Cases.  The SLC’s issuance of a report of its findings, as well as certain additional work the SLC did in connection with the Master Lease, are discussed in section          below.

III.                                 EVENTS DURING CHAPTER 11 CASES

A.                                    Commencement of Chapter 11 Cases

On July 28, 2009 (the “Petition Date”), SCI and certain of its subsidiaries and affiliates filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code.  All [18] of these Chapter 11 Cases are jointly administered in the Bankruptcy Court.  The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

B.                                    First Day Orders

On July     , 2009, the Bankruptcy Court approved certain “first day” orders designed to minimize the disruption of the Debtors’ business operations and to facilitate their reorganization (certain of the orders were entered on an interim basis at the time and entered as final relief on later dates).

C.                                    Postpetition Financing and Use of Cash Collateral

In connection with the filing of the Chapter 11 Cases, on July 31, 2009, SCI entered into a $150 million unsecured, subordinated administrative priority debtor in possession credit agreement (the “DIP Credit Agreement”) among SCI, as borrower, Vista Holdings, LLC (a non-debtor subsidiary of SCI), as administrative agent (the “Administrative Agent”) and lender, and the lenders party thereto.  The DIP Credit Agreement provides for a $150 million revolving credit facility that will be funded on a committed basis for so long as Vista Holdings, LLC has cash and cash equivalents on hand in an amount in excess of $100 million.  The proceeds of the loans incurred by the DIP Credit Agreement will be used for working capital and other general corporate purposes of SCI and will be available for intercompany loans to its subsidiaries during the pendency of the Chapter 11 Cases.  [At February 28, 2010, advances under the DIP Credit Agreement totaled $           million, and Vista Holdings, LLC had cash and cash equivalents on hand of approximately $           million.]

SCI’s obligations under the DIP Credit Agreement will be an administrative expense claim in the Chapter 11 Case having pari passu priority with other administrative expense claims, provided that repayment of the loan by SCI shall be subordinate to the full repayment of the lenders under SCI’s prepetition Credit Facility.  Repayment of the Postpetition Financing is conditional on, and Vista shall not have any right to repayment, reimbursement or enforcement (including exercise of rights of offset, recoupment or otherwise) of any kind or nature, other than the prosecution of allowance (but not payment) of an unsecured administrative claim, all as provided in the Final DIP Order.  The Postpetition Financing is unsecured and subordinated to the Debtors’ prepetition and postpetition obligations to the Prepetition Lenders.  It does not grant Vista collateral or superpriority administrative expense status. The Debtors cannot borrow from Vista for any purposes that are inconsistent with the Final DIP Order and the Budget.

Also, in connection with the filing of the Chapter 11 Case, on July 31, 2009, SCI entered into an Unsecured Revolving Loan Promissory Note in favor of Past Enterprises, Inc. (a non-debtor subsidiary of SCI) pursuant to which Past Enterprises provides to SCI an unlimited revolving credit facility (the “Past Revolving Loan” and together with the DIP Credit Agreement, the “DIP Financing”) at an interest rate of 2.78% per annum, the proceeds of which will be used for working capital and other general corporate purposes of SCI and will be available for intercompany loans to its subsidiaries, including the Non-Debtor Affiliates, including the Non-Debtor Affiliates.

The Past Revolving Loan matures on the earlier of (i) demand, or (ii) July 31, 2011, and provides for a default rate of interest of 4.78% if principal or interest due thereunder is not paid when due.  At February 28, 2010, the outstanding balance due under the Past Revolving Loan totaled $           million.

SCI’s obligations under the Past Revolving Loan will be an administrative expense claim in the Chapter 11 Case having pari passu priority with other administrative expense claims, provided that repayment of the loan by SCI shall be subordinate to the full repayment of the lenders under SCI’s prepetition Credit Facility.

The Final DIP Order and the DIP Credit Agreement provided maximum borrowings from Vista of $150,000,000.  With the consent of the lenders under the Prepetition Opco Credit Agreement, SCI subsequently requested authority from the Court to increase SCI’s previously authorized debtor in possession borrowing authorization under the Final DIP Order from the original amount of $150,000,000 to an increased amount of $185,000,000, provided that all borrowings and the repayment thereof and any rights related thereto shall be on the same terms and conditions as are set forth in the DIP Credit Agreement and the Final DIP Order.  In addition, the DIP Credit Agreement originally provided for an outside maturity date of February 10, 2010.  SCI and Vista were willing to extend such outside maturity date to August 10, 2010, in order to facilitate SCI’s continued access to debtor in possession financing from Vista under the same terms and conditions as are set forth in the DIP Credit Agreement and the Final DIP Order.   For this reason, and to facilitate additional borrowing from Vista’s available cash reserves, SCI sought and was granted by the Court on March 2, 2010 [Docket No.       ] authority to amend the DIP Credit Agreement to so extend the outside maturity date to August 10, 2010 and increase the borrowing under the DIP Credit Agreement to $185,000,000.

The PropCo Cash Collateral Stipulation

On September 9, 2009, the Bankruptcy Court entered a final order approving the Stipulation And Final Order For (i) Adequate Protection and (ii) Use Of Cash Collateral With Respect To Secured Loans To FCP Propco, LLC, (the “PropCo Cash Collateral Stipulation”) [Docket No. 295], which stipulation was entered into between PropCo, SCI, the Mortgage Lenders and Deutsche Bank AG as swap counterparty.  As of the date of this Disclosure Statement, the PropCo Cash Collateral Stipulation continues in full force and effect.

The SCI Cash Collateral Stipulation

On October 13, 2009, Bankruptcy Court entered the SCI Final Cash Collateral Order [Docket No. 481].   Pursuant to the SCI Final Cash Collateral Order, SCI is required to submit to the Prepetition Lenders on a regular basis a proposed operating budget for the entire Station Group (the “SCI Budget”) for approval by the Prepetition Lenders as a condition to SCI’s ongoing use of cash collateral.  The existence at all times of an approved SCI Budget is a condition to SCI’s use of cash collateral under the SCI Cash Collateral Order.  If SCI loses consensual use of cash collateral due to, among other things, expiration of the most recently approved SCI Budget, the Prepetition Lenders have the right to terminate the Forbearance Agreement  and could potentially take action to force SCI’s non-debtor operating subsidiaries to file their own bankruptcy cases.

D.                                    The Dissident Lenders’ Examiner Motion

On September 3, 2009, a group of lenders holding approximately 30% of the debt under the Prepetition Opco Credit Agreement (the “Dissident Lenders”) filed the “Amended Motion of The Independent Lenders to Stations Casinos, Inc. for the Appointment of an Examiner”[Docket No. 272] (the “Examiner Motion”)

seeking the appointment of an examiner in the Chapter 11 Cases pursuant to Section 1104(c)(2) of the Bankruptcy Code. The Examiner Motion was opposed by the Debtors, the Committee, the Mortgage Lenders and Deutsche Bank Trust Company Americas, in its capacity as Administrative Agent for the Prepetition Lenders.

On September 30, 2009, the Court held a status conference regarding the Examiner Motion.  A further hearing on the matter was scheduled for November 20, 2009.  Prior to the November 20 hearing, the Dissident Lenders and Debtors attempted to reach a consensual resolution of the Examiner Motion.  The parties reached agreement on the morning of the scheduled hearing which was memorialized in a stipulation that was expressly subject to Court approval.  In sum and substance, the stipulation resolving the Examiner Motion provided that:

•                  the Examiner Motion would be withdrawn without prejudice;

•                  Debtors would have regular status meetings with the Independent Lenders and provide them with information updates and due diligence materials; and

•                  Debtors would  pay the reasonable fees and costs incurred by the legal and financial advisors to the Independent Lenders in set amounts and subject to a monthly, aggregate cap, subject to the parties reservation of all rights.

On December 28, 2009, Debtors filed a motion seeking Court approval of the foregoing stipulated resolution.  The Committee objected, arguing that there was no legal basis for the Independent Lenders’ legal fees to be paid out of the estate and that the terms of the proposed stipulation were not in the best interests of the estate.  In addition, the Deutsche Bank Trust Company Americas filed a limited objection to the motion seeking approval of the stipulated resolution of the Examiner Motion.

A hearing on the Motion was held on January 28, 2010.  At the conclusion of the Hearing, the Court denied the motion.  See FOFCOL [Docket No.       ] and Order [Docket No.       ].  Among the Court’s findings in connection with the denial of the motion were:  (a) the Dissident Lenders have a low probability of success on the Examiner Motion because the SLC has already completed a substantial amount of work on many of the topics that are subject of the Examiner Motion and appointment of an examiner would be duplicative and wasteful of that effort, and would not benefit the estate; (b) litigation in connection with the Examiner Motion would likely be complex but raise many of the same issues that have been investigated in connection with the Committee Standing Motion (see Section III.F.    , below) and thus, appointment of an Examiner would be duplicative of the litigation already conducted in connection with such motion and would result in an additional layer of expense, would be inconvenient, and would delay the Debtors’ reorganization efforts; (d) the costs associated with the stipulated resolution (payment of Dissident Lenders’ professionals fees) is further indicia that the Examiner Motion is unlikely to succeed on the merits; (e) denial of the motion is consistent with the position the Committee took in opposition to the Examiner Motion as well as the concerns regarding the settlement of the Examiner Motion raised by the Committee; and (f) based on the Court’s review of the Examiner Motion, the Court determined that the payment of the Dissident Lenders’ fees and expenses is not fair and reasonable because the Dissident Lenders have an exceedingly low probability of success on the Examiner Motion.

E.                                      Issuance of the SLC Report Regarding Its Investigation of the 2007 Going Private Transaction

As discussed in section          above, the SLC began its investigation of the 2007 Going Private Transaction in March 2009, but that work was not completed until after the commencement of the Chapter 11 Cases.  The SLC’s findings were memorialized in a report issued September 11, 2009 and filed with the Court on September 22, 2009 (the “SLC Report”) [Docket No.           ].  The SLC Report is a publicly available document.  In the course of its investigation, the SLC and the SLC Professionals reviewed several hundred thousand pages of documents and information obtained from SCI and other sources. The SLC interviewed 19 people—some of them on multiple occasions—including Company representatives and third parties.  In addition to its own review, the SLC requested that Odyssey perform an additional investigation and make findings regarding the 2007 Going Private Transaction.  SCI did not limit the SLC or the SLC Professionals in any way, including in its access to documents or information.  Based on the SLC’s investigation, including the findings of its independent financial advisor, the SLC determined:

•                  The financial projections for the 2007 Going Private Transaction were reasonable when made and were not unduly optimistic or overly aggressive.

•                  SCI was not insolvent at the time of the Transaction and did not become insolvent as a result of the Transaction.

•                  SCI was not left with unreasonably small capital.

•                  SCI did not intend or expect to incur debts beyond its ability to pay those debts as they matured.

•                  No person or entity intended to nor believed the Transaction would defraud, hinder, or delay a creditor of SCI.

•                  The participants in the Transaction had a good faith belief that the Transaction would succeed and that SCI would enjoy continued growth.

•                  No person or entity engaged in inequitable conduct in connection with the Transaction.

F.                                      Supplemental Investigation by SLC of the Master Lease and Supplemental SLC Report

Upon issuance and filing of the SLC Report, the Committee expressed concern that the SLC Report did not fully review and investigate the Sale and Leaseback.  In response, on October 5, 2009, SCI’s Board directed the SLC to investigate the Sale and Leaseback, including the potential recharacterization of the Master Lease.  The Supplemental Report of Investigation (the “Supplemental SLC Report”) was issued December 18, 2009 [Docket No. 721].

In investigating the Sale and Leaseback, the SLC reviewed voluminous written materials and interviewed all relevant individuals.  Supplemental SLC Report at 9-10.  The SLC hired another independent expert advisor, Global Gaming and Hospitality LLC (“Global Gaming”), to assist with this aspect of the investigation.  Id.  at 10-11.  SCI did not limit the SLC in any way, including in its access to documents or information in connection with the investigation of the Sale and Leaseback.  Id. at 11.

As a result of its substantial investigation, the SLC concluded that the Master Lease has real economic substance, is a true lease (not a disguised financing), and should be treated as a lease in the bankruptcy cases.  Id. at 28.  Based on its conclusion, the SLC recommended that SCI’s Board refuse any demand to commence or authorize an action seeking to recharacterize the Master Lease as a disguised secured financing.  Id. at 30.  The SLC concluded that any litigation seeking to recharacterize the Master Lease would be unsuccessful, inappropriate, and a waste of the bankruptcy estates’ resources.  Id. at 29-30.

G.                                  The Master Lease Compromise Agreement

Due to the severe recession and its impact on the Las Vegas economy, the financial performance of the Leased Hotels deteriorated to the point that the amount of the surplus cash that was “upstreamed” pursuant to the Master Lease through the Propco stack and ultimately “flowed back” to SCI was restricted.  Upon the event of default under the Master Lease that was triggered when the Chapter 11 Cases were filed, the rights of the Mezzanine Entities to any dividends, as well as the rights of SCI to receive any “flow back,” were cut off altogether, resulting in all of the surplus cash being “trapped” at Propco.

After these Chapter 11 Cases were filed, the Debtors requested and obtained Court approval of consensual cash collateral arrangements with the Prepetition Lenders and Mortgage Lenders that, collectively, authorized:  (a) SCI to continue to make rent payments to Propco due under the Master Lease, subject to “rolling” budget approval by the Prepetition Lenders; and (b) PropCo to continue to service its mortgage debt (as adequate protection for the Mortgage Lenders), to pay certain other expenses and to otherwise accumulate the “trapped” cash in accounts pledged to the Mortgage Lenders which are also subject to “rolling” budget approval by the Mortgage Lenders.

Notwithstanding the Court’s approval of the cash collateral arrangements, the issues surrounding the Master Lease and the resulting flow of funds from SCI to Propco were a point of contention for all of the major stakeholders in these Chapter 11 Cases.  For example, in connection with the cash collateral hearings, both the Committee and the Dissident Lenders raised objections to the “cash trap” and the resulting loss of “flow back” to SCI.  The Debtors acknowledged that resolving the issues raised by the Master Lease and the “upstream” and “flow back” restrictions are integral to the overall restructuring of the Debtors.

The need to address the Master Lease issues became acute in October, 2009, when the Prepetition Lenders advised SCI that they would not approve a cash collateral budget that provided for the payment of rent under the Master Lease beginning in December 2009.  At this same time, the Master Lease, and the payment of rent thereunder, became the focus of the Mortgage Lenders, who asserted that the relationship between Propco and SCI was contractually structured as a lessor/lessee relationship and that SCI was facing the choice to either accept all the terms of the Master Lease or none of the terms in an effort to force SCI to either assume the Master Lease and pay the full amount of the Master Lease monthly rent or reject the Master Lease in its entirety.

As a result of the competing pressures exerted by the Prepetition Lenders and the Mortgage Lenders, SCI faced three potential alternatives:  (a) seeking Court approval of non-consensual use of cash collateral in order to pay the full Master Lease monthly rent notwithstanding the objection of the Prepetition Lenders — which would trigger a difficult contested cash collateral fight and put the Opco Forbearance Agreement in default and force SCI’s non-debtor operating subsidiaries to file for bankruptcy; (b) rejection of the Master Lease as a result of the inability to perform thereunder, accompanied by the surrender of the Leased Hotels and the creation of a massive rejection damages claim against SCI; or (c) engage in discussions with Propco to try to reach an agreement that would both protect the existing rights of both Propco and SCI under the Master Lease, and provide for certain rent deferrals by Propco in exchange for SCI’s agreement to provide certain transition services in the event the Master Lease ultimately is rejected, thereby providing the Master Lease parties with much greater clarity regarding the possibility of a future rejection while at the same time avoiding the need for a premature and precipitous rejection of the Master Lease in December 2009.

Because the first two alternatives — fighting for non-consensual use of cash collateral or immediate rejection of the Master Lease and the resulting implications for the Leased Hotels — each carried significant risks and uncertainties for both SCI and Propco, SCI and Propco decided instead to focus on the third alternative of exploring a negotiated solution to the near-term issues facing the parties as the December rent payment approached.  Propco and SCI believed (and the Court ultimately concurred) that it was in the best interests of both Propco’s and SCI’s estates that they enter into a postpetition compromise, amending and restating certain terms of the Master Lease in a controlled manner that assured the continued ability of all Debtors to restructure their businesses for the benefit of the Debtors’ estates.  Accordingly, SCI and Propco, in conjunction with the major stakeholders, embarked on an intense and heavily negotiated compromise agreement, amending and restating the Master Lease, subject to Court approval (the “Compromise Agreement”).  The “controlled transition” aspects of the Compromise Agreement were designed to provide assurance to all parties in interest that in the event of a rejection of the Master Lease concerns that the gaming authorities could have regarding rejection would be minimized and eliminate the need for regulatory involvement in the process.

In connection with the negotiation of the Compromise Agreement (and before the negotiations commenced in earnest), it was clear to SCI and Propco that they would be sitting on opposite sides of the negotiating table in any discussions regarding the Master Lease.  In order to ensure that those negotiations would occur at arms’ length and with due consideration for the competing interests of the SCI and Propco estates, responsibility for the representation of Propco’s interests in the negotiations was assumed by the two independent members of Propco’s board, Messrs. Robert White and Robert Kors (the “Propco Independent Directors”), who were advised by Propco’s separate counsel, Gibson, Dunn & Crutcher LLP (“Gibson”).

Thus, shortly after the Prepetition Lenders notified SCI that they would not consent to payment of the December rent under the Master Lease, SCI and the Propco Independent Directors, commenced intensive negotiations to try to structure an agreement that would (a) allow for the continued operation of the Leased Hotels in a manner that would appropriately protect and preserve the value of those operations, (b) provide both estates with some appropriate relief from provisions of the Master Lease that have become problematic in the Debtors’ current environment, and (c) provide the Propco and SCI with a reasonable amount of time to try to solve not only the Master Lease issues, but to formulate an overall restructuring of the Debtors’ businesses as well.

On       , 2009, Propco and SCI reached the final terms of the Compromise Agreement.  The Compromise Agreement was presented to the Bankruptcy Court for approval.  The major stakeholders filed opposition to the Compromise Agreement, and after a lengthy and hotly contested hearing, the Compromise Agreement, as amended prior to such hearing, was approved by the Court.

The Compromise Agreement includes, among others, the following mutual accommodations:

•                                          The rent payable in cash to Propco shall be reduced for December 2009, January 2010 and February 2010 from approximately $21,449,000 per month to an amount equal to EBITDAR(2)  for the Leased Hotels in the prior calendar month minus up to $1,600,000 per month (as so calculated, the “Reduced Rent”).  SCI estimates that the Reduced Rent for the 3-month period covered by the Compromise Agreement will average approximately $13,777,000 per month, for an average monthly reduction of just under $7,700,000 from the full scheduled rent amount.

•                                          The difference between Reduced Rent and contract rent under the Master Lease (such difference, the “Deferred Rent”) will be either (a) paid in cash on an administrative basis if the Master Lease is ultimately assumed by SCI, or (b) added to the prepetition rejection damages claim if the Master Lease is ultimately rejected by SCI.

•                                          SCI and the Operating Subsidiaries have agreed to provide certain transition services to Propco after, and notwithstanding, any future rejection of the Master Lease and the License Agreement:

•                                          SCI and the Operating Subsidiaries shall continue to operate the Leased Hotels under their own gaming licenses on an expense reimbursement and fee-for-service basis for a period of up to 150 days post-rejection.  During this period, the Leased Hotels will be operated as if no rejection of the Master Lease or License Agreement had occurred, provided that SCI and the Operating Subsidiaries will not have any financial obligations to Propco under the Master Lease.

•                                          SCI and the Operating Subsidiaries shall provide reasonably requested non-confidential and non-competitive information to Propco and any replacement manager for the Leased Hotels.

•                                          SCI and the Operating Subsidiaries will provide a reasonable period of time after they cease providing transition services for Propco to rebrand the Leased Hotels to eliminate all mentions of the name “Station.”

•                                          SCI and the Operating Subsidiaries agree that, pending transfer to Propco of all collateral granted by SCI and the Operating Subsidiaries to secure the Master Lease and all other personalty to be sold to Propco under the Compromise Agreement, all such personal property will remain at the Leased Hotels and be available for use in their operation, and, subject to its obligations regarding re-branding, Propco will have a license to use all such collateral in the operation of the Leased Hotels after rejection and until transfer of title is completed, including after the termination of other transition services.

•                                          Upon the occurrence of certain conditions, SCI and the Operating Subsidiaries will cooperate in a consensual foreclosure of Propco’s liens on such collateral and will sell outright certain tangible and intangible personal property, including the names Red Rock, Palace, Boulder and Sunset, that is not subject to a lien to Propco.

(2)                                  “EBITDAR” means Earnings (or Net Income) Before Interest, Taxes, Depreciation, Amortization and Rent.

•                                          Propco will receive the full benefit of the License Agreement during the transition period, including delivery of the list of SCI customers that predominantly play at a Leased Hotel, and Propco agrees that, subject to such performance, any monetary claim for rejection damages under the License Agreement shall be a general unsecured claim.  Propco will, however, reserve any Bankruptcy Code section 365(n) rights it may have as licensee under the License Agreement.

The Compromise Agreement provided interim relief with regard to SCI’s rent obligations and provided a floor for transition services for Propco, while also providing some certainty regarding the nature and extent of claims arising in connection with any future rejection of the Master Lease and License Agreement.  The Compromise Agreement otherwise leaves Propco and SCI’s current legal positions unaffected.  Propco and its successor/assigns (including the Mortgage Lender) will continue to have the ability to argue (if such arguments exist) for additional transition services under the agreements between Propco and SCI or under otherwise applicable law, while leaving SCI free to argue that no additional transition services are required to be provided to Propco.

As plan negotiations progressed, Propco and SCI agreed to extend the Compromise Agreement by an additional 60 days and to make additional, non-material adjustments to the terms of the Compromise Agreement to reflect the practical reality of operating the Leased Hotels during the additional 60-day extension.  As a result, the PropCo Independent Directors and SCI again negotiated an arms’ length agreement to extend the protections afforded each party under the Compromise Agreement  and entered into the First Amendment to the Amended and Restated Compromise Agreement (the “Compromise Amendment”).

Propco and SCI sought and obtained the agreement of the major stakeholders not to oppose their application to the Court for approval of the Compromise Amendment.  As a result, PropCo and SCI sought and obtained an order from the Court approving the Compromise Amendment on March 2, 2010. [Docket No.           ].

H.            The Committee’s Motion to Obtain Standing to Assert Claims Relating to the 2007 Going Private Transaction

1.                                       The Committee’s Status Report and Demand for Authority to Prosecute Derivative Claims Derived from the 2007 Going Private Transaction and Sale Leaseback

On November 18, 2009 — before the SLC had finished its investigation into the Sale and Leaseback or issued its Supplemental SLC Report — the Committed filed a “Status Report Regarding the Investigation into the 2007 Leveraged Buyout Transaction and Characterization of the Master Lease Transaction” (the “Committee Status Report”) [Docket No. 580].  In the Committee Status Report, the Committee asserted that there are colorable fraudulent conveyance actions to pursue related to the 2007 Going Private Transaction.

On December 8, 2009, the Committee sent a letter to the Debtors demanding that the Debtors consent within just a few days to the Committee prosecuting such claims.  For the following two weeks, the Committee and the Debtors exchanged letters in which the Debtors sought to better understand the basis of the demand and the factual information upon which the Committee purported to rely in coming to a conclusion that differed from the conclusion leased by the SLC and the SLC Professionals after their investigation on.  On December 28, 2009, without having provided the factual information requested by the Debtors or waited for Debtors to respond to the demand, the Committee filed a motion seeking standing and authority (the “Committee Standing Motion”) to prosecute civil actions on behalf of the Debtors’ estates attacking (1) the 2007 Going Private Transaction; and (2) the Sale and Leaseback.  The claims alleged in the Committee Standing Motion included claims that:  (a) various components of the 2007 Going Private Transaction constituted actual fraudulent conveyances, constructive fraudulent conveyances, or otherwise avoidable transactions; and (b) the Master Lease should be recharacterized and/or was an actual and constructive fraudulent conveyance.  The entirety of the Committee’s allegations are contained in the Committee Standing Motion and the various supporting papers filed therewith, which are available on the Docket as items                                   .  The Committee Standing Motion was opposed by the Debtors, the SLC, the Administrative Agent on behalf of the Prepetition Opco Lenders and the Mortgage Lenders.  The oppositions

2.                                       The Court Ruling on the Standing Motion

At the conclusion of hearing on the Committee Standing Motion, the Bankruptcy Court elected to defer its ruling on the Committee Standing Motion until the time of the hearing on the Disclosure Statement.

I.                                         Bar Date and Summary of Claims

1.                                       Schedules and Statements

On               , 2009, the Debtors filed with the Bankruptcy Court their respective Statements of Financial Affairs and Schedules of Assets and Liabilities (collectively, as amended, the “Schedules”).

2.                                       Bar Date

By order dated [          ], 2010 (the “Bar Date Order”), pursuant to Bankruptcy Rule 3003(c)(3), the Bankruptcy Court set January 15, 2010 at 5:00 p.m. (prevailing Pacific time) (the “Bar Date”), as the date and time by which general proofs of claim were required to be filed by substantially all claimants of the Debtors.  Unless specifically exempted by the Bar Date Order, all potential creditors were required to file proofs of claim notwithstanding section 1111(a) of Bankruptcy Code and Bankruptcy Rule 3003(c)(2), which generally requires a proof of claim be filed only with respect to prepetition claims that are not scheduled in the Debtors’ Schedules or which is listed in the Schedules as disputed, contingent or unliquidated.

Notice of the Bar Date and a proof of claim form were mailed to (i) all creditors and other known holders of claims, including all creditors listed in the Debtors’ Schedules; (ii) all parties to executory contracts and unexpired leases of the Debtors; (iii) all parties to litigation with the Debtors; (iv) all members of the Creditors’ Committee; (v) all persons and entities included in the Debtors’ Master Service List; and (vi) all persons and entities requesting notice pursuant to Bankruptcy Rule 2002 as of the entry of the Bar Date Order.

3.                                       Summary of Claims

[SUMMARY OF CLAIMS REGISTER TO COME]

IV.                                THE PLAN

THIS SECTION OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN PROVIDES A SUMMARY OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN.  THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, TO THE EXHIBITS ATTACHED HERETO, AND TO THE PLAN SUPPLEMENT.  IN THE EVENT OF ANY INCONSISTENCIES, THE PROVISIONS OF THE PLAN SHALL GOVERN.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS.

Although the Chapter 11 Cases are jointly administered pursuant to an order of the Bankruptcy Court, the Debtors are not proposing the substantive consolidation of their respective bankruptcy estates.  Thus, the Plan is really 18 distinct chapter 11 plans, one separate plan for each Debtor.  However, because many of the procedural provisions of those separate plans are the same, and to save the Debtors’ estates the cost of duplicative efforts to draft multiple disclosure statements and separately solicit approval of multiple plans, the Debtors are submitting a single Plan and this Disclosure Statement.

A.                                    Administrative Claims, Priority Tax Claims and Other Priority Claims

Pursuant to Bankruptcy Code section 1123(a)(1), the Claims against each of the Debtors set forth in this Article 2 are not classified within any Classes.  The Holders of such Claims are not entitled to vote on the

Plan.  The treatment of the Claims set forth below is consistent with the requirements of Bankruptcy Code section 1129(a)(9).

The Chapter 11 Cases for each of the Debtors will not be substantively consolidated.  Accordingly, Holders of unclassified Claims again a particular Debtor shall have their Claim allowed and treated in such respective Debtor’s Estate.  As such, for each category of unclassified Claims, a sub-category shall be deemed to exist for each Debtor.

1.                                       Administrative Claims

On the later of the Effective Date or the date on which an Administrative Claim becomes an Allowed Administrative Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Claim other than the Holder of the DIP Facility Claims will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) payment in full in Cash for the unpaid portion of such Allowed Administrative Claim; or (ii) such other less favorable treatment as agreed to in writing by such Holder; provided, however, that Administrative Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the Debtors without further notice to or order of the Bankruptcy Court.

The DIP Facility Claims held by Vista Holdings, LLC and Past Enterprises, Inc. shall receive no distribution under the Plan and shall be extinguished and discharged upon the Effective Date.

a.                                       Bar Date for Administrative Claims

Except as otherwise provided in this IV.A.1 hereof, requests for payment of Administrative Claims must be Filed and served on the Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims but do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims and such Administrative Claims shall be deemed discharged as of the Effective Date.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Section            hereof.  Objections to such requests must be Filed by the later of (a) 120 days after the Effective Date and (b) 60 days after the Filing of the applicable request for payment of Administrative Claims, if applicable, as the same may be modified or extended from time to time by order of the Bankruptcy Court.

b.                                      Professional Compensation and Reimbursement Claims

Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date must File an application for final allowance of such Professional Fee Claim no later than the Professional Fees Bar Date; provided that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered to the Debtors or the Plan Administrator before the Effective Date in accordance with the Ordinary Course Professionals Order, without further Bankruptcy Court order.  Objections to any Professional Fee Claim must be Filed by the later of (a) 90 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Professional Fee Claim.

2.                                       Priority Tax Claims

The legal, equitable and contractual rights of the Holders of Priority Tax Claims are unaltered by the Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors:  (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (b) such other less favorable treatment as agreed to in writing by such Holder; or (c) pursuant to and in accordance with Bankruptcy Code sections 1129(a)(9)(C) and (D), Cash in an aggregate amount of such Allowed Priority Tax Claim payable in regular installment payments over a period ending not more than five years after the Petition Date; provided, further, that Priority Tax Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the Debtors or the Plan Administrator without further notice to or order of the Bankruptcy Court.

3.                                       Other Priority Claims

Each Allowed Other Priority Claim, if any, shall, in full and final satisfaction of such Claim, be paid in full in Cash by the applicable Debtor or Plan Administrator upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

B.                                    Classification and Treatment of Holders of Claims and Equity Interests

One of the key concepts under the Bankruptcy Code is that only claims and equity interests that are “allowed” may receive distributions under a chapter 11 plan.  In general, an “allowed” claim or “allowed” equity interest simply means that the debtor agrees, or in the event of a dispute, that the Bankruptcy Court or other court of appropriate jurisdiction determines, that the claim or equity interest, and the amount thereof, is in fact a valid obligation of the debtor.

The Bankruptcy Code requires that, for purposes of treatment and voting, a chapter 11 plan divides the different claims against, and equity interests in, a debtor into separate classes based upon their legal nature.  Claims of a substantially similar legal nature are usually classified together, as are equity interests of a substantially similar legal nature.  If a class of claims or interests is “impaired,” the Bankruptcy Code affords certain rights to holders of such claims or interests, including the right to vote on the plan.  Under section 1124 of the Bankruptcy Code, a class of claims or interests is “impaired” unless the plan (i) does not alter the legal, equitable and contractual rights of the holders or (ii) irrespective of the holders’ acceleration rights, cures all defaults (other than those arising from the debtor’s insolvency, the commencement of the case or nonperformance of a nonmonetary obligation), reinstates the maturity of the claims or interests in the class, grants such holder a claim for damages incurred, and does not otherwise alter the holders’ legal, equitable and contractual rights.

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, voting, confirmation and distribution pursuant hereto and pursuant to Bankruptcy Code sections 1122 and 1123(a)(1).  The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.  If there are no Claims or Interests in a particular Class, then such Class of Claims or Interests shall not exist for all purposes of the Plan.

1.                                       Claims and Equity Interests Against Parent Debtors

(A)                               FCP Holding, Inc.

Class FHI.1 — Prepetition Mortgage Loan Guaranty Claims against FCP Holding, Inc.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mortgage Loan Guaranty shall be terminated, and the Prepetition Mortgage Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.1 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FHI.1 is Impaired.  The Holders of Class FHI.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g).  Consequently, the Holders of Class FHI.1 Claims are not entitled to vote to accept or reject the Plan.

Class FHI.2 — Prepetition Mezzanine Loan Guaranty Claims against FCP Holding, Inc.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mezzanine Loan Guaranty shall be terminated, and the Prepetition Mezzanine Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FHI.2 is Impaired.  The Holders of Class FHI.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.2 Claims are not entitled to vote to accept or reject the Plan.

Class FHI.3 — Land Loan Guaranty Claims Against FCP Holding, Inc.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Land Loan Agreement guaranty issued by FCP Holding, Inc. shall be extinguished and discharged.  Holders of Class FHI.3 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FHI.3 is Impaired.  The Holders of Class FHI.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.3 Claims are not entitled to vote to accept or reject the Plan.

Class FHI.4 — General Unsecured Claims against FCP Holding, Inc.

Treatment:   Holders of Class FHI.4 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FHI.4 Impaired.  The Holders of Class FHI.4 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.4 Claims are not entitled to vote to accept or reject the Plan.

Class FHI.5 — Intercompany Claims against FCP Holding, Inc.

Treatment:  Holders of Class FHI.5 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FHI.5 Impaired.  The Holders of Class FHI.5 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.5 Claims are not entitled to vote to accept or reject the Plan.

Class FHI.6 — Equity Interests in FCP Holding, Inc.

Treatment:  On the Effective Date, all Equity Interests in FCP Holding, Inc. shall be cancelled and extinguished.  Holders of Class FHI.6 Equity Interests shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FHI.6 Impaired.  The Holders of Class FHI.6 Equity Interests will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.6 Claims are not entitled to vote to accept or reject the Plan.

(B)                               Fertitta Partners LLC

Class FP.1 — Prepetition Mortgage Loan Guaranty Claims against Fertitta Partners LLC.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mortgage Loan Guaranty shall be terminated, and the Prepetition Mortgage Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.1 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FP.1 is Impaired.  The Holders of Class FP.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g).  Consequently, the Holders of Class FP.1 Claims are not entitled to vote to accept or reject the Plan.

Class FP.2 — Prepetition Mezzanine Loan Guaranty Claims against Fertitta Partners LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mezzanine Loan Guaranty shall be terminated, and the Prepetition Mezzanine Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FP.2 is Impaired.  The Holders of Class FP.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.2 Claims are not entitled to vote to accept or reject the Plan.

Class FP.3 — Land Loan Guaranty Claims Against Fertitta Partners LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Land Loan Agreement guaranty issued by Fertitta Partners LLC shall be extinguished and discharged.  Holders of Class FP.3 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FP.3 is Impaired.  The Holders of Class FP.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.3 Claims are not entitled to vote to accept or reject the Plan.

Class FP.4 — General Unsecured Claims against Fertitta Partners LLC

Treatment:  Holders of Class FP.4 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FP.4 Impaired.  The Holders of Class FP.4 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.4 Claims are not entitled to vote to accept or reject the Plan.

Class FP.5 — Intercompany Claims against Fertitta Partners LLC

Treatment:  Holders of Class FP.5 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FP.5 Impaired.  The Holders of Class FP.5 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.5 Claims are not entitled to vote to accept or reject the Plan.

Class FP.6 — Equity Interests in Fertitta Partners LLC

Treatment:  On the Effective Date, all Equity Interests in Fertitta Partners LLC shall be cancelled and extinguished.  Holders of Class FP.6 Equity Interests shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class FP.6 Impaired.  The Holders of Class FP.6 Equity Interests will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.6 Claims are not entitled to vote to accept or reject the Plan.

(C)                               FCP Voteco, LLC

Class VC.1 — Prepetition Mortgage Loan Guaranty Claims against FCP Voteco, LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mortgage Loan Guaranty shall be terminated, and the Prepetition Mortgage Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.1 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class VC.1 is Impaired.  The Holders of Class VC.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g).  Consequently, the Holders of Class VC.1 Claims are not entitled to vote to accept or reject the Plan.

Class VC.2 — Prepetition Mezzanine Loan Guaranty Claims against FCP Voteco, LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mezzanine Loan Guaranty shall be terminated, and the Prepetition Mezzanine Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class VC.2 is Impaired.  The Holders of Class VC.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.2 Claims are not entitled to vote to accept or reject the Plan.

Class VC.3 — Land Loan Guaranty Claims Against FCP Voteco, LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Land Loan Agreement guaranty issued by FCP Voteco, LLC shall be extinguished and discharged.  Holders of Class VC.3 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class VC.3 is Impaired.  The Holders of Class VC.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.3 Claims are not entitled to vote to accept or reject the Plan.

Class VC.4 — General Unsecured Claims against FCP Voteco, LLC

Treatment:  Holders of Class VC.4 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class VC.4 Impaired.  The Holders of Class VC.4 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.4 Claims are not entitled to vote to accept or reject the Plan.

Class VC.5 — Intercompany Claims against FCP Voteco, LLC

Treatment:  Holders of Class VC.5 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class VC.5 Impaired.  The Holders of Class VC.5 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.5 Claims are not entitled to vote to accept or reject the Plan.

Class VC.6 — Equity Interests in FCP Voteco, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP Voteco, LLC shall be cancelled and extinguished.  Holders of Class VC.6 Equity Interests shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class VC.6 Impaired.  The Holders of Class VC.6 Equity Interests will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.6 Claims are not entitled to vote to accept or reject the Plan.

2.                                       Claims and Equity Interests Against Propco

Class P.1 — Other Secured Claims against Propco

Classification:  Each Class P.1 Claim, if any, is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class P.1A, Class P.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class P.1 Claims, if any, are unaltered by the Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class P.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class P.1 Claim shall either (at the election of the Debtors):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class P.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such claim by New Propco and retention of all existing liens to secure such claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class P.1 is an Unimpaired Class, and the Holders of Class P.1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class P.1 Claims are not entitled to vote to accept or reject the Plan.

Class P.2 — Prepetition Mortgage Loan Claims against Propco

Allowance:  On the Effective Date, the Prepetition Mortgage Loan Agreement Claims shall be deemed Allowed in an aggregate amount equal to $                            , plus reasonable fees and expenses and postpetition interest accrued to the Effective Date.

Treatment:  On the Effective Date, Holders of Allowed Claims arising under the Prepetition Mortgage Loan Agreement shall receive on account, and in full satisfaction, of those Claims:

(a)                                  the New Propco Transferred Assets, which will be delivered to New Propco as the designee of the Mortgage Lenders for purposes of distribution of such assets; and

(b)                                 their respective Pro Rata shares of (i) Propco Excess Effective Date Cash; and (ii) any recoveries received by Propco on account of any claims Propco has against SCI, including the Master Lease Rejection Damage Claim.

Voting:  Class P.2 is Impaired, and Holders of Class P.2 Claims are entitled to vote to accept or reject the Plan.

Class P.3 — General Unsecured Claims against Propco

Treatment:  Holders of Class P.3 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class P.3 is Impaired.  The Holders of Class P.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class P.3 Claims are not entitled to vote to accept or reject the Plan.

Class P.4 — Intercompany Claims against Propco

Treatment:  Holders of Class P.4 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class P.4 is Impaired.  The Holders of Class P.4 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class P.4 Claims are not entitled to vote to accept or reject the Plan.

Class P.5 — Equity Interests in Propco

Treatment:  On the Effective Date, all Equity Interests in Propco shall be deemed to be surrendered to the lenders under the Mezz I Loan to FCP MezzCo Borrower I, LLC in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class P.5 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under the Plan.

Voting:  Class P.5 is Impaired, and Holders of Class P.5 Equity Interests are deemed to reject the Plan.

3.                                       Claims and Equity Interests Against Mezzco Debtors

(A)                               FCP MezzCo Parent, LLC

Class MP.1 — General Unsecured Claims against FCP MezzCo Parent, LLC

Treatment:  Holders of Class MP.1 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class MP.1 is Impaired.  The Holders of Class MP.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MP.1 Claims are not entitled to vote to accept or reject the Plan.

Class MP.2 — Intercompany Claims against FCP MezzCo Parent, LLC

Treatment:  Holders of Class MP.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class MP.2 is Impaired.  The Holders of Class MP.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MP.2 Claims are not entitled to vote to accept or reject the Plan.

Class MP.3 — Equity Interests in FCP MezzCo Parent, LLC

Treatment:  On the Effective Date, all Class MP.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class MP.3 is Impaired, and the Holders of Class MP.3 Equity Interests are deemed to have rejected the Plan.

(B)                               FCP MezzCo Parent Sub, LLC

Class MS.1 — General Unsecured Claims against FCP MezzCo Parent Sub, LLC

Treatment:  Holders of Class MS.1 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class MS.1 is Impaired.  The Holders of Class MS.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MS.1 Claims are not entitled to vote to accept or reject the Plan.

Class MS.2 — Intercompany Claims against FCP MezzCo Parent Sub, LLC

Treatment:  Holders of Class MS.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class MS.2 is Impaired.  The Holders of Class MS.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MS.2 Claims are not entitled to vote to accept or reject the Plan.

Class MS.3 — Equity Interests In FCB MezzCo Parent Sub, LLC

Treatment:  On the Effective Date, all Class MS.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class MS.3 is Impaired, and the Holders of Class MS.3 Equity Interests are deemed to have rejected the Plan.

(C)                               FCP Mezzco Borrower VII, LLC

Class M7.1 — General Unsecured Claims against FCP MezzCo Borrower VII, LLC

Treatment:  Holders of Class M7.1 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M7.1 is Impaired.  The Holders of Class M7.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M7.1 Claims are not entitled to vote to accept or reject the Plan.

Class M7.2 — Intercompany Claims against FCP MezzCo Borrower VII, LLC

Treatment:  Holders of Class M7.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M7.2 is Impaired.  The Holders of Class M7.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M7.2 Claims are not entitled to vote to accept or reject the Plan.

Class M7.3 — Equity Interests In FCP MezzCo Borrower VII, LLC

Treatment:  On the Effective Date, all Class M7.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M7.3 is Impaired, and the Holders of Class M7.3 Equity Interests are deemed to have rejected the Plan.

(D)                               FCP Mezzco Borrower VI, LLC

Class M6.1 — General Unsecured Claims against FCP MezzCo Borrower VI, LLC

Treatment:  Holders of Class M6.1 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M6.1 is Impaired.  The Holders of Class M6.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M6.1 Claims are not entitled to vote to accept or reject the Plan.

Class M6.2 — Intercompany Claims against FCP MezzCo Borrower VI, LLC

Treatment:  Holders of Class M6.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M6.2 is Impaired.  The Holders of Class M6.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M6.2 Claims are not entitled to vote to accept or reject the Plan.

Class M6.3 — Equity Interests In FCP MezzCo Borrower VI, LLC

Treatment:  On the Effective Date, all Class M6.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M6.3 is Impaired, and the Holders of Class M6.3 Equity Interests are deemed to have rejected the Plan.

(E)                                 FCP Mezzco Borrower V, LLC

Class M5.1 — General Unsecured Claims against FCP MezzCo Borrower V, LLC

Treatment:  Holders of Class M5.1 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M5.1 is Impaired.  The Holders of Class M5.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M5.1 Claims are not entitled to vote to accept or reject the Plan.

Class M5.2 — Mezz IV Pledge Claims against FCP MezzCo Borrower V, LLC

Treatment:  Holders of Class M5.2 Claims will receive the Equity Interests in FCP Mezzco Borrower IV, LLC on account of their Claims under the Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M5.2 is Impaired.  The Holders of Class M5.2 Claims are entitled to vote to accept or reject the Plan.

Class M5.3 — Intercompany Claims against FCP MezzCo Borrower V, LLC

Treatment:  Holders of Class M5.3 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M5.3 is Impaired.  The Holders of Class M5.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M5.3 Claims are not entitled to vote to accept or reject the Plan.

Class M5.4 — Equity Interests In FCP MezzCo Borrower V, LLC

Treatment:  On the Effective Date, all Class M5.4 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M5.4 is Impaired, and the Holders of Class M5.4 Equity Interests are deemed to have rejected the Plan.

(F)                                 FCP Mezzco Borrower IV, LLC

Class M4.1 — Mezz IV Loan Claims against FCP MezzCo Borrower IV, LLC

Treatment:  Holders of Class M4.1 Claims will receive the Equity Interests in FCP Mezzco Borrower III, LLC on account of their Claims under the Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M4.1 is Impaired.  The Holders of Class M4.1 Claims are entitled to vote to accept or reject the Plan.

Class M4.2 — General Unsecured Claims against FCP MezzCo Borrower IV, LLC

Treatment:  Holders of Class M4.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M4.2 is Impaired.  The Holders of Class M4.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M4.2 Claims are not entitled to vote to accept or reject the Plan.

Class M4.3 — Intercompany Claims against FCP MezzCo Borrower IV, LLC

Treatment:  Holders of Class M4.3 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M4.3 is Impaired.  The Holders of Class M4.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M4.3 Claims are not entitled to vote to accept or reject the Plan.

Class M4.4 — Equity Interests In FCP MezzCo Borrower IV, LLC

Treatment:  On the Effective Date, all Class M4.4 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M4.4 is Impaired, and the Holders of Class M4.4 Equity Interests are deemed to have rejected the Plan.

(G)          FCP Mezzco Borrower III, LLC

Class M3.1 — Mezz III Loan Claims against FCP MezzCo Borrower III, LLC

Treatment:  Holders of Class M3.1 Claims shall receive the Equity Interests in FCP Mezzco Borrower II, LLC on account of their Claims under the Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.   .

Voting:  Class M3.1 is Impaired.  The Holders of Class M3.1 Claims are entitled to vote to accept or reject the Plan.

Class M3.2 — General Unsecured Claims against FCP MezzCo Borrower III, LLC

Treatment:  Holders of Class M3.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M3.2 is Impaired.  The Holders of Class M3.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M3.2 Claims are not entitled to vote to accept or reject the Plan.

Class M3.3 — Intercompany Claims against FCP MezzCo Borrower III, LLC

Treatment:  Holders of Class M3.3 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M3.3 is Impaired.  The Holders of Class M3.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M3.3 Claims are not entitled to vote to accept or reject the Plan.

Class M3.4 — Equity Interests In FCP MezzCo Borrower III, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP MezzCo Borrower III, LLC shall be deemed to be surrendered to the Holders of Mezz IV Loan Claims in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class M3.4 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under the Plan.

Voting:  Class M3.4 is Impaired, and the Holders of Class M3.4 Equity Interests are deemed to have rejected the Plan.

(H)          FCP Mezzco Borrower II, LLC

Class M2.1 — Mezz II Loan Claims against FCP MezzCo Borrower II, LLC

Treatment:  Holders of Class M2.1 Claims shall receive the Equity Interests in FCP Mezzco Borrower I, LLC on account of their Claims under the Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M2.1 is Impaired.  The Holders of Class M2.1 Claims are entitled to vote to accept or reject the Plan.

Class M2.2 — General Unsecured Claims against FCP MezzCo Borrower II, LLC

Treatment:  Holders of Class M2.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M2.2 is Impaired.  The Holders of Class M2.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M2.2 Claims are not entitled to vote to accept or reject the Plan.

Class M2.3 — Intercompany Claims against FCP MezzCo Borrower II, LLC

Treatment:  Holders of Class M2.3 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M2.3 is Impaired.  The Holders of Class M2.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M2.3 Claims are not entitled to vote to accept or reject the Plan.

Class M2.4 — Equity Interests In FCP MezzCo Borrower II, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP MezzCo Borrower II, LLC shall be deemed to be surrendered to the Holders of Mezz III Loan Claims in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class M2.4 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under the Plan.

Voting:  Class M2.4 is Impaired, and the Holders of Class M2.4 Equity Interests are deemed to have rejected the Plan.

(I)            FCP Mezzco Borrower I, LLC

Class M1.1 — Mezz I Loan Claims against FCP MezzCo Borrower I, LLC

Treatment:  Holders of Class M1.1 Claims shall receive the Equity Interests in Propco on account of their Claims under the Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M1.1 is Impaired.  The Holders of Class M1.1 Claims are entitled to vote to accept or reject the Plan.

Class M1.2 — General Unsecured Claims against FCP MezzCo Borrower I, LLC

Treatment:  Holders of Class M1.2 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M1.2 is Impaired.  The Holders of Class M1.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M1.2 Claims are not entitled to vote to accept or reject the Plan.

Class M1.3 — Intercompany Claims against FCP MezzCo Borrower I, LLC

Treatment:  Holders of Class M1.3 Claims shall not receive or retain any property on account of their Claims under the Plan.

Voting:  Class M1.3 is Impaired.  The Holders of Class M1.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M1.3 Claims are not entitled to vote to accept or reject the Plan.

Class M1.4 — Equity Interests In FCP MezzCo Borrower I, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP MezzCo Borrower I, LLC shall be deemed to be surrendered to the Holders of Mezz II Loan Claims in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class M1.4 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under the Plan.

Voting:  Class M1.4 is Impaired, and the Holders of Class M1.4 Equity Interests are deemed to have rejected the Plan.

4.             Claims and Equity Interests Against SCI

Class S.1 — Other Secured Claims against SCI

Classification:  Each Class S.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class S.1A, Class S.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class S.1 Claims are unaltered by the Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class S.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class S.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class S.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class S.1 is an Unimpaired Class, and the Holders of Class S.1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class S.1 Claims are not entitled to vote to accept or reject the Plan.

Class S.2 — Prepetition Opco Credit Agreement Claims against SCI

Allowance:  On the Effective Date, the Prepetition Opco Secured Claims shall be deemed Allowed in an aggregate amount equal to $                            , plus all interest accrued and unpaid thereon as of the Effective Date, and all unpaid fees, costs, expenses and other charges required to be paid or reimbursed, as applicable, pursuant to the Prepetition Opco Credit Agreement and the Prepetition Opco Swap Agreement.

Treatment:  On the Effective Date, Holders of Allowed Claims arising under the Prepetition Opco Credit Agreement and the Prepetition Opco Swap Agreement shall receive on account, and in full satisfaction, of those Claims their respective Pro Rata shares of the Distributable New Opco Plan Consideration in an amount not to exceed the full amount of the Allowed Class S.2 Claims.

Voting:  Class S.2 is Impaired, and Holders of Class S.2 Claims are entitled to vote to accept or reject the Plan.

Class S.3 — Master Lease Rejection Damage Claim against SCI

Allowance:  On the Effective Date, the Master Lease Rejection Damage Claim shall be deemed Allowed in the amount of [$                    ].

Treatment:  On the Effective Date, Propco, in its capacity as Holder of the Master Lease Rejection Damage Claim, shall receive from SCI and the Operating Subtenants a transfer of all of the Master Lease Collateral in full satisfaction of the secured portion of the Master Lease Rejection Damage Claim.  In addition, to the extent Distributable New Opco Plan Consideration exceeds the amount of Allowed Class S.2 Claims, Holders of Allowed Class S.3 Claims shall receive their Pro Rata share of such excess, based upon a Pro Rata sharing of such excess by all Holders of Allowed Claims in Classes S.3, S.4, S.5, S.6 and S.7.

Voting:  Class S.3 is Impaired and Holders of Class S.3 Claims are entitled to vote to accept or reject the Plan.

Class S.4 — General Unsecured Claims against SCI

Treatment:  On the Effective Date, Holders of Allowed General Unsecured Claims against SCI shall be entitled to receive their Pro Rata share of any Distributable New Opco Plan Consideration remaining after satisfaction in full of Allowed Class S.2 Claims, with such Pro Rata Sharing to take place among all Holders of Allowed Claims in Classes S.3, S.4, S.5, S.6 and S.7.

Voting:  Class S.4 is Impaired.  Holders of Class S.4 Claims are entitled to vote to accept or reject the Plan.

Class S.5 — Senior Notes Claims against SCI

Treatment:  On the Effective Date, Holders of Allowed Senior Notes Claims against SCI shall be entitled to receive their Pro Rata share of any Distributable New Opco Plan Consideration remaining after satisfaction in full of Allowed Class S.2 Claims, with such Pro Rata Sharing to take place among all Holders of Allowed Claims in Classes S.3, S.4, S.5, S.6 and S.7.  In addition, in furtherance of the subordination provisions governing the Senior Notes and the Subordinated Notes, any distributions that would otherwise be made on account of Subordinated Notes Claims shall instead be re-directed to Holders of Allowed Senior Notes Claims.

Voting:  Class S.5 is Impaired.  Holders of Class S.5 Claims are entitled to vote on the Plan.

Class S.6 — Subordinated Notes Claims against SCI

Treatment:  On the Effective Date, Holders of Allowed Subordinated Notes Claims against SCI shall be entitled to receive their Pro Rata share of any Distributable New Opco Plan Consideration remaining after satisfaction in full of Allowed Class S.2 Claims, with such Pro Rata Sharing to take place among all Holders of Allowed Claims in Classes S.3, S.4, S.5, S.6 and S.7.  In addition, in furtherance of the subordination provisions governing the Senior Notes and the Subordinated Notes, any distributions that would otherwise be made on account of Subordinated Notes Claims shall instead be re-directed to Holders of Allowed Senior Notes Claims.

Voting:  Class S.6 is Impaired.  Holders of Class S.6 Claims are entitled to vote on the Plan.

Class S.7 — Mortgage Lender Claims against SCI

Treatment:  On the Effective Date, Holders of Allowed Mortgage Lender Claims against SCI shall be entitled to receive their Pro Rata share of any Distributable New Opco Plan Consideration remaining after satisfaction in full of Allowed Class S.2 Claims, with such Pro Rata Sharing to take place among all Holders of Allowed Claims in Classes S.3, S.4, S.5, S.6 and S.7.

Voting:  Class S.7 is Impaired.  Holders of Class S.7 Claims are entitled to vote on the Plan.

Class S.8 — Convenience Class Claims against SCI

[TBD]

Class S.9 — Intercompany Claims against SCI

[TBD]

Class S.10 — Equity Interests in SCI

Treatment:  On the Effective Date, all Class S.10 Equity Interests shall be deemed canceled and extinguished and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class S.10 is Impaired, and the Holders of Class S.10 Equity Interests are deemed to have rejected the Plan.

5.             Claims and Equity Interests Against Other Opco Debtors

(A)          Northern NV Acquisitions, LLC

Class NA.1 — Other Secured Claims against Northern NV Acquisitions, LLC

Classification:  Each Class NA.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class NA.1A, Class NA.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class NA.1 Claims are unaltered by the Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class NA.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class NA.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class NA.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class NA.1 is an Unimpaired Class, and the Holders of Class NA.1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class NA.1 Claims are not entitled to vote to accept or reject the Plan.

Class NA.2 — General Unsecured Claims against Northern NV Acquisitions, LLC

Treatment:  On the Effective Date, Holders of Allowed General Unsecured Claims against Northern NV Acquisitions, LLC shall be entitled to receive their Pro Rata share of that amount of

Distributable New Opco Plan Consideration that is allocable to Northern NV Acquisitions, LLC, not to exceed the full Allowed amount of all Holders’ claim(s).

Voting:  Class NA.2 is Impaired.  Holders of Class NA.2 Claims are entitled to vote to accept or reject the Plan.

Class NA.3 — Equity Interests in Northern NV Acquisitions, LLC

Treatment:  On the Effective Date, the Holders of Allowed Equity Interests in Northern NV Acquisitions, LLC shall be entitled to receive any amount of Distributable New Opco Plan Consideration that is allocable to Northern NV Acquisitions, LLC in excess of the amount necessary to satisfy all Allowed Class NA.2 Claims in full.

Voting:  Class NA.3 is Impaired.  Holders of Allowed Class NA.3 Equity Interests are entitled to vote to accept or reject the Plan.

(B)          Reno Land Holdings, LLC

Class RL.1 — Other Secured Claims against Reno Land Holdings, LLC

Classification:  Each Class RL.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class RL.1A, Class RL.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class RL.1 Claims are unaltered by the Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class RL.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class RL.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class RL.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class RL.1 is an Unimpaired Class, and the Holders of Class RL.1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class RL.1 Claims are not entitled to vote to accept or reject the Plan.

Class RL.2 — General Unsecured Claims against Reno Land Holdings, LLC

Treatment:  On the Effective Date, Holders of Allowed General Unsecured Claims against Reno Land Holdings, LLC shall be entitled to receive their Pro Rata share of that amount of Distributable New Opco Plan Consideration that is allocable to Reno Land Holdings, LLC, not to exceed the full Allowed amount of all such Holders’ claim(s).

Voting:  Class RL.2 is Impaired.  Holders of Class RL.2 Claims are entitled to vote to accept or reject the Plan.

Class RL.3 — Equity Interests in Reno Land Holdings, LLC

Treatment:  On the Effective Date, the Holders of Allowed Equity Interests in Reno Land Holdings, LLC shall be entitled to receive any amount of Distributable New Opco Plan

Consideration that is allocable to Reno Land Holdings, LLC in excess of the amount necessary to satisfy all Allowed Class RL.2 Claims in full.

Voting:  Class RL.3 is Impaired.  Holders of Allowed Class RL.3 Equity Interests are entitled to vote to accept or reject the Plan.

(C)          River Central, LLC

Class RC.1 — Other Secured Claims against River Central, LLC

Classification:  Each Class RC.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class RC.1A, Class RC.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class RC.1 Claims are unaltered by the Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class RC.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class RC.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class RC.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class RC.1 is an Unimpaired Class, and the Holders of Class RC.1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class RC.1 Claims are not entitled to vote to accept or reject the Plan.

Class RC.2 — General Unsecured Claims against River Central, LLC

Treatment:  On the Effective Date, Holders of Allowed General Unsecured Claims against River Central, LLC shall be entitled to receive their Pro Rata share of that amount of Distributable New Opco Plan Consideration that is allocable to River Central, LLC, not to exceed the full Allowed amount of all such Holders’ claim(s).

Voting:  Class RC.2 is Impaired.  Holders of Class RC.2 Claims are entitled to vote to accept or reject the Plan.

Class RC.3 — Equity Interests in River Central, LLC

Treatment:  On the Effective Date, the Holders of Allowed Equity Interests in River Central, LLC shall be entitled to receive any amount of Distributable New Opco Plan Consideration that is allocable to  in excess of the amount necessary to satisfy all Allowed Class RC.2 Claims in full.

Voting:  Class RC.3 is Impaired.  Holders of Allowed Class RC.3 Equity Interests are entitled to vote to accept or reject the Plan.

(D)          Tropicana Station, LLC

Class TS.1 — Other Secured Claims against Tropicana Station, LLC

Classification:  Each Class TS.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class TS.1A, Class TS.1B and so

on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class TS.1 Claims are unaltered by the Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class TS.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class TS.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class TS.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class TS.1 is an Unimpaired Class, and the Holders of Class TS.1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class TS.1 Claims are not entitled to vote to accept or reject the Plan.

Class TS.2 — General Unsecured Claims against Tropicana Station, LLC

Treatment:  On the Effective Date, Holders of Allowed General Unsecured Claims against Station, LLC shall be entitled to receive their Pro Rata share of that amount of Distributable New Opco Plan Consideration that is allocable to Station, LLC, not to exceed the full Allowed amount of all such Holders’ claim(s).

Voting:  Class TS.2 is Impaired.  Holders of Class TS.2 Claims are entitled to vote to accept or reject the Plan.

Class TS.3 — Equity Interests in Tropicana Station, LLC

Treatment:  On the Effective Date, the Holders of Allowed Equity Interests in Station, LLC shall be entitled to receive any amount of Distributable New Opco Plan Consideration that is allocable to Station, LLC in excess of the amount necessary to satisfy all Allowed Class TS.2 Claims in full.

Voting:  Class TS.3 is Impaired.  Holders of Allowed Class TS.3 Equity Interests are entitled to vote to accept or reject the Plan.

C.            Means For Implementation of the Plan

1.             Transfer of Propco-Related Assets to New Propco.

a.             Formation of New Propco Entities.

On or prior to the Effective Date, Holdco, Voteco, New Propco and the following direct or indirect subsidiaries shall be formed for the purpose of acquiring all of New Propco Acquired Assets and all of the Landco Assets:  New Boulder LLC, New Red Rock LLC, New Palace, LLC, New Sunset, LLC, New Tropicana, LLC, and Landco Holdco, LLC.  (The legal names of these entities may differ from the names specified herein.)

b.             Corporate Restructuring of Subsidiaries and Transfer of Master Lease Collateral to Propco.

On or immediately prior to the Effective Date, SCI shall cause all of its subsidiaries that are corporations to be converted into limited liability companies.  On the Effective Date and after giving effect to such conversions, SCI and any Non-Debtor Affiliates (including the Operating Subtenants) that own assets that are included in the Master Lease Collateral shall transfer all such assets to Propco in satisfaction of Propco’s lien on those assets under the Master Lease and License and in partial satisfaction of the Master Lease Rejection Damage Claim.

c.             Transfer of New Propco Transferred Assets from Propco to New Propco Entities.

On the Effective Date, pursuant t o the New Propco Transfer Agreement to be included in the Plan Supplement and in implementation of the distributions to the Mortgage Lenders provided for in Section III.B.2 above on account of their Allowed Class P.2 Claims, all of the New Propco Transferred Assets shall be conveyed, assigned, transferred and delivered to New Propco in its capacity as designee of the Mortgage Lenders for receipt of such distribution, free and clear of all Liens, Claims, Equity Interests and Interests asserted by the Debtors, any creditors of the Debtors, or other Persons (including, without limitation, any Liens, Claims, Equity Interests or Interests, whether presently known or unknown, in any way relating to or arising from the operations of the Debtors prior to the Effective Date), in accordance with and as contemplated by, among others, sections 105(a), 363, 1123 and 1129 of the Bankruptcy Code, save and excepting any specific obligations expressly undertaken by New Propco or its designee in the Plan.  Holdco, Voteco, New Propco and their subsidiaries shall not be or be deemed to be a successor of any of the Debtors or any of the Non-Debtor Affiliates.  Except for any specific obligations expressly undertaken by New Propco or its designee(s) in the Plan, none of New Propco, the Mortgage Lenders or any of their respective designees shall have any liability, obligation or responsibility with respect to any Claims against or Equity Interests in any of the Debtors, including without limitation any amounts owed by the Debtors to holders of Claims or Equity Interests or any obligations of the Debtors pursuant to the Plan.  The terms, provisions and conditions of the New Propco Transfer Agreement shall govern the obligations of the Debtors, New Propco and its designee(s) with respect to the transfer of New Propco Transferred Assets and related transactions and to the extent inconsistent with the Plan, the New Propco Transfer Agreement shall control.  The Confirmation Order shall constitute an Order approving the New Propco Transfer Agreement and all transactions contemplated thereby, including the transfer of the New Propco Transferred Assets free and clear of any Liens, Claims, Interests or Equity Interests.

d.             Transfer of New Propco Purchased Assets from Opco Entities to New Propco Entities.

On the Effective Date, and in accordance with the terms of the New Propco Purchase Agreement to be filed with the Plan Supplement and as more specifically set forth below, in consideration of the purchase price established therein, all of the New Propco Purchased Assets shall be sold, conveyed, assigned, transferred and delivered to New Propco or its designee, free and clear of all Liens, Claims, Equity Interests and Interests asserted by the Debtors, any creditors of the Debtors, or other Persons (including, without limitation, any Liens, Claims, Equity Interests or Interests, whether presently known or unknown, in any way relating to or arising from the operations of the Debtors prior to the Effective Date and including, without limitation, any Liens granted by Non-Debtor Affiliates to secure Claims against the Debtors), in accordance with and as contemplated by, among others, sections 105(a), 363, 1123 and 1129 of the Bankruptcy Code, save and excepting liabilities expressly specified in the Plan or the Purchase Agreements as being assumed by New Propco or its designee(s) or other specific obligations expressly undertaken by New Propco or its designee(s) in the Plan.  None of Holdco, Voteco, New Propco and their subsidiaries shall not be or be deemed to be a successor of any of the Debtors or the Non-Debtor Affiliates.  Except for any Assumed Liabilities expressly set forth in the Plan or the New Propco Purchase Agreement or other specific obligations expressly undertaken by New Propco or its designee(s) in the Plan, neither New Propco nor the Mortgage Lenders, nor any of their respective designees, shall have any liability, obligation or responsibility with respect to any Claims against or Equity Interests in any of the Debtors, including without limitation any amounts owed by the Debtors to holders of Claims or Equity Interests or any obligations of the Debtors pursuant to the Plan.  The terms, provisions and conditions of the New Propco Purchase Agreement shall govern the obligations of the Debtors, the Mortgage Lenders, New Propco and their respective designee(s) with respect to the transfer of New Propco Purchased Assets and related transactions and to the extent inconsistent with the Plan, the New Propco Purchase Agreement shall control.  The Confirmation Order shall constitute an Order approving the New Propco Purchase Agreement and all transactions contemplated thereby, including the transfer of the New Propco Purchased Assets free and clear of any Liens, Claims, Interests or Equity Interests.

e.             New Propco Transactions in Connection with Receipt of New Propco Acquired Assets.

In connection with Consummation of the Plan and New Propco’s receipt of the New Propco Acquired Assets, New Propco will enter into a number of agreements and transactions designed to allow New Propco to operate the New Propco Acquired Assets as a going concern business.  Those agreements and transactions will include, without limitation, the following:

1.             The New Propco LLCA.

2.             The New Propco Management Agreement.

3.             The New Propco Credit Agreement.

f.              New Propco Acquisition of Land Loan Assets and Wild Wild West.

In connection with Consummation of the Plan, the Land Loan Borrower or the assets constituting collateral under the Land Loan will be transferred to New Propco or a subsidiary thereof at the direction of the holders of the Land Loan.  Except as specifically provided otherwise under the terms of the New Land Loan, the New Land Loan will  be non-recourse to New Propco and will otherwise be restructured on terms acceptable to the Land Loan Lenders.

In connection with Consummation of the Plan, subject to any required consents from the Wild Wild West landlord and/or court order, the portions of the Wild Wild West assemblage held by SCI and its subsidiaries, including (a) the Wild Wild West real estate and ground leasehold and casino and other operating related assets held by Tropicana Station, Inc., the operator of the Wild Wild West Casino, and (b) the option to purchase other related property located within the boundary of or adjacent to the Wild Wild West assemblage, shall be transferred to the restructured Land Loan Borrower or a subsidiary thereof at a price mutually agreed by the Mortgage Lenders and SCI or, if no such agreement is reached, the value determined by the Bankruptcy Court, and added to the Land Loan Collateral. The Wild Wild West operating assets will be managed by FG under separate agreement with the owner thereof on the same terms and conditions as the New Propco Management Agreement,  but will be terminable at will without penalty by the Land Loan Borrower (or upon an event of default under the Land Loan, by the Land Loan lenders).  Except as specifically provided in the definitive documents, the Wild Wild West lease will  be non-recourse to New Propco.

g.             New Propco Employment Related Matters

Upon the Effective Date of the Plan, New Propco contemplates taking steps to mitigate the impact on its team members of the restructuring process. Specifically, New Propco plans to provide its hourly team members with pay increases, restore a match for the 401(K) plan and take other steps to ensure that its team members enjoy competitive wages and benefits.

h.             Vesting of Assets in New Propco.

Pursuant to the New Propco Transfer Agreement and the New Propco Purchase Agreements, on the Effective Date, the New Propco Acquired Assets shall vest in New Propco, free and clear of all Liens, Claims, Interests, encumbrances and Other Interests.  After the Effective Date, New Propco and its subsidiaries will own the New Propco Acquired Assets and operate their businesses and manage their affairs free of any restrictions contained in the Bankruptcy Code.

2.             Transfer of New Opco Acquired Assets to New Opco; Distribution of New Opco Plan Consideration

a.             Transfer of New Opco Acquired Assets to New Opco.

On the Effective Date, either through a reorganization of SCI or following an orderly going concern sale process and in accordance with the terms of the New Opco Purchase Agreement to be filed with the Plan Supplement and as more specifically set forth below, for good and valuable consideration, all of the New Opco Acquired Assets shall be sold, conveyed, assigned, transferred and delivered to New Opco or its designee, free and clear of all Liens, Claims, Equity Interests and Interests asserted by the Debtors, any creditors of the Debtors, or other Persons (including, without limitation, any Liens, Claims, Equity Interests or Interests, whether presently known or unknown, in any way relating to or arising from the operations of the Debtors prior to the Effective Date), in accordance with and as contemplated by, among others, sections 105(a), 363, 1123 and 1129 of the Bankruptcy Code, save and excepting the Assumed Liabilities expressly specified in the Plan or the New Opco Purchase Agreement or other specific obligations expressly undertaken by New Opco or its designee in the Plan.  Except for any Assumed Liabilities expressly set forth in the Plan or the Purchase Agreements or other specific obligations expressly undertaken by New Opco or its designee(s) in the Plan, neither New Opco nor any of its designees shall have any liability, obligation or responsibility with respect to any Claims against or Equity Interests in any of the Debtors, including without limitation any amounts owed by the Debtors to holders of Claims or Equity Interests or any obligations of the Debtors pursuant to the Plan.  The terms, provisions and conditions of the New Opco Purchase Agreement shall govern the obligations of the Debtors, New Opco and its designee(s) with respect to the transfer of New Opco Acquired Assets and related transactions and to the extent inconsistent with the Plan, the New Opco Purchase Agreement shall control.  The Confirmation Order shall constitute an Order approving the New Opco Purchase Agreement and all transactions contemplated thereby, including the transfer of the New Opco Acquired Assets free and clear of any Liens, Claims, Interests or Equity Interests.

b.             Allocation of New Opco Plan Consideration.

To the extent necessary to effectuate distributions to Holders of Claims or Equity Interests in SCI or the Other Opco Debtors under the Plan, the Bankruptcy Court shall determine an appropriate allocation of the New Opco Plan Consideration among the New Opco Acquired Assets.

D.            Corporate Action

Each of the Debtors, as applicable, may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, and in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors (except for those expressly required pursuant hereto).

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the stockholders, directors or members of any Debtor (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, managers or partners of such Debtor, or the need for any approvals, authorizations, actions or consents of any Person.

All matters provided for in the Plan involving the legal or corporate structure of any Debtor and any legal or corporate action required by any Debtor in connection with the Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of any Debtor, or by any other Person.  On the Effective Date, the appropriate officers of each Debtor are authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in the Plan in the name of and on behalf of the Debtor, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person.  The secretary and any assistant secretary of each Debtor shall be authorized to certify or attest to any of the foregoing actions.

E.             Comprehensive Settlement And Releases

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under these Plan, the provisions of these Plans, including the exculpation and release provisions contained in this Article X,  constitute a good faith compromise and settlement of all Claims or controversies relating to the rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest against any Debtor, any distribution to be made pursuant to these Plans on account of any such Claim or Interest, and any and all Claims or Causes of Action of any party arising out of or relating to the Going Private Transaction and all transactions relating thereto.  The entry of the Confirmation Order constitutes the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such Claims, Interests or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are in the best interests of (x) the Debtors, the Non-Debtor Affiliates and their respective Estates and property, and (y) Claim and Interest Holders, and are fair, equitable and reasonable.  Any distributions to be made pursuant to the Plans shall be made on account of and in consideration of this comprehensive settlement, which, upon the Effective Date, the settlement shall be binding on all Persons, including the Debtors and their respective Estates, the Non-Debtor Affiliates, all Holders of Claims or Interests (whether or not Allowed), and all Persons entitled to receive any payments or other distributions under the Plan.

F.             Gaming Regulatory Compliance

To the extent the distribution of any Plan Consideration under the Plan requires the approval of the Nevada Gaming Commission or other gaming regulatory authorities, including any distribution, issuance or sale to any entity required to be found suitable by the Nevada Gaming Commission or other gaming regulatory authorities, such Plan Consideration will not be distributed, issued or sold until such time as such finding of suitability has been made or the Nevada Gaming Commission or other gaming regulatory authorities have approved such distribution as applicable.

G.            Cancellation of Existing Securities and Agreements

Pursuant to the Plan, on the Effective Date, any document, agreement or Instrument evidencing a Claim or Equity Interest, other than (a) a Claim that is reinstated and rendered unimpaired under the Plan or (b) Equity Interest held by a Debtor in another Debtor other than equity interests held by the Opco Debtors in the Propco Debtors will be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under such documents, agreements or Instruments evidencing such Claims and Equity Interest, as the case may be, will be discharged.

H.            Surrender of Securities

Unless otherwise provided in the Plan, as a condition precedent to receiving any distribution under the Plan, each registered holder of a [    ] (or other Instrument evidencing a [      ]) must surrender to the Debtors or the applicable [Trustee] all Instruments or other documents representing or evidencing such Claim.  Any holder of a Claim that fails to (i) surrender such Instrument or (ii) execute and deliver to the Disbursing Agent an affidavit of loss and/or indemnity reasonably satisfactory to the Debtors by the later to occur of (a) the first Effective Date Anniversary and (b) six months following the date such holder’s Claim becomes an Allowed Claim, will be deemed to have forfeited all rights and Claims with respect thereto, may not participate in any distribution under the Plan on account thereof, and all Cash, securities and other property owing with respect to such Allowed Claims will be retained by                      and any equity securities owing with respect to such Allowed Claims will be cancelled and be of no further force of effect.

I.              Provisions for Resolving and Treating Disputed Claims

If any portion of a Claim is Disputed, no payment or distribution provided under the Plan will be made on account of that Claim unless and until, and only to the extent, such Claim becomes Allowed.  At the time that a Disputed Claim becomes an Allowed Claim, the holder of that Allowed Claim will be entitled to receive a distribution equal in percentage of recovery to the distribution(s) made to date on previously-allowed Allowed Claims of the same priority without interest.

1.             Objections

As of the Effective Date, the Plan Administrator will have the right, to the exclusion of all others (except as to applications for allowances of compensation and reimbursement of expenses under sections 328, 330, 331 and 503 of the Bankruptcy Code), to make, file and prosecute objections to Claims.  The Debtors will serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable (unless such Claim was already the subject of a valid objection by the Debtors), but in no event will the service of such an objection be later than 120 days after the Effective Date, unless such date is extended by order of the Bankruptcy Court.  The Bankruptcy Court, for cause, may extend the deadline on the ex parte request of the Debtors.

2.             Estimation of Claims

The Plan Administrator may, at any time, request the Bankruptcy Court to estimate any Claim, pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Plan Administrator previously has objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim, at any time, including during litigation concerning any objection to such Claim.  In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on the Allowed amount of such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the Allowed amount of such Claim, the applicable Plan Administrator may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

3.             Other Provisions Relating to Disputed Claims

If, on or after the Effective Date, any Disputed Claim (or portion thereof) becomes an Allowed Claim, the applicable Plan Administrator will, as soon as practicable following the date on which the Disputed Claim becomes an Allowed Claim, except as otherwise provided in the Plan, distribute to the holder of such Allowed Claim an amount, without any interest thereon, that provides such holder with the same percentage recovery, as of the Effective Date, as holders of Claims in the class that were Allowed on the Effective Date.

To the extent that a Disputed Claim is expunged or reduced, the holder of such Claim will not receive any distribution on account of the portion of such Claim that is disallowed.  Any Disputed Claim, for which a proof of claim has not been deemed timely filed as of the Effective Date, will be disallowed.

J.             Treatment of Executory Contracts and Unexpired Leases

The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases.  If an executory contract or unexpired lease is rejected, the counterparty to such executory contract or unexpired lease may file a claim for damages incurred by reason of the rejection.  In the case of rejection of leases of real property, damage claims are subject to certain limitations imposed by the Bankruptcy Code.  To assume an executory contract or an unexpired lease, the debtor may be required cure all outstanding defaults (a “Cure Amount”) (subject to certain exceptions) and provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code).  If there is a dispute regarding (i) the nature or size of any Cure Amount; (ii) the ability of the Debtors or any assignee to provide adequate assurance of future performance under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the Cure Amount will occur following the entry of a Final Order resolving the dispute and approving the assumption (or assumption and assignment, as the case may be).

The Plan provides that all executory contracts and unexpired leases that exist between a Debtor and any person will be deemed rejected, as of the Effective Date, by the applicable Debtor, except for (i) any executory contract or unexpired lease that previously expired or terminated pursuant to its own terms, (ii) any executory contract or unexpired lease that was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court, (iii) any executory contract or unexpired lease that is the subject of a motion by the Debtors to assume or reject that is pending as of the Effective Date, (iv) any executory contract or unexpired lease that is specifically designated in a schedule in the Plan Supplement (the “Assumption Schedule”) as a contract or lease to be assumed, (v) any provision that is an easement or right of way, to the extent executory, or (vi) any provision that is a confidentiality or indemnification provision, to the extent required to be continued to be enforceable.  The Assumption Schedule lists each executory contract or unexpired lease that will be assumed pursuant to the Plan, along with a proposed Cure Amount for each contract or lease.  The Confirmation Order will constitute an order of the Bankruptcy Court under sections 365 and 1123(b) of the Bankruptcy Code approving, as of the Effective Date, the executory contract and unexpired lease assumptions or rejections described above.

The Debtors reserve the right, on or prior to the Confirmation Date, to (i) modify the Cure Amount for any executory contract or unexpired lease set forth in the Assumption Schedule or (ii) amend the Assumption Schedule to add or delete any executory contract or unexpired lease, in which event such executory contract(s) or unexpired lease(s) will be deemed to be, respectively, assumed or rejected.  The Debtors will provide notice of any amendments to the Assumption Schedule to the parties to the executory contracts and unexpired leases affected thereby.  The listing of a document on the Assumption Schedule will not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

Unless otherwise specified on the Assumption Schedule, each executory contract and unexpired lease listed or to be listed therein will include modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on the Assumption Schedule.

The Debtors are not required to make any payment or take any other action in order to satisfy the requirements of section 365(b) of the Bankruptcy Code with regard to all executory contracts and unexpired leases assumed.

The Debtors will pay all Cure Amounts, if any, to the applicable counterparties to the executory contracts and unexpired leases assumed by the later to occur of: (i) the first Effective Date Anniversary or (ii) ten (10) Business Days after resolution of the Cure Amount by Final Order or agreement of the parties, except as otherwise agreed to by the parties.  If a counterparty to an executory contract or unexpired lease assumed timely objects to the assumption or the proposed Cure Amount for such executory contract or unexpired lease, as applicable, the Debtors and the objecting counterparty may settle, compromise, or otherwise resolve the proper Cure Amount without further order of the Court or, at the Debtors’ sole discretion, may submit the dispute to the Bankruptcy Court for a determination as to the proper Cure Amount.  Notwithstanding the above, the Debtors, as applicable may, in their sole and absolute discretion, determine to reject, as of the Confirmation Date, any executory contract or unexpired lease at any time prior to the later of:  (i) thirty (30) days after the Effective Date and (ii) thirty (30) days after the entry of a Final Order determining the proper Cure Amount for such executory contract or unexpired lease.

Claims arising out of the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served upon the Debtors, no later than thirty (30) days after the later of:  (i) the date notice of entry of an order is mailed approving the rejection of such executory contract or unexpired lease; (ii) the date notice of entry of the Confirmation Order is mailed; (iii) the date notice of an amendment to the Assumption Schedule that results in the rejection of such executory contract or unexpired lease is mailed; and (iv) the date notice of rejection of such executory contract or unexpired lease pursuant to Section [    ] of the Plan is mailed.  All such Claims not filed within such time will be forever barred from assertion against the Debtors and their estates or the Debtors and their property.

K.            Effect of Confirmation of the Plan on Debtors

1.             Vesting of Assets

Pursuant to the New Propco Transfer Agreement and the New Propco Purchase Agreements, on the Effective Date, the New Propco Acquired Assets shall vest in New Propco, free and clear of all Liens, Claims, Interests, encumbrances and Other Interests.  After the Effective Date, New Propco and its subsidiaries will own the New Propco Acquired Assets and operate their businesses and manage their affairs free of any restrictions contained in the Bankruptcy Code.

Pursuant to the New Opco Purchase Agreement, on the Effective Date, the New Opco Acquired Assets shall vest in New Opco, free and clear of all Liens, Claims, Interests, encumbrances and Other Interests.  After the Effective Date, New Opco will own the New Opco Acquired Assets and operate their businesses and manage their affairs free of any restrictions contained in the Bankruptcy Code.

2.             Compromise of Controversies

General.  Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan, including the exculpation and release provisions contained in this Article X, constitute a good faith compromise and settlement of all Claims, Litigation Claims, Causes of Action or controversies relating to the rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest against any Debtor, any distribution to be made pursuant to these Plans on account of any such Claim or Interest, and any and all Claims or Causes of Action of any party arising out of or relating to the Going Private Transaction and all transactions relating thereto.  The entry of the Confirmation Order constitutes the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such Claims, Interests or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are in the best interests of (x) the Debtors, the Non-Debtor Affiliates and their respective Estates and property, and (y) Claim and Interest Holders, and are fair, equitable and reasonable.

Global Settlement.  Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement, and the Plan constitutes a request to authorize and approve such compromise and settlement, of all Going Private Transaction Causes of Action among the Debtors, the non-Debtor Affiliates of the Debtors, their Estates, and any Person (the “Global Settlement”).  Any distributions to be made pursuant to the Plan shall be made on account of and in consideration of the Global Settlement, which, upon the Effective Date of the Plan, shall be binding on all Persons, including the Debtors, the Reorganized Debtors, the non-Debtor Affiliates of the Debtors, all Holders of Claims or Interests (whether or not Allowed), and all Persons entitled to receive any payments or other distributions under the Plan.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date of the Plan, of the Global Settlement and the Bankruptcy Court’s finding that the Global Settlement is in the best interests of the Debtors, the Reorganized Debtors, their respective Estates, the non-Debtor Affiliates of the Debtors, and the Holders of Claims and Interests, and is fair, equitable and reasonable.

3.             Binding Effect

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code or in the Confirmation Order, and subject to the occurrence of the Effective Date, on and after the Effective Date, the provisions of the Plan will bind any holder of a Claim against or Equity Interest in the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.  The rights, benefits and obligations of any entity named or referred to in the Plan whose actions may be required to effectuate the terms of the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity (including, but not limited to, any trustee appointed for the Debtors under chapters 7 or 11 of the Bankruptcy Code).

4.             Discharge

As of the Effective Date, to the fullest extent provided under Section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all consideration distributed and rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any kind or nature whatsoever relating to any of the Debtors, Reorganized Debtors or any of their assets, properties or Estates, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests.  Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtors, the Reorganized Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under Section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and any other Causes of Action, Litigation Claims obligations, suits, judgments, damages, debts, rights, remedies or liabilities of any kind or nature whatsoever and any Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such obligation is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such obligation is Allowed under Section 502 of the Bankruptcy Code (or otherwise resolved) or (c) the Holder of a Claim based upon such obligation voted to accept the Plan.

As of the Effective Date, except as expressly provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against each of the Debtors, the Debtors’ respective assets, property and Estates, the Reorganized Debtors and their respective Related Persons any other or further Claims or any other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Equity Interests or other rights of a Holder of an equity security or other ownership interest, relating to any of the Debtors or Reorganized Debtors or any of their respective assets, property and Estates based upon any act, omission, transaction or other activity of any nature that occurred prior to the Effective Date.  In accordance with the foregoing, except as expressly provided in the Plan or the Confirmation Order, the Confirmation Order shall constitute a judicial determination, as of the Effective Date, of the discharge of all such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Interests or other rights of a Holder of an equity security or other ownership interest and termination of all rights of any equity security Holder in any of the Debtors and all Equity Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void and extinguish any judgment obtained against the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates at any time, to the extent such judgment is related to a discharged Claim, debt or liability or terminated right of any equity security Holder in any of the Debtors or terminated Equity Interest.

Discharge Injunction.  Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other Cause of Action, Litigation Claim, obligation, suit, judgment, damages, debt, right, remedy or liability of any nature whatsoever, or any Equity Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is discharged pursuant to this Section X.D of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors, any of their respective property and their respective Related Persons, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest:  (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (b) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (c) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (d) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under Section X.D; and (e) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

5.             Injunctions

Except to the extent otherwise provided in the Plan, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, release, discharge and settlement of all Administrative Claims, Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Administrative Claims, Claim or Equity Interest from and after the Petition Date through the Effective Date against the Debtors, or any of their assets or properties, or against the estates or properties or interests in property.  Except as otherwise provided in the Plan or the Confirmation Order, subject to the occurrence of the Effective Date, the Confirmation Order will act as a discharge of all Administrative Claims, and Claims against, Equity Interests in, liens on, and any other interests in the Debtors, the Debtors’ assets, and their properties, arising at any time before the Effective Date, including Administrative Claims, Claims and Equity Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, against, regardless of whether or not:  (a) a proof of Claim or proof of Interest based on such discharged debt or interest is filed or deemed filed with the Bankruptcy Court pursuant to section 501 of the Bankruptcy Code, (b) whether the Administrative Claim, Claim or Equity Interest is Allowed or (c) the holder of an Administrative Claim, Claim or Equity Interest based on such discharged debt or interest has accepted the Plan or is entitled to receive a distribution thereunder.  Upon the Effective Date, any holder of such discharged Administrative Claim, Claim or Equity Interest will be precluded from asserting against the Debtors, their successors or their assets or properties any other or future

Administrative Claims, Claims or Equity Interests based upon any document, Instrument, act or omission, transaction or other activity of any kind or nature that occurred before the entry of the Confirmation Order.  The Confirmation Order will be a judicial determination of discharge of all liabilities of the Debtors, subject to the occurrence of the Effective Date.

6.             [Indemnification Obligations

Notwithstanding anything to the contrary in the Plan, subject to the occurrence of the Effective Date, the obligations of the Debtors as of the Petition Date to indemnify, defend, reimburse, or limit the liability of directors or officers of the Debtors, serving in such capacities on or after the Petition Date, against any claims or causes of action as provided in the Debtors’ certificates of incorporation, bylaws, other organizational documents, or applicable law, will survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement, or limitation is owed in connection with an event occurring before or after the Petition Date.]

7.             Exculpation

As of the Effective Date, the Debtors and their directors, officers, employees, financial advisors, attorneys, and other professionals and agents will be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors, the Disbursing Agent, the Plan Administrator and their respective principals, members, officers, directors, employees and agents (including any attorneys, financial advisors, and other professionals retained by such Persons) will not have or incur any liability to any holder of any Claim or Equity Interest or any other Person for any act or omission taken or not taken in good faith in connection with, or arising out of, the Chapter 11 Cases, the operation of the Debtors’ businesses during the Chapter 11 Cases, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the offer and issuance of any securities under the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions constituting willful misconduct or gross negligence or bad faith as determined by a Final Order; and in all respects such parties will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

8.             Releases

The Plan contains the following provision, which will become effective upon occurrence of the Effective Date:

RELEASES BY DEBTORS AND ESTATES.  EFFECTIVE AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, THE DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS-IN-POSSESSION, AS THE CASE MAY BE, THE DEBTORS’ ESTATES, AND EACH OF THEIR RESPECTIVE RELATED PERSONS (COLLECTIVELY, THE “RELEASING PARTIES”) SHALL, AND SHALL BE DEEMED TO, COMPLETELY, CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASE, WAIVE, VOID, EXTINGUISH AND DISCHARGE EACH AND ALL OF THE RELEASED PARTIES (AND EACH SUCH RELEASED PARTY SO RELEASED SHALL BE DEEMED FOREVER RELEASED, WAIVED AND DISCHARGED BY THE RELEASING PARTIES) AND THEIR RESPECTIVE PROPERTIES AND RELATED PERSONS OF AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, LITIGATION CLAIMS, AVOIDANCE ACTIONS AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, REMEDIES, JUDGMENTS AND LIABILITIES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE GOING PRIVATE TRANSACTION CAUSES OF ACTION), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, EXISTING AS OF THE EFFECTIVE DATE OR THEREAFTER ARISING, IN LAW, AT EQUITY, WHETHER FOR TORT, CONTRACT, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY IN WHOLE OR IN PART TO THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE ASSETS, PROPERTY AND

ESTATES, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT, THE PLAN OR THE SOLICITATION OF VOTES ON THE PLAN THAT SUCH RELEASING PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT FOR OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES (WHETHER DIRECTLY OR DERIVATIVELY) AGAINST ANY OF THE RELEASED PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN OR ANY PLAN SUPPLEMENT; (II) WITH THE EXCEPTION OF THE GOING PRIVATE TRANSACTION CAUSES OF ACTION, ANY CAUSES OF ACTION ARISING FROM FRAUD OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION; AND/OR (III) THE RIGHTS OF SUCH RELEASING PARTY TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED PURSUANT TO THE PLAN OR ASSUMED PURSUANT TO FINAL ORDER OF THE BANKRUPTCY COURT.  THE FOREGOING RELEASE SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON.

Releases by Holders of Claims and Interests.  Effective as of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each holder of a Claim or Equity Interest that has affirmatively voted to accept the Plan, or who, directly or indirectly, is entitled to receive a distribution under the Plan, including Persons entitled to receive a distribution via an attorney or agent shall, and shall be deemed to, completely, conclusively, absolutely, unconditionally, irrevocably, and forever release, waive, void, extinguish and discharge the Released Parties from any and all Claims, Causes of Action, Litigation Claims, Avoidance Actions and any other obligations, rights, suits, damages, judgments, debts, remedies and liabilities whatsoever (including, without limitation, the Going Private Transaction Causes of Action), including any Claims or Causes of Action that could be asserted on behalf of or against the Debtors, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, existing or hereafter arising, in law, equity or otherwise, that such holder of a Claim or Equity Interest would have been legally entitled to assert in its own right (whether individually, derivatively or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, in any way relating or pertaining to (v) the purchase or sale, or the rescission of a purchase or sale, of any security of the Debtors, (w) the Debtors, the Reorganized Debtors or their respective assets, property and Estates, (x) the Chapter 11 Cases, (y) the negotiation, formulation and preparation of the Plan, the Disclosure Statement, or any related agreements, instruments or other document including, without limitation, all of the documents included in the Plan Supplement; and (z) the Going Private Transaction Causes of Action; provided, however, that, with the exception of the Going Private Transaction Causes of Action, these releases will have no effect on the liability of any Released Party arising from any act, omission, transaction, agreement, event or other occurrence, constituting willful misconduct, gross negligence, fraud or criminal conduct as determined by a Final Order; provided further, however, the foregoing shall not constitute a waiver or release of any right of the Holder of an Allowed Claim or Equity Interest, obligee under any Assumed Liability (whether assumed under the Plan or in accordance with a prior Bankruptcy Court Order, or party to an Assumed Contract to payment under the Plan or otherwise on account of such Allowed Claim or any of the rights of any parties in respect of Assumed Liabilities or Assumed Contracts under or in connection with the Plan or prior order of the Bankruptcy Court.  The Releases set forth in this Article X shall be binding upon and shall inure to the benefit of the any chapter 7 trustee in the event the Chapter 11 Cases are converted to chapter 7.

Injunction Related to Releases.  Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other Cause of Action, Litigation Claim, obligation, suit, judgment, damages, debt, right, remedy or liability of any nature whatsoever, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to this Section X.C of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and of all Equity Interests or other rights of a Holder of an equity security or other ownership interest:  (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (b) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (c) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (d) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under Section X.D; and (e) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

9.             Retention of Causes of Action/Reservation of Rights

Except as expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order will be deemed to be a waiver or relinquishment of any rights or causes of action that the Debtors may have or choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any Person or entity, to the extent such Person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives, (ii) any and all claims under chapter 5 of the Bankruptcy Code, and (iii) the turnover of any property of the Debtors’ estates.

Except as expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order will be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left unimpaired by the Plan.  The Debtors will have, retain, reserve, and be entitled to assert all such claims, causes of action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

L.            Summary of Other Provisions of the Plan

The following subsections summarize certain other significant provisions of the Plan.  The Plan should be referred to for the complete text of these and other provisions.

1.             Plan Supplement

The Plan Supplement will be filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the deadline to vote to accept or reject the Plan.  Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement on the website of the Claims Agent (www.epiqbankruptcysolutions.com) or upon written request to the Debtors’ bankruptcy counsel.

2.             Modification of Plan

The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order.  After the entry of the Confirmation Order, the Debtors may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.  A holder of an Allowed Claim that has accepted the Plan will be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

3.             Withdrawal or Revocation of Plan

The Debtors may withdraw or revoke the Plan as to any or every Debtor at any time prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan, or if the Confirmation Date does not occur, then the

Plan will be deemed null and void with respect to the applicable Debtor(s).  In such event, nothing contained in the Plan will be deemed to constitute a waiver or release of any Claim by or against the applicable Debtor(s) or any other Person or to prejudice in any manner the rights of the applicable Debtor(s) or any other Person in any further proceedings involving the applicable Debtor(s).

4.             Dissolution of the Creditors’ Committee

On the Effective Date, the Committee will be dissolved and the members thereof will be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention and employment of the Committee’s attorneys, accountants, and other agents will terminate.

The Committee will continue in existence after the Effective Date solely for the purpose of reviewing and being heard by the Bankruptcy Court, and on any appeal, with respect to applications for compensation and reimbursement of expenses pursuant to section 330 and/or 503(b) of the Bankruptcy Code.  With respect only to the foregoing, the Debtors will pay the reasonable fees and expenses of counsel for the Committee.

5.             Exemption from Securities Laws

The issuance of securities in satisfaction of existing Claims pursuant to the Plan will be exempt from any securities laws registration to the fullest extent permitted by Section 1145 of the Bankruptcy Code.

6.             Exemption from Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan, the assignment or surrender of any lease or sublease, or the delivery of any deed or other Instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, assignments, mortgages, deeds of trust or similar documents executed in connection with any disposition of assets contemplated by the Plan, will not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.

7.             Severability

In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void or unenforceable, the Bankruptcy Court will, with the consent of the Debtors, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the provision held to be invalid, void or unenforceable, and such provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable according to its terms.  Notwithstanding the foregoing, the provisions in the Plan relating to releases and exculpations are not severable from the remainder of the Plan.

V.            CONFIRMATION AND CONSUMMATION PROCEDURE

A.            Confirmation of the Plan

In order to meet the requirements for confirmation, the Plan (among other things) must:  (i) be accepted by all Impaired Classes of Claims and Equity Interests, or if rejected by an Impaired Class, not “discriminate unfairly” and be “fair and equitable” as to such class; (ii) be “feasible,” and (iii) be in the “best interests” of holders of Claims and Equity Interests in Impaired Classes.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of chapter 11 of the Bankruptcy Code.  Specifically, in addition to other applicable requirements, the Debtors believe that the Plan satisfies or will satisfy the following requirements of section 1129 of the Bankruptcy Code:

•              The Plan complies with the applicable provisions of the Bankruptcy Code.

•              The Debtors, as the proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code.

•              The Plan has been proposed in good faith and not by any means forbidden by law.

•              Any payment made or promised by the Debtors or by a person acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment:  (i) made before the confirmation of the Plan is reasonable; or (ii) is subject to the approval of the Bankruptcy Court as reasonable, if such payment is to be fixed after confirmation of the Plan.

•              The Debtors, as proponents of the Plan, have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as the Plan Administrator, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and with public policy.

•              The Debtors have disclosed the identity of any insider that will be employed or retained as or by the Plan Administrator and the nature of any compensation for such insider.

•              Each holder of an impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such holder’s Claim or Equity Interest, property of a value as of the Effective Date that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

•              The starting point in determining whether the Plan meets the “best interests” test is a determination of the amount of proceeds that would be generated from the liquidation of the Debtors’ assets in the context of a chapter 7 liquidation (such amount, the “Liquidation Proceeds”).  The Liquidation Proceeds must then be reduced by the costs of such liquidation, including costs incurred during the Chapter 11 Cases and allowed under chapter 7 of the Bankruptcy Code (such as professionals’ fees and expenses, a chapter 7 trustee’s fees, and the fees and expenses of professionals retained by the chapter 7 trustee).  The potential chapter 7 liquidation distribution in respect of each Class must be reduced further by costs imposed by the delay caused by conversion to chapter 7.  In addition, inefficiencies in the claims resolution process in a chapter 7 would negatively impact the recoveries of creditors.  The net present value of a hypothetical chapter 7 liquidation distribution in respect of an impaired claim is then compared to the recovery provided by the Plan for such impaired claim.

•              Based on the Debtors’ liquidation analysis set forth as Exhibit B hereto (the “Liquidation Analysis”), the Debtors believe that Class of Creditors and Equity Interest Holders will receive under the Plan a recovery at least equal in value to the recovery such Impaired Class would receive pursuant to a liquidation of each Debtor under chapter 7 of the Bankruptcy Code.

•              Except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code, each Class of Claims or Equity Interests either has accepted the Plan or is not an Impaired Class under the Plan.

•              Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Claims, Priority Tax Claims and Other Priority Claims will be paid in full or otherwise treated in accordance with Bankruptcy Code section 1129(a)(9) as required by the Bankruptcy Code.

•              At least one Impaired Class has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in such Impaired Class.

•              Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.  In order to determine whether the Plan satisfies the feasibility requirements of section 1129(a)(11) of the Bankruptcy Code, the Debtors have analyzed their ability to meet their obligations under the Plan.  As part of this analysis, the Debtors have prepared the projections set forth in Exhibit [C] hereto (the “Financial Projections”).  Based upon the Financial Projections, the Debtors believe that the Plan will meet the feasibility requirements of the Bankruptcy Code.

•              All fees of the type described in 28 U.S.C. § 1930, including the fees of the U.S. Trustee will be paid as of the Effective Date.

1.             Best Interests Test

Often referred to as the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires the Bankruptcy Court to find, as a condition to confirmation of the Plan, that each holder of a Claim or Equity Interest either:  (i) has accepted the Plan; or (ii) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a chapter 11 plan of reorganization even if not all impaired classes have accepted the plan; provided that such plan has been accepted by at least one impaired class.  The Debtors will seek to confirm the Plan notwithstanding its rejection by any of the Impaired Classes.  In order to obtain such nonconsensual confirmation (or “cramdown”) of the Plan, the Debtors must demonstrate to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each Impaired Class that voted to reject the Plan (each such Impaired Class, a “Non Accepting Class”).

a.             Fair and Equitable Test

The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable,” and includes the general requirement that no class receive more than 100% of the amount of the allowed claims in such class.  The “fair and equitable” test sets different standards for secured creditors, unsecured creditors, and equity holders, as follows:

(i)            Secured Creditors

With respect to Non-Accepting Classes of Secured Claims, the “fair and equitable” test requires that (i) each impaired secured creditor retains the liens securing its allowed secured claim and receives on account of that claim deferred cash payments having a present value equal to the amount of its allowed secured claim; (ii) the property securing the claim is sold free and clear of liens, with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) above; and (iii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim.

(ii)           Unsecured Creditors

With respect to Non-Accepting Classes of Unsecured Claims, the “fair and equitable” test requires that (i) each impaired unsecured creditor receives or retains under the Plan property of a value equal to the amount of its allowed claim; or (ii) the holders of any claims (or Equity Interests) that are junior to the Non Accepting Class will not receive any property under the Plan.  (This provision is often referred to as the “absolute priority” rule.)

(iii)                             Equity Interests

With respect to Non-Accepting Classes of Equity Interests, the “fair and equitable” test requires that (i) each holder of an Equity Interest will receive or retain under the Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest; or (ii) the holder of an interest that is junior to the Non Accepting Class will not receive or retain any property under the Plan.

b.                                      No Unfair Discrimination

A plan does not “discriminate unfairly” with respect to a Non Accepting Class if the value of the cash and/or securities to be distributed to the Class is equal to, or otherwise fair when compared to, the value of the distributions to other Classes whose legal rights are the same as those of the Non Accepting Class.  Exact parity is not required.  The Debtors believe that any discrepancy in treatment or potential distributions to otherwise unsecured creditors is objectively small and justified based on certain inherent differences in the nature of their Claims, the time that will be required to liquidate their Claims, and the relative levels of risk that are being taken by different creditors simply based upon the time it will take to liquidate their Claims.  The Debtors will establish at the Confirmation Hearing that each of these requirements has been satisfied under the Plan.

B.                                    Conditions to Confirmation and Effectiveness

1.                                       Conditions Precedent to Confirmation

Confirmation of the Plan shall be conditioned upon the satisfaction of the following:

a.                                       The Bankruptcy Court shall have entered a Final Order in form and in substance satisfactory to the Debtors approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of Section 1125 of the Bankruptcy Code.

b.                                      The Plan and all schedules, documents, supplements and exhibits relating to the Plan shall have been filed in form and substance acceptable to the Debtors.

c.                                       The proposed Confirmation Order shall be in form and substance acceptable to the Debtors.

2.                                       Conditions Precedent to the Effective Date and Consummation of the Plan

Consummation of the Plan shall be conditioned upon, and the Effective Date shall not occur until, the satisfaction or waiver of the following conditions:

a.                                       The Confirmation Order shall have been entered and become a Final Order in a form and in substance satisfactory to the Debtors and no stay of the Confirmation Order shall have been entered.  The Confirmation Order shall provide that, among other things, the Debtors or The Plan Administrator, as appropriate, is authorized and directed to take all actions necessary or appropriate to consummate the Plan, including, without limitation, entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in the Plan.

b.                                      The Bankruptcy Court shall have entered one or more Final Orders (which may include the Confirmation Order) authorizing the assumption and rejection of Executory Contracts and Unexpired Leases by the Debtors as contemplated in the Plan and the Plan Supplement.

c.                                       All documents and agreements necessary to implement the Plan, including, without limitation, all documents included in the Plan Supplement, in each case in form and substance acceptable to the

Debtors shall have (a) been tendered for delivery, and (b) been effected by executed by, or otherwise deemed binding upon, all Entities party thereto.  All conditions precedent to such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.

d.                                      All material consents, actions, documents, certificates and agreements necessary to implement the Plan, including any required governmental or regulatory consents, shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws.

The Debtors, in their sole discretion and to the extent not prohibited by applicable law, may waive one or more of these Conditions Precedent.

3.                                       Effect of Failure of Conditions Precedent

In the event that the Effective Date does not occur:  (i) the Confirmation Order shall be vacated without further order of the Bankruptcy Court; (ii) no distributions under the Plan shall be made, (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred; and (iv) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or will prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

VI.                              SECURITIES LAW MATTERS

A.                                    U.S. Securities Law Matters

Except as set forth below, all debt instruments and equity securities to be issued in conjunction with the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon the exemptions set forth in section 1145 of the Bankruptcy Code or, if applicable, in reliance on the exemption set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder.

B.                                    Section 1145 of the Bankruptcy Code

Section 1145(c) of the Bankruptcy Code provides that securities issued pursuant to a registration exemption under section 1145(a)(1) of the Bankruptcy Code are deemed to have been issued pursuant to a public offering.  Therefore, the securities issued pursuant to a section 1145 exemption may generally be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof unless the holder is an “underwriter” with respect to such securities, as such term is defined in section 1145(b)(1) of the Bankruptcy Code.  In addition, such securities generally may be resold by the recipients thereof without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the individual states.  However, recipients of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

Section 1145(b)(l) of the Bankruptcy Code defines an “underwriter” for purposes of the Securities Act as one who, subject to certain exceptions, (a) purchases a claim with a view to distribution of any security to be received in exchange for such claim, or (b) offers to sell securities offered or sold under the plan for the holders of such securities, or (c) offers to buy securities issued under the plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities, and if such offer is under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan, or (d) is an issuer, as used in section 2(11) of the Securities Act, with respect to such securities.

The term “issuer,” as used in section 2(11) of the Securities Act, includes any person directly or indirectly controlling or controlled by, an issuer of securities, or any person under direct or indirect common control with such issuer.”  Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be “in control” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities.  Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns at least ten percent (10%) of the voting securities of a reorganized debtor may be presumed to be a “control person.”

To the extent that persons deemed “underwriters” receive securities under the Plan, resales of such securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law, Holders of such restricted securities may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act

C.                                    Section 4(2) of the Securities Act/Regulation D

Section 4(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act.  Regulation D is a non-exclusive safe harbor promulgated by the United States Securities and Exchange Commission under the Securities Act related to, among others, section 4(2) of the Securities Act.

The term “issuer,” as used in section 4(2) of the Securities Act, means, among other things, a person who issues or proposes to issue any security.

Securities issued pursuant to the exemption provided by section 4(2) of the Securities Act or Regulation D promulgated thereunder are considered “restricted securities.” As a result, resales of such securities may not be exempt from the registration requirements of the Securities Act or other applicable law.  Holders of such restricted securities may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act,

D.                                    Rule 144 and Rule 144A

Under certain circumstances, affiliates and holders of restricted securities may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144.  Generally, Rule 144 provides that if certain conditions are met (e.g., that the availability of current public information with respect to the issuer, volume limitations, and notice and manner of sale requirements), specified persons who resell restricted securities or who resell securities which are not restricted but who are “affiliates” of the issuer of the securities sought to be resold, will not be deemed to be “underwriters” as defined in section 2(11) of the Securities Act.  Rule 144 provides that:  (i) a non-affiliate who has not been an affiliate during the preceding three months may resell restricted securities after a six-month holding period if at the time of the sale there is current public information regarding the issuer and after a one-year holding period if there is not current public information regarding the issuer at the time of the sale; and (ii) an affiliate may sell restricted securities after a six-month holding period if at the time of the sale there is current public information regarding the issuer and after a year holding period if there is not current public information regarding the issuer at the time of the sale, provided that in each case the affiliate otherwise complies with the volume, manner of sate and notice requirements of Rule 144.

Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain “qualified institutional buyers” of securities that are “restricted securities” within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities, if certain other conditions are met (e.g., the availability of information required by paragraph 4(d) of Rule 144A and certain notice provisions).  Under Rule 144A, a “qualified institutional buyer” is defined to include, among other persons, “dealers” registered as such pursuant to section 15 of the Exchange Act, and entities that purchase securities for their own account or for the account of another qualified institutional buyer and that, in the aggregate, own and invest on a discretionary basis at least $100 million in the securities of unaffiliated issuers.  Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities that, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such pursuant to section 6 of the Exchange Act) or quoted in a United States automated inter-dealer quotation system.

Any holder of                      may transfer such membership interests to a new holder at such times as (i) such membership interests are sold pursuant to an effective registration statement under the Securities Act or (ii) such holder delivers to the issuer an opinion of counsel reasonably satisfactory to the issuer, to the effect that such shares are no longer subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code or (iii) such holder delivers to the issuer an opinion of counsel reasonably satisfactory to the issuer to the effect that such shares are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such shares may be sold without registration under the Securities Act, in which event the certificate issued to the transferee will not bear such legend.

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF SECURITIES MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE ISSUER, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE ANY SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN.  ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF SECURITIES UNDER THE PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

VII.                            FINANCIAL INFORMATION, PROJECTIONS AND VALUATION ANALYSIS

A.                                    Overview of Business Plan

[TO COME]

B.                                    Projections

[TO COME]

VIII.                        RISK FACTORS

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT, THE DOCUMENTS DELIVERED TOGETHER WITH THIS DISCLOSURE STATEMENT, AND THE PLAN SUPPLEMENT.  THE RISK FACTORS SET FORTH BELOW SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.                                    Certain Bankruptcy Considerations

1.                                       Risk of Non-Confirmation of the Plan

In order for the Debtors to implement the Plan, the Debtors, like any other chapter 11 debtors, must obtain approval of the Plan from their creditors and confirmation of the Plan through the Bankruptcy Court, and then successfully implement the Plan.  The foregoing process requires the Debtors to:  (a) meet certain statutory requirements with respect to the adequacy of this Disclosure Statement; (b) solicit and obtain creditor acceptances of the Plan; and (c) fulfill other statutory conditions with respect to the confirmation of the Plan.

The Debtors may or may not receive the requisite acceptances to confirm the Plan.  If the requisite acceptances of the Plan are received, the Debtors will seek confirmation of the Plan by the Bankruptcy Court.  If the requisite acceptances are not received, the Debtors will nevertheless seek confirmation of the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code as long as at least one Impaired Class has accepted the Plan (determined without including the acceptance of any “insider” in such Impaired Class).

Even if the requisite acceptances of the Plan are received, or the Debtors are able to seek a “cramdown” confirmation, the Bankruptcy Court may not confirm the Plan as proposed.  A holder of a Claim in a Non-Accepting Class could challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code.  Even if the Bankruptcy Court determined that the balloting procedures and results were appropriate, the Bankruptcy Court could decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met.  See Section            above for a discussion of these requirements.

The Bankruptcy Court may determine that the Plan does not satisfy one or more of these applicable requirements, in which case the Plan could not be confirmed by the Bankruptcy Court.  If the Plan is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors would be able to reorganize their businesses and what, if any, distributions holders of Claims and Equity Interests ultimately would receive with respect to their Claims or Equity Interests.  In addition, there can be no assurance that the Debtors will be able to successfully develop, prosecute, confirm, and consummate an alternative plan of reorganization with respect to the Chapter 11 Cases that is acceptable to the Bankruptcy Court and the holders of Claims and Equity Interests.  Furthermore, it is possible that third parties may seek and obtain approval to terminate or shorten the exclusivity period during which only the Debtors may propose and confirm a plan of reorganization.

2.                                       Risk of Non-Occurrence of Effective Date

Although the Debtors anticipate that the Effective Date will occur soon after the Confirmation Date, if any, there can be no assurance as to such timing.  If each of the Conditions Precedent are not satisfied or duly waived, the Confirmation Order will be vacated without further order of the Bankruptcy Court, in which event the Plan would be deemed null and void.

3.                                       Risk that Claims Will Be Higher Than Estimated

The projected distributions and recoveries set forth in this Disclosure Statement and the Liquidation Analysis are based on the Debtors’ initial estimate of Allowed Claims, without having undertaken a substantive review of all filed Claims.  The Plan contemplates the establishment of reserves (the “Disputed Claims Reserve”) for the purposes of satisfying the Disputed Claims.  The Debtors reserve the right to seek estimation of such Disputed Claims pursuant to section 502(c) of the Bankruptcy Code.  The actual amount at which such Disputed Claims are ultimately allowed may differ from the estimates.  Holders of Disputed Claims are entitled to receive distributions under the Plan upon allowance of such Claims solely from the Disputed Claim Reserve.  If insufficient Plan consideration is available for distribution from the Disputed Claim Reserve at the time of allowance of a Disputed Claim, the distributions on account of such Allowed Claim will be limited to such available amounts and the holder of such Allowed Claim will have no recourse against the Debtors for any deficiency that may arise.  The Debtors project that the Claims and Equity Interests asserted against them will be resolved in and reduced to an amount that approximates their estimates.  There can be no assurance, however, that the Debtors’ estimates will prove accurate.  If claims are ultimately allowed in amounts higher than estimated, for example, distributions and recoveries on account of claims may be lower than estimated.

4.                                       Liquidity Risks Prior to Consummation of the Plan

a.                                       The DIP Financing May Be Insufficient to Fund the Debtors’ Business Operations

Although the Debtors project that they will have sufficient liquidity to operate their businesses through the Effective Date, there can be no assurance that the revenue generated by the Debtors’ business operations together with amounts available under the DIP Financing will be sufficient to fund the Debtors’ operations, especially as the Debtors expect to incur substantial professional and other fees related to the Chapter 11 Cases.  In the event that revenue flows and available borrowings under the DIP Financing are not sufficient to meet the Debtors’ liquidity requirements, the Debtors may be required to seek additional financing.  There can be no assurance that such additional financing would be available or, if available, offered on terms that are favorable to the Debtors or terms that would be approved by the Bankruptcy Court.  If, for one or more reasons, the Debtors are unable to obtain such additional financing, the Debtors’ businesses and assets may be subject to liquidation under chapter 7 of the Bankruptcy Code and the Debtors may cease to continue as going concerns.

b.                                      Reduction in Availability of Trade Credit

The public disclosure of the Debtors’ liquidity constraints and the Chapter 11 Cases has impaired the Debtors ability to maintain normal credit terms with certain of its suppliers.  As a result, the Debtors have been required to pay cash in advance to certain vendors and have experienced restrictions on the availability of trade credit, which has further reduced the Debtors’ liquidity.  If liquidity deteriorates further, the Debtors’ suppliers could refuse to provide key products and services.

5.                                       The Debtors’ Management Team May Allocate Less Time to the Operation of the Debtors’ Business Operations

So long as the Chapter 11 Cases continue, the Debtors’ management team will be required to spend a significant amount of their time attending to the Debtors’ restructuring instead of focusing exclusively on the Debtors’ business operations.

6.                                       Estimated Valuation and the Estimated Recoveries to Holders of Allowed Claims Are Not Intended to Represent the Potential Market Value (if any) of the Plan Consideration

The Debtors’ estimated recoveries to Holders of Allowed Claims are not intended to represent the market value of any components of the Plan Consideration.  The estimated recoveries are based on numerous assumptions (the realization of many of which are beyond the control of the Debtors), including, without limitation:   (a) the successful implementation of the Plan; (b) an assumed date for the occurrence of the Effective Date; (c) the ability of New Opco and New Propco to achieve the operating and financial results included in the Financial Projections; (d) the ability of New Opco and New Propco to maintain adequate liquidity to fund operations; and (e) the assumption that capital and equity markets remain consistent with current conditions.

7.                                       Certain Tax Implications of the Plan

Holders of Allowed Claims should carefully review Section XII herein, “Certain Federal Income Tax Consequences of the Plan,” to determine how the tax implications of the Plan and these Chapter 11 Cases may adversely affect the Reorganized Debtors.

B.                                    Risks Related to the Reorganized Debtors’ Significant Indebtedness

1.                                       Continuing Leverage and Ability to Service Debt

Although the consummation of the Plan will significantly reduce the debt service obligations of the business operations, both New Opco and New Propco will remain significantly leveraged.  The Debtors believe that, following consummation of the Plan, New Opco and New Propco will be able to meet their anticipated future operating expenses, capital expenditures and debt service obligations.  However, the ability of New Opco and New Propco to meet their debt service obligations will depend on a number of factors, including future operating performance and ability to achieve the business plan.  These factors will be affected by general economic, financial, competitive, regulatory, business and other factors beyond the control of New Opco and New Propco.

[The Financial Projections reflect the most recent data collected in connection with the proposed business plans of New Opco and New Propco.  The business plans rely upon the success of the Debtors’ business strategy and assumes increases in revenues and profitability over the course of the business plan.  However, there can be no assurance that such strategy will be successful or, even if successful, that it will have the effects upon sales and earnings that are reflected in and anticipated by the Financial Projections.  Although the Debtors believe that the Financial Projections are achievable if all assumptions are met, and that those assumptions are reasonable, there can be no assurance that the results set forth in such Financial Projections will be obtained.]

2.                                       Restrictive Financial and Operating Covenants under New Credit Facilities for New Propco

[TO COME]

C.                                  Risks Relating to New Equity Securities

[TO COME]

D.                                  Business Risks

1.                                       Risks Related to the Chapter 11 Cases

During the Chapter 11 Cases, the Debtors’ operations are subject to the risks and uncertainties associated with bankruptcy, but not limited to, the following:

•                                          The Chapter 11 Cases may adversely affect the Debtors’ business prospects and/or the Debtors’ ability to operate during the reorganization.

•                                          The Chapter 11 Cases and expected difficulties of operating the Debtors’ properties while attempting to reorganize the business in bankruptcy may make it more difficult to maintain and promote the Debtors’ properties and attract customers to the Debtors’ properties.

•                                          The Chapter 11 Cases may cause the Debtors’ vendors and service providers to require stricter terms and conditions.

•                                          The Chapter 11 Cases will cause us to incur substantial costs for professional fees and other expenses associated with the bankruptcy.

•                                          The Chapter 11 Cases may adversely affect the Debtors’ ability to maintain the Debtors’ gaming licenses in the jurisdictions in which they operate.

•                                          The Chapter 11 Cases will prevent us from continuing to grow the Debtors’ business through acquisitions and may restrict the Debtors’ ability to pursue other business strategies.  Among other things, the Bankruptcy Code limits the Debtors’ ability to incur additional indebtedness, make investments, sell assets, consolidate, merge or sell or otherwise dispose of all or substantially all of the Debtors’ assets or grant liens.  These restrictions may place us at a competitive disadvantage.

•                                          The Chapter 11 Cases may adversely affect the Debtors’ ability to maintain, expand, develop and remodel their properties.

•                                          Transactions by the Debtors outside the ordinary course of business are subject to the prior approval of the Bankruptcy Court, which may limit their ability to respond timely to certain events or take advantage of certain opportunities.

•                                          The Debtors may not be able to obtain Bankruptcy Court approval or such approval may be delayed with respect to actions they seek to undertake in the Chapter 11 Cases.

•                                          The Debtors may be unable to retain and motivate key executives and employees through the process of reorganization, and they may have difficulty attracting new employees.  In addition, so long as the Chapter 11 Cases continues,  the Debtors’ senior management will be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on business operations.

•                                          There can be no assurance that the Debtors will be able to successfully develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 Cases that are acceptable to the Bankruptcy Court and the Debtors’ creditors, equity holders and other parties in interest.  Additionally, third parties may seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 Trustee, or to convert the cases to Chapter 7 cases.

2.                                       Prolonged Continuation of the Chapter 11 Cases May Harm the Debtors’ Business

If the Chapter 11 Cases continues for a prolonged amount of time, the proceedings could adversely affect the Debtors’ business and operations.  So long as the Chapter 11 Cases continues, the Debtors’ senior management will be required to spend a significant amount of time and effort dealing with the Debtors’ reorganization instead of focusing exclusively on business operations.  Prolonged continuation of the Chapter 11 Cases will also make it more difficult to attract and retain management and other key personnel necessary to the success and growth of the Debtors’ business.  In addition, the longer the Chapter 11 Cases continues, the more likely it is that the Debtors’ customers, suppliers and agents will lose confidence in the Debtors’ ability to successfully reorganize the Debtors’ business and seek to establish alternative commercial relationships.  Furthermore, so long as the Chapter 11 Cases continues, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the Chapter 11 Cases.  Prolonged continuation of the Chapter 11 Cases may also require the Debtors to seek additional financing.  It may not be possible for the Debtors to obtain additional financing during or after the Chapter 11 Cases on commercially favorable terms or at all.  If the Debtors were to require additional financing during the Chapter 11 Cases and were unable to obtain the financing on favorable terms or at all, their chances of successfully reorganizing their business may be seriously jeopardized.

3.                                       Recent Instability in the Financial Markets Have Had an Impact on the Debtors’ Business and May Continue to Adversely Affect the Debtors in the Future

Recently, the residential real estate market in Las Vegas and the U.S. has experienced a significant downturn due to declining real estate values, substantially reducing mortgage loan originations and securitizations, and precipitating more generalized credit market dislocations and a significant contraction in available liquidity globally.  These factors, combined with declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and a recession.  Individual consumers are experiencing higher delinquency rates on various consumer loans and defaults on indebtedness of all kinds have increased.  All of these factors have materially and adversely affected the Debtors’ results of operations.  In addition, further declines in real estate values in Las Vegas and the U.S. or elsewhere and continuing credit and liquidity concerns could continue to have an adverse affect on the Debtors’ results of operations.

4.                                       The Debtors’ Business is Sensitive to Reductions in Discretionary Consumer Spending as a Result of Downturns in the Economy

Consumer demand for casino hotel properties, such as the Debtors’, is sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities.  Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions, the current housing crisis and the credit crisis, the impact of high energy and food costs, the increased costs of travel, the potential for continued bank failures, perceived or actual disposable consumer income and wealth, effects of the current recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism could further reduce customer demand for the amenities that the Debtors offer, thus imposing practical limits on pricing and harming the Debtors’ operations.  The current housing crisis and economic slowdown in the United States has resulted in a significant decline in the amount of tourism and spending in Las Vegas.  This decline has adversely affected, and may continue to adversely affect the Debtors’ financial condition, results of operations and cash.

5.                                       Factors Affecting the Economy May Harm the Debtors’ Operating Results

The Debtors’ properties draw a substantial number of customers from the Las Vegas valley, as well as certain geographic areas, including Southern California, Arizona and Utah.  The economies of these areas have recently been negatively impacted due to a number of factors, including the credit crisis and a decrease in consumer confidence levels.  The resulting severe economic downturn and adverse conditions in these local markets have negatively affected the Debtors’ operations, and may continue to negatively affect their operations in the future.  Based on information form the Las Vegas Convention and Visitors Authority, gaming revenues in Las

Vegas for the year ended December 31, 2009 declined by            from the level in the comparable period of the prior year.  During periods of economic contraction such as the current period, the Debtors’ revenues may decrease while some of their costs remain fixed or even increase, resulting in decreased earnings.  Gaming and other leisure activities offered by the Debtors represent discretionary expenditures and participation in such activities may decline during economic downturns, during which consumers generally earn less disposable income.  The current economic condition has adversely affected consumer spending at the Debtors’ gaming operations and related facilities and may continue to adversely affect their business.  Furthermore, other uncertainties, including national and global economic conditions, other global events, or terrorist attacks or disasters in or around Southern Nevada or Northern California could have a significant adverse effect on the Debtors’ business, financial condition and results of operations.

The Debtors’ properties use significant amounts of electricity, natural gas and other forms of energy.  While no shortages of energy have been experienced, the substantial increase in the cost of electricity, natural gas and gasoline in the United States has negatively affected the Debtors’ operating results.  In addition, energy price increases in the regions that constitute a significant source of customers for the Debtors’ properties has resulted in a decline in disposable income of potential customers and a corresponding decrease in visitation and spending at the Debtors’ properties, which has had a negative impact on their revenues.

6.                                       The Debtors Depend on Key Markets and May Not Be Able to Continue to Attract a Sufficient Number of Guests and Gaming Customers in Nevada to Make the Debtors’ Operations Profitable

The Debtors’ operating strategies emphasize attracting and retaining customers from the Las Vegas local and repeat visitor market.  All of the Debtors’ owned casino properties are dependent upon attracting Las Vegas residents.  The Debtors cannot be sure that they will be able to continue to attract a sufficient number of guests, gaming customers and other visitors in Nevada to make their operations profitable.  In addition, the Debtors’ operating strategy, including the master-planning of their casinos for future expansion, has been developed, in part, based on expected population growth in Las Vegas.  There can be no assurance that growth will continue in Las Vegas or that the Debtors will be able to successfully adapt to the current economic downturn or any further economic slowdown.

7.                                       The Debtors Face Substantial Competition in the Gaming Industry

The Debtors’ Nevada casino properties face competition from all other casinos and hotels in the Las Vegas area, including to some degree, from each other.  In addition, the Debtors’ casino properties face competition from all smaller non-restricted gaming locations and restricted gaming locations (locations with 15 or fewer slot machines) in the greater Las Vegas area.  As of December 31, 2009, there were approximately            restricted gaming locations with approximately            slot machines.  The Debtors compete with other hotel/casinos and restricted gaming locations by focusing on repeat customers and attracting these customers through innovative marketing programs.  The Debtors’ value-oriented, high-quality approach is designed to generate repeat business.  Additionally, the Debtors’ casino properties are strategically located and designed to permit convenient access and ample parking, which are critical factors in attracting local visitors and repeat patrons.  Currently, there are approximately 37 major gaming properties located on or near the Las Vegas Strip, 16 located in the downtown area and several located in other areas of Las Vegas.  Major additions, expansions or enhancements of existing properties or the construction of new properties by competitors, could also have a material adverse effect on the business of the Debtors’ casino properties.

The Debtors’ Nevada casino properties also face competition from 93 non-restricted gaming locations in the Las Vegas area primarily targeted to the local and the repeat visitor markets.  Some of these competitors have completed construction or expansions and other existing competitors are under construction on other projects.  Although the Debtors have competed strongly in these marketplaces, there can be no assurance that additional capacity will not have a negative impact on their business.

In 1997, the Nevada legislature enacted Senate Bill 208.  This legislation identified certain gaming enterprise districts wherein casino gaming development would be permitted throughout the Las Vegas valley and established more restrictive criteria for the establishment of new gaming enterprise districts.  The Debtors believe the growth in gaming supply in the Las Vegas locals’ market has been, and will continue to be, limited by the provisions of Senate Bill 208.

To a lesser extent, the Debtors’ Nevada operations compete with gaming operations in other parts of the state of Nevada, such as Reno, Laughlin and Lake Tahoe, riverboat gaming markets in the Midwest and South, facilities in Atlantic City, New Jersey, casinos located on Native American land and in other parts of the world, with state-sponsored lotteries, on-and-off-track pari-mutuel wagering, card rooms and other forms of legalized gambling.

Native American gaming in California, as it currently exists, has had little, if any impact on the Debtors’ Nevada operations to date, although there are no assurances as to future impact.  In total, the State of California has signed and ratified Tribal-State Compacts with 68 Native American tribes.  Currently there are 58 Native American casinos in operation in the State of California.  These Native American tribes are allowed to operate slot machines, lottery games, and banking and percentage games (including “21”) on Native American lands.  It is not certain if any expansion of Native American gaming in California will affect the Debtors’ Nevada operations given that visitors from California make up Nevada’s largest visitor market.  Moreover, it is uncertain how soon any expansion would affect the Debtors’ interests in Native American gaming in California.  Increased competition from Native American gaming may result in a decline in the Debtors’ revenues and may have a material adverse effect on their business.

The gaming industry also includes land-based casinos, dockside casinos, riverboat casinos, racetracks with slots, casinos located on Native American land and other forms of legalized gaming.  There is intense competition among companies in the gaming industry, some of which have significantly greater resources than the Debtors do.  Several states are currently considering legalizing casino gaming in designated areas.  Legalized casino gaming in such states and on Native American land will result in strong competition could adversely affect the Debtors’ operations, particularly to the extent that such gaming is conducted in areas close to their operations.

8.                                       The Debtors May Incur Losses that are Not Adequately Covered By Insurance Which May Harm the Debtors’ Results of Operations

Although the Debtors maintain insurance customary and appropriate for their business, there can be no assurance that insurance will be available or adequate to cover all loss and damage to which the Debtors’ business or assets might be subjected.  The lack of adequate insurance for certain types or levels of risk could expose the Debtors to significant losses in the event that a catastrophe occurred for which the Debtors are underinsured.  Any losses incurred that are not adequately covered by insurance may decrease the Debtors’ future operating income, require them to find replacements or repairs for destroyed property and reduce the funds available for payments of their obligations.

9.                                       Certain Construction Risks May Arise During the Building of Any New Property

The Debtors are currently providing funding for the proposed gaming facilities for the Federated Indians of Graton Rancheria, the Match-E-Be-Nash-She-Wish Band of Pottawatomi Indians, the Mechoopda Indian Tribe of Chico Rancheria, California and the North Fork Rancheria of Mono Indians (collectively the “Native American Tribes”).  The Debtors evaluate expansion opportunities as they become available, and they may in the future develop projects in addition to the above listed projects.

Construction projects, such as the proposed gaming facilities for the Native American Tribes entail significant risks, including the following:

•                                          shortages of material, or skilled labor;

•                                          unforeseen engineering, environmental or geological problems;

•                                          work stoppages;

•                                          weather interference;

•                                          floods; and

•                                          unanticipated cost increases;

any of which can give rise to delays or cost overruns.

The anticipated costs and construction periods are based upon budgets, conceptual design documents and construction schedule estimates prepared by the Debtors in consultation with their architects and contractors.  Construction, equipment, staffing requirements, problems or difficulties in obtaining any of the requisite licenses, permits, allocations or authorizations from regulatory authorities can increase the cost or delay the construction or opening of each of the proposed facilities or otherwise affect the project’s planned design and features.  The Debtors cannot be sure that they will not exceed the budgeted costs of these projects or that the projects will commence operations within the contemplated time frame, if at all.  Budget overruns and delays with respect to expansion and development projects could have a material adverse impact on the Debtors’ results of operations.

10.                                 The Debtors Rely on Key Personnel, the Loss of the Services of Whom Could Materially and Adversely Affect their Results of Operations

The Debtors’ ability to operate successfully and competitively is dependent, in part, upon the continued services of certain of their officers and key employees.  In the event that these officers and/or employees were to leave, the Debtors might not be able to find suitable replacements.  The Debtors believe that the loss of the services of these officers and/or employees could have a material adverse effect on their results of operations.

11.                                 The Debtors Regularly Pursue New Gaming Acquisition and Development Opportunities and May Not Be Able to Recover their Investment or Successfully Expand to Additional Locations

The Debtors regularly evaluate and pursue new gaming acquisition and development opportunities in existing and emerging jurisdictions.  These opportunities have in the past, and may in the future, take the form of joint ventures.  To the extent that the Debtors decide to pursue any new gaming acquisition or development opportunities, their ability to benefit from such investments will depend upon a number of factors including:

•                                          the Debtors’ ability to identify and acquire attractive acquisition opportunities and development sites;

•                                          the Debtors’ ability to secure required federal, state and local licenses, permits and approvals, which in some jurisdictions are limited in number;

•                                          certain political factors;

•                                          the availability of adequate financing on acceptable terms (including waivers of restrictions in existing credit arrangements); and

•                                          the Debtors’ ability to identify and develop satisfactory relationships with joint venture partners.

Most of these factors are beyond the Debtors’ control.  Therefore, the Debtors cannot be sure that they will be able to recover their investment in any new gaming development opportunities or acquired facilities, or successfully expand to additional locations.

The Debtors have invested, and will likely continue to invest, in real property in connection with the pursuit of expansion opportunities.  These investments are subject to the risks generally incident to the ownership of real property, including:

•                                          changes in economic conditions;

•                                          environmental risks;

•                                          governmental rules and fiscal policies; and

•                                          other circumstances over which the Debtors may have little or no control.

The Debtors cannot be sure that they will be able to recover their investment in any such properties or be able to prevent incurring investment losses.

12.                                 The Debtors are Subject to Extensive State and Local Regulation and Licensing and Gaming Authorities Have Significant Control Over the Debtors’ Operations Which Could Have an Adverse Effect on their Business

The ownership and operation of casino gaming facilities are subject to extensive state and local regulation.  The Debtors currently conduct licensed gaming operations in Nevada and California through wholly-owned subsidiaries and joint ventures.  The State of Nevada, the State of California and the applicable local authorities require the Debtors to hold various licenses, findings of suitability, registrations, permits and approvals.  The Nevada Gaming Commission may, among other things, limit, condition, suspend or revoke a license or approval to own the stock of any of the Debtors’ Nevada subsidiaries for any cause deemed reasonable by such licensing authority.  The Debtors are also responsible for the acts and conduct of their employees on the premises.  Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied against them, their subsidiaries and the persons involved.  The suspension or revocation of any of the Debtors’ licenses or the levy on them of substantial fines or forfeiture of assets would have a material adverse effect on their business.

To date, the Debtors have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for the operation of their gaming activities.  Gaming licenses and related approvals are deemed to be privileges under Nevada and California law, and the Debtors’ cannot be sure that any new licenses, findings of suitability, registrations, permits and approvals that may be required in the future will be given or that existing ones will not be revoked.  Any expansion of the Debtors’ gaming operations in Nevada or into new jurisdictions will require various licenses, findings of suitability, registrations, permits and approvals of the gaming authorities.  The approval process can be time consuming and costly and has no assurance of success.

[Gaming authorities have the authority generally to require that any beneficial owner of the Debtors’ securities file an application and be investigated for a finding of suitability.  If a record or beneficial owner of the Debtors’ securities is required by any gaming authority to be found suitable, such owner will be required to apply for a finding of suitability within 30 days after request of such gaming authority or within such earlier time prescribed by such gaming authority.  The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability.  If a record or beneficial owner the Debtors’ securities is required to be found suitable and is not found suitable, the Debtors may be required by law to dispose of such securities.]

13.                                 The Debtors are Subject to Native American Gaming Regulations Which Could Have an Adverse Effect on the Debtors’ Business

The terms and conditions of management contracts and the operation of casinos and all gaming on land held in trust for Native American tribes in the United States are subject to the Indian Gaming Regulatory Act of 1988 (“IGRA”), which is administered by the NIGC and the gaming regulatory agencies of tribal governments.  IGRA is subject to interpretation by the NIGC and may be subject to judicial and legislative clarification or amendment.

Native American tribes are sovereign nations with their own governmental systems, which have primary regulatory authority over gaming on land within the tribes’ jurisdiction.  Therefore, persons engaged in gaming activities, including the Debtors, are subject to the provisions of tribal ordinances and regulations on gaming.  These ordinances are subject to review by the NIGC under certain standards established by the IGRA.  The NIGC may determine that some or all of the ordinances require amendment, and those additional requirements, including additional licensing requirements, may be imposed on the Debtors.  The Debtors have received no such notification regarding Thunder Valley.  The possessions of valid licenses from the UAIC are ongoing conditions of SCI’s management agreement with that tribe.

Several bills have been introduced in Congress that would amend the IGRA.  While there have been a number of technical amendments to the IGRA, to date there have been no material changes.  Any amendment of the IGRA could change the governmental structure and requirements within which Thunder Valley could conduct gaming, and may have an adverse effect on the Debtors’ results of operations or impose additional regulatory or operational burdens.

14.                                 Factors Affecting Tax Laws Could Have an Adverse Effect on the Debtors’ Business

The gaming industry represents a significant source of tax revenue, particularly to the State of Nevada and its counties and municipalities.  From time to time, various state and federal legislators and officials have proposed changes in tax law, or in the administration of such law, affecting the gaming industry.  The Nevada Legislature meets every two years and is currently in session. An increase in the gaming tax could have an adverse effect on the Debtors’ results of operations.

E.                                     Material Gaming Law Considerations

[TO COME]

F.                                     Material United States Federal Income Tax Considerations

THERE ARE A NUMBER OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS, RISKS AND UNCERTAINTIES ASSOCIATED WITH CONSUMMATION OF THE PLAN.  INTERESTED PARTIES SHOULD READ CAREFULLY THE DISCUSSION SET FORTH IN SECTION X OF THIS DISCLOSURE STATEMENT, ENTITLED “CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN” FOR A DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES AND RISKS FOR THE DEBTORS AND FOR HOLDERS OF CLAIMS AND EQUITY INTERESTS THAT ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN RESULTING FROM THE TRANSACTIONS OCCURRING IN CONNECTION WITH THE PLAN.

IX.                               ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, the Debtors’ alternatives include (i) liquidation of all of the Debtors under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.                                    Liquidation Under Chapter 7

If the Plan or any other chapter 11 plan for the Debtors cannot be confirmed under section 1129(a) or (b) of the Bankruptcy Code, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, in which case a trustee would be elected or appointed to liquidate any remaining assets of the Debtors for distribution to creditors pursuant to chapter 7 of the Bankruptcy Code.  In that event, all creditors holding Allowed General Unsecured Claims likely would receive distributions of a lesser value on account of their Allowed Claims and would have to wait a longer period of time to receive such distributions than they would under the Plan.  A discussion of the effects that a Chapter 7 liquidation would have on the recoveries of Holders of Claims and the liquidation analysis as set forth in Section [      ] hereof.  The liquidation analysis is attached hereto as Exhibit [      ].

B.                                    Alternative Plans of Reorganization

If the Plan is not confirmed, the Debtors, or any other party in interest, may attempt to formulate an alternative chapter 11 plan, which might provide for the liquidation of the Debtors’ remaining assets other than as provided by the Plan.  Any attempt to formulate an alternative chapter 11 plan would necessarily delay creditors’ receipt of distributions and, due to the incurrence of additional administrative expenses during such period of delay, may provide for smaller distributions to holders of Allowed Claims than are currently provided for under the Plan.  Accordingly, the Debtors believe that the Plan will enable all creditors to realize the greatest possible recovery on their respective Claims or Equity Interests with the least delay.

X.                                    CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

[TO COME]

XI.                                CONCLUSION AND RECOMMENDATION

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims and Equity Interests.  Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs.  The Debtors urge holders of impaired Claims and Equity Interests entitled to vote on the Plan to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received no later than [4:00 p.m.], prevailing Pacific time, on [                    ], 2010.

Dated:	Las Vegas, Nevada
[ ], 2010

STATION CASINOS, INC.
And its affiliated Debtors

EXHIBIT A

The Plan

Paul S. Aronzon (CA State Bar No. 88781)

Thomas R. Kreller (CA State Bar No. 161922)

MILBANK, TWEED, HADLEY & McCLOY LLP

601 South Figueroa Street, 30th Floor

Los Angeles, California 90017

Telephone:  (213) 892-4000

Facsimile:  (213) 629-5063

Reorganization Counsel for

Debtors and Debtors in Possession

Bruce T. Beesley (NV SBN 1164)

Laury Macauley (NV SBN 11413)

LEWIS AND ROCA LLP

50 West Liberty Street, Suite 410

Reno, Nevada 89501

Telephone: (775) 823-2900

Facsimile: (775) 823-2929
bbeesley@lrlaw.com; lmacauley@lrlaw.com

Local Reorganization Counsel for

Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT DISTRICT OF NEVADA

In re:

STATION CASINOS, INC.

☐ Affects this Debtor

☒ Affects all Debtors

☐ Affects Northern NV Acquisitions, LLC

☐ Affects Reno Land Holdings, LLC

☐ Affects River Central, LLC

☐ Affects Tropicana Station, LLC

☐ Affects FCP Holding, Inc.

☐ Affects FCP Voteco, LLC

☐ Affects Fertitta Partners LLC

☐ Affects FCP MezzCo Parent, LLC

☐ Affects FCP MezzCo Parent Sub, LLC

☐ Affects FCP MezzCo Borrower VII, LLC

☐ Affects FCP MezzCo Borrower VI, LLC

☐ Affects FCP MezzCo Borrower V, LLC

☐ Affects FCP MezzCo Borrower IV, LLC

☐ Affects FCP MezzCo Borrower III, LLC

☐ Affects FCP MezzCo Borrower II, LLC

☐ Affects FCP MezzCo Borrower I, LLC

☐ Affects FCP PropCo, LLC

Chapter 11 Case No. BK-09-52477 Jointly Administered BK 09-52470 through BK 09-52487 JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR STATION CASINOS, INC. AND ITS AFFILIATED DEBTORS (DATED MARCH 24, 2010)

TABLE OF CONTENTS

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME,

GOVERNING LAW AND DEFINED TERMS

A.	Rules of Interpretation and Computation of Time			7
B.	Defined Terms			7

ARTICLE II. TREATMENT OF ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS AND OTHER PRIORITY CLAIMS

A.	Administrative Claims			23
	1.	Bar Date for Administrative Claims		24
	2.	Professional Compensation and Reimbursement Claims		24
B.	Priority Tax Claims			24
C.	Other Priority Claims			25

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Classification of Classified Claims and Equity Interests			25
	1.	Claims and Equity Interests Against Parent Debtors		25
		(a)	FCP Holding, Inc.	25
		(b)	Fertitta Partners LLC	26
		(c)	FCP Voteco, LLC	26
	2.	Claims and Equity Interests Against Propco		26
	3.	Claims and Equity Interests Against Mezzco Debtors		27
		(a)	FCP MezzCo Parent, LLC	27
		(b)	FCP MezzCo Parent Sub, LLC	27
		(c)	FCP Mezzco Borrower VII, LLC	27
		(d)	FCP Mezzco Borrower VI, LLC	27
		(e)	FCP Mezzco Borrower V, LLC	28
		(f)	FCP Mezzco Borrower IV, LLC	28
		(g)	FCP Mezzco Borrower III, LLC	28
		(h)	FCP Mezzco Borrower II, LLC	28
		(i)	FCP Mezzco Borrower I, LLC	29
	4.	Claims and Equity Interests Against SCI		29
	5.	Claims and Equity Interests Against Other Opco Debtors		29
		(a)	Northern NV Acquisitions, LLC	29
		(b)	Reno Land Holdings, LLC	30
		(c)	River Central, LLC	30

i

		(d)	Tropicana Station, LLC	30
B.	Treatment of Claims and Equity Interests			30
	1.	Claims and Equity Interests Against Parent Debtors		30
		(a)	FCP Holding, Inc.	30
		(b)	Fertitta Partners LLC	32
		(c)	FCP Voteco, LLC	34
	2.	Claims and Equity Interests Against Propco		35
	3.	Claims and Equity Interests Against Mezzco Debtors		37
		(a)	FCP MezzCo Parent, LLC	37
		(b)	FCP MezzCo Parent Sub, LLC	38
		(c)	FCP Mezzco Borrower VII, LLC	38
		(d)	FCP Mezzco Borrower VI, LLC	39
		(e)	FCP Mezzco Borrower V, LLC	40
		(f)	FCP Mezzco Borrower IV, LLC	41
		(g)	FCP Mezzco Borrower III, LLC	42
		(h)	FCP Mezzco Borrower II, LLC	43
	4.	Claims and Equity Interests Against SCI		45
	5.	Claims and Equity Interests Against Other Opco Debtors		47
		(a)	Northern NV Acquisitions, LLC	47
		(b)	Reno Land Holdings, LLC	49
		(c)	River Central, LLC	50
		(d)	Tropicana Station, LLC	51
C.	Reservation of Rights Regarding Unimpaired Claims			52
D.	Subordination Rights			52
E.	Withholding Taxes			52
F.	Set Offs			52
G.	Timing of Payments and Distributions			53

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN

A.	Voting Classes			53
B.	Acceptance by Impaired Classes of Claims and Equity Interests			53
C.	Presumed Acceptance of Plan			53
D.	Presumed Rejection of Plan			53
E.	Non-Consensual Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code			53

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Transfer of Propco-Related Assets to New Propco			54
	1.	Formation of New Propco Entities		54
	2.	Corporate Restructurings of Subsidiaries and Transfer of Master Lease Collateral to Propco		54

ii

	3.	Transfer of New Propco Transferred Assets from Propco to New Propco Entities	54
	4.	Transfer of New Propco Purchased Assets from Opco Entities to New Propco Entities	55
	5.	New Propco Transactions in Connection with Receipt of New Propco Acquired Assets	55
	6.	New Propco Employment Related Matters	56
	7.	Vesting of Assets in New Propco	56
B.	Transfer of New Opco Acquired Assets to New Opco; Distribution of New Opco Plan Consideration		56
	1.	Transfer of New Opco Acquired Assets to New Opco	56
	2.	Allocation of New Opco Plan Consideration	57
C.	General Settlement of Claims		57
D.	Release of Liens, Claims and Equity Interests		57
E.	Corporate Action		57
F.	Cancellation of Notes, Certificates and Instruments Without Further Action		58
G.	Dismissal of Officers and Directors, Dissolution of Debtors and Dissolution of the Boards of Directors of Each Debtor		58

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases		59
B.	Assignment of Executory Contracts or Unexpired Leases		59
C.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases		60
D.	[Assumption of Director and Officer Insurance Policies		60

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims and Equity Interests Allowed as of the Effective Date		61
B.	Post-Petition Interest on Claims		61
C.	Distributions under the Plan		61
D.	Delivery and Distributions and Undeliverable or Unclaimed Distributions		61
	1.	Record Date for Distributions	61
	2.	Delivery of Distributions in General	62
	3.	Minimum Distributions	62
	4.	Undeliverable Distributions	62
		(a) Holding of Certain Undeliverable Distributions	62
		(b) Failure to Claim Undeliverable Distributions	63
		(c) Failure to Present Checks	63
E.	Compliance with Tax Requirements/Allocations		63
F.	Means of Cash Payment		64
G.	Timing and Calculation of Amounts to Be Distributed		64
H.	Setoffs and Recoupments		64

iii

I.	Surrender of Cancelled Instruments or Securities		64
J.	Lost, Stolen, Mutilated or Destroyed Securities		65
K.	Preservation of Subordination Rights		65
L.	Waiver by Creditors of All Subordination Rights		65

ARTICLE VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS AND EQUITY INTERESTS

A.	Authority to Prosecute Objections to Disputed Claims		66
B.	Resolution of Disputed Claims and Equity Interests		66
	1.	Allowance of Claims and Equity Interests	66
	2.	Prosecution of Objections to Claims and Equity Interests	66
	3.	Estimation	66
	4.	Deadline to File Objections to Claims and Equity Interests	67
C.	No Distributions Pending Allowance		67
D.	Reserves for Disputed Claims		67
E.	Distributions on Account of Disputed Claims and Equity Interests Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims and Equity Interests		67

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION, EFFECTIVE DATE AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Confirmation		68
B.	Conditions Precedent to the Effective Date and Consummation of the Plan		68
C.	Waiver of Conditions		69
D.	Effect of Non Occurrence of Conditions to Consummation		69

ARTICLE X. RELEASES, EXCULPATION, INJUNCTION, PRESERVATION OF CAUSES OF ACTION AND RELATED PROVISIONS

A.	General		69
B.	Comprehensive Settlement of Claims and Controversies		70
C.	Releases Among Releasing Parties and Released Parties		70
D.	Discharge of Claims		73
E.	Exculpation		74
F.	Preservation of Causes of Action		75
	1.	Maintenance of Causes of Action	75
	2.	Preservation of All Causes of Action Not Expressly Settled or Released	75
G.	Supplemental Injunction		76
H.	Integral to Plan		77

iv

I.	Binding Nature Of Plan	77

ARTICLE XI. RETENTION OF JURISDICTION

ARTICLE XII. MISCELLANEOUS PROVISIONS

A.	Dissolution of the Committee	79
B.	Payment of Statutory Fees	79
C.	Modification of Plan	80
D.	Revocation of Plan	80
E.	Successors and Assigns	80
F.	Reservation of Rights	80
G.	Further Assurances	81
H.	Severability	81
I.	Service of Documents	81
J.	Exemption from Certain Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code	82
K.	Governing Law	82
L.	Tax Reporting and Compliance	82

v

JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR
STATION CASINOS, INC. AND ITS AFFILIATED DEBTORS

This Joint Chapter 11 Plan of Reorganization (the “Plan”) is proposed by Station Casinos, Inc., a Nevada corporation (“SCI”), FCP PropCo, LLC, a Delaware limited liability company (“Propco”), and the following affiliated debtors and debtors in possession (collectively, the “Debtors”):

•                  The three entities that own the existing equity interests in SCI (collectively, the “Parent Debtors”):

•                  FCP Holding, Inc. (owner of 74.8294% of non-voting stock in SCI);

•                  Fertitta Partners, LLC (owner of 25.1706% of non-voting stock in SCI); and

•                  FCP VoteCo, LLC (owner of 100% of voting stock in SCI);

•                  Four entities that are direct or indirect wholly owned subsidiaries of SCI (collectively, the “Other Opco Debtors”):

•                  Northern NV Acquisitions, LLC;

•                  Tropicana Station, LLC;

•                  River Central, LLC; and

•                  Reno Land Holdings, LLC.

•                  The nine entities that comprise the “MezzCo” debtors (collectively, the “Mezzco Debtors”):

•                  FCP MezzCo Parent, LLC;

•                  FCP MezzCo Parent Sub, LLC;

•                  FCP MezzCo Borrower VII, LLC;

•                  FCP MezzCo Borrower VI, LLC;

•                  FCP MezzCo Borrower V, LLC;

•                  FCP MezzCo Borrower IV, LLC;

•                  FCP MezzCo Borrower III, LLC;

•                  FCP MezzCo Borrower II, LLC; and

•                  FCP MezzCo Borrower I, LLC.

SCI also has various other direct and indirect subsidiaries and affiliates (collectively, the “Non-Debtor Affiliates”) that have not filed for bankruptcy relief and have continued to operate their businesses in the ordinary course during the pendency of the Debtors’ chapter 11 cases.  This Plan contemplates certain transactions involving the Debtors and various of the Non-Debtor Affiliates, including certain asset transfers, mergers and other transactions, as part of the implementation of the Plan.  For a description of those transactions, please see Article V of this Plan (“Means for Implementation of the Plan”) and the related discussion in the Disclosure Statement (as defined below).  The Plan may be confirmed, and/or may become effective, in stages as to one or more Debtors as the conditions to confirmation and/or effectiveness of the Plan in respect of such Debtor(s) are satisfied.

The Debtors are the proponents of this Plan within the meaning of Bankruptcy Code section 1129.  Reference is made to the Disclosure Statement distributed contemporaneously herewith for a discussion of the Debtors’ history, business, results of operations, historical financial information, accomplishments during the Chapter 11 Cases (as defined below), projections and properties, and for a summary and analysis of this Plan.  There also are other agreements and documents that are referenced in this Plan or the Disclosure Statement that are or will be filed with the Bankruptcy Court as part of the Plan Supplement (as defined below).  All such agreements or documents are incorporated into and are a part of this Plan as if set forth in full herein.  Subject to certain restrictions and requirements set forth in Bankruptcy Code section 1127 and Fed. R. Bankr. P. 3019 and the terms hereof, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan and any of the Plan Supplement documents prior to substantial consummation of the Plan.

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME,
GOVERNING LAW AND DEFINED TERMS

A.                                    Rules of Interpretation and Computation of Time

For purposes herein:  (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” or “Sections” are references to Articles or Sections in this Plan; (e) unless otherwise stated, the words ‘‘herein,’’ “hereof,” “hereunder” and ‘‘hereto’’ refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) any reference to an Entity as a Holder of a Claim or Equity Interest includes such Entity’s successors and assigns; (h) the rules of construction set forth in Bankruptcy Code section 102 shall apply; and (i) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.  The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

B.                                    Defined Terms

The following terms shall have the following meanings when used in capitalized form herein:

7

1.                                       “Accrued Professional Compensation” means, with respect to a particular Professional, an Administrative Claim of such Professional for compensation for services rendered or reimbursement of costs, expenses or other charges incurred after the Petition Date and prior to and including the Effective Date (including, without limitation, expenses of the members of the Committee incurred as members of the Committee in discharge of their duties as such).

2.                                       “Administrative Agent” means, in its capacity as such, Deutsche Bank Trust Company Americas, the administrative agent under the Prepetition Opco Credit Facility.

3.                                       “Administrative Claim” means a Claim for costs or expenses of administration of the Chapter 11 Cases that is Allowed under section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation:  (a) any actual and necessary costs or expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, and commissions for services and payments for inventory, leased equipment, and leased premises); (b) Accrued Professional Compensation and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 327, 330, 331, 363, or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Estates under section 1930, chapter 123, of title 28, United States Code; and (d) the DIP Facility Claims.

4.                                       “Administrative Claims Bar Date” means the first Business Day that is at least thirty (30) days after the Effective Date, or such other date established by order of the Bankruptcy Court.

5.                                       “Affiliate” means an “affiliate” as defined in Bankruptcy Code section 101(2).

6.                                       “Allowed” means, with respect to any Claim or Equity Interest, except as otherwise provided herein, any of the following:  (a) a Claim or Equity Interest that has been scheduled by the Debtors in their Schedules as other than disputed, contingent or unliquidated and as to which (i) the Debtors or any other party in interest have not filed an objection and (ii) no contrary Proof of Claim has been filed; (b) a Claim or Equity Interest that either is not a Disputed Claim or Equity Interest or has been allowed by a Final Order; (c) a Claim that is allowed:  (i) in any stipulation with the Debtors of the amount and nature of such Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with the Debtors of the amount and nature of such Claim executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed in connection with this Plan; (d) a Claim relating to a rejected executory contract or unexpired lease that (i) is not a Disputed Claim or (ii) has been allowed by a Final Order; or (f) a Claim or Equity Interest that is allowed pursuant to the terms of this Plan.

7.                                       “Allowed            Claim or Equity Interest” means an Allowed Claim or Equity Interest of the type or in the Class described.

8

8.                                       “Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought by or on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under sections 502, 510 or 542-553 of the Bankruptcy Code.

9.                                       “Ballots” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of this Plan.

10.                                 “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.

11.                                 “Bankruptcy Court” means the United States Bankruptcy Court for the District of Nevada, or any other court having jurisdiction over the Chapter 11 Cases.

12.                                 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, in each case as amended from time to time and as applicable to the Chapter 11 Cases.

13.                                 “Beneficial Holder” means, as of the applicable date of determination, a beneficial owner of claims arising under the Prepetition Opco Credit Agreement, the Prepetition Mortgage Loan Agreement, any of the Prepetition Mezzanine Loans, the Senior Notes or the Subordinated Notes, as applicable, as reflected in the records maintained by the Administrative Agent, Registered Record Owner or Intermediary Record Owner, as applicable.

14.                                 “Beneficial Holder Ballots” means the ballots accompanying the Disclosure Statement upon which Beneficial Holders of Claims in Classes shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process.

15.                                 “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

16.                                 “Cash” means the legal tender of the United States of America or the equivalent thereof.

17.                                 “Causes of Action” means any claims, causes of action (including Avoidance Actions), demands, actions, suits, obligations, liabilities, cross-claims, counter-claims, offsets, or setoffs of any kind or character whatsoever, in each case whether known or unknown, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in contract, in tort, in law, or in equity, or pursuant to any other theory of law, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise, based in whole or in part upon any act or omission or other event occurring at any time prior to the Effective Date.

9

18.                                 “Chapter 11 Cases” means the chapter 11 bankruptcy cases commenced by the Debtors on the Petition Date in the Bankruptcy Court.

19.                                 “Claim” means any “claim” against any Debtor as defined in Bankruptcy Code section 101(5), whether or not asserted or Allowed.

20.                                 “Claims Bar Date” means January 15, 2010, as ordered by the Bankruptcy Court.

21.                                 “Claims Objection Bar Date” means, for each Claim and Equity Interest, the later of:  (a) one hundred twenty (120) days after the Effective Date; and (b) such other date as may be specifically fixed by an order of the Bankruptcy Court for objecting to such Claim or Equity Interest.

22.                                 “Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.

23.                                 “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to Bankruptcy Code section 1122(a).

24.                                 “Collateral” means any property or interest in property of any Debtor’s Estate that is subject to a valid and enforceable Lien to secure the payment or performance of a Claim.

25.                                 “Committee” means the official committee of unsecured creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to Bankruptcy Code section 1102, as reconstituted from time to time.

26.                                 “Committee Members” means the members of the Committee.

27.                                 “Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

28.                                 “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Code section 1128 to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

29.                                 “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to Bankruptcy Code section 1129.

30.                                 “Consummation” means the occurrence of the Effective Date.

31.                                 “Debtor(s) in Possession” means, individually, each Debtor, as a debtor in possession in its Chapter 11 Case and, collectively, all Debtors, as debtors in possession in these Chapter 11 Cases.

32.                                 “DIP Facility Claims” means all obligations of any of the Debtors arising under the postpetition financing agreement with Vista Holdings, LLC and Past Enterprises, Inc. pursuant to that certain “Final Order Pursuant To 11 U.S.C. §§ 105, 361, 362, 363, 364 And 552 And Fed. R. Bankr. P. Rule 4001(b), (c) And (d):  (I) Authorizing The Debtors To (A) Use Cash

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Collateral; (B) Obtain Unsecured, Subordinated Post-Petition Financing; (C) Make Loans To Non-Debtor Subsidiaries, (II) Granting Adequate Protection To Prepetition Secured Parties, And (IV) Granting Related Relief” entered by the Bankruptcy Court on October 13, 2009 [Docket No. 481], as such order has been amended from time to time.

33.                                 “Disclosure Statement” means that certain Disclosure Statement for Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. And Its Affiliated Debtors Filed in these Chapter 11 Cases, as amended, supplemented, or modified from time to time, that was approved by the Disclosure Statement Order and describes this Plan, including all exhibits and schedules thereto and references therein that relate to this Plan.

34.                                 “Disclosure Statement Order” means that certain Order (A) Approving the Disclosure Statement, (B) Establishing the Voting Record Date, Voting Deadline, and Other Dates, (C) Approving Procedures for Soliciting, Receiving and Tabulating Votes on the Plan and for Filing Objections to the Plan and (D) Approving the Manner and Forms of Notice and Other Related Documents, entered by the Bankruptcy Court on                                , 2010 [Docket No.       ], as the order may be amended from time to time.

35.                                 “Disputed Claim or Equity Interest” means a Claim or Equity Interest, or any portion thereof:  (a) listed on the Schedules as unliquidated, disputed or contingent; (b) that is the subject of a Filed objection or request for estimation or is otherwise disputed by any of the Debtors or any other party in interest in accordance with applicable law and which objection has not been withdrawn, resolved, or overruled by a Final Order of the Bankruptcy Court; or (c) that is in excess of the amount scheduled as other than disputed, contingent or unliquidated.

36.                                 “Distributable New Opco Plan Consideration” means the New Opco Plan Consideration remaining after satisfaction of SCI’s and the Other Opco Debtors’ Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed Other Secured Claims.

37.                                 “Distribution Record Date” means                               , 2010.

38.                                 “D&O Liability Insurance Policies” means all insurance policies for directors and officers’ liability maintained by the Debtors as of the Petition Date.

39.                                 “Effective Date” means the Business Day that this Plan becomes effective as provided in Article IX hereof.

40.                                 “Entity” means an “entity” as defined in Bankruptcy Code section 101(15).

41.                                 “Equity Interest” means any Equity Security in any Debtor, including, without limitation, all issued, unissued, authorized or outstanding shares of stock, together with (i) any options, warrants or contractual rights to purchase or acquire any such Equity Securities at any time with respect to such Debtor, and all rights arising with respect thereto and (ii) the rights of any Entity to purchase or demand the issuance of any of the foregoing and shall include:  (1) conversion, exchange, voting, participation, and dividend rights; (2) liquidation preferences; (3) options, warrants, and put rights; and (4) stock-appreciation rights, in each case as in existence immediately prior to the Effective Date.

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42.                                 “Equity Security” means an “equity security” as defined in Bankruptcy Code section 101(16).

43.                                 “Estates” means the bankruptcy estates of the Debtors created by virtue of Bankruptcy Code section 541 upon the commencement of the Chapter 11 Cases.

44.                                 “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and the rules and regulations promulgated thereunder, and any similar federal, state or local law.

45.                                 “Exculpated Parties” means, collectively:  (a) the Debtors and their respective Estates; (b) the Non-Debtor Affiliates; (c) FG; (d) Holdco and all of its subsidiaries and Affiliates; (e) the Mortgage Lenders, solely in their capacity as such; (f) Colony Capital, LLC; (g) New Propco and all of its subsidiaries and Affiliates; [(h) New Opco and all of its subsidiaries and Affiliates; (i) the Administrative Agent;] (j) the Plan Administrator; (k) Voteco and all of its subsidiaries and Affiliates; (l) the Swap Counterparty, and (m) the respective Related Persons of each of the foregoing Entities.

46.                                 “Exculpation” means the exculpation provision set forth in Article X.E hereof.

47.                                 “Executory Contract” means a contract to which any Debtor is a party that is subject to assumption or rejection under Bankruptcy Code section 365.

48.                                 “FG” means Fertitta Gaming LLC, a Nevada limited liability company.

49.                                 “File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases.

50.                                 “Final Order” means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, new trial, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors, or, in the event that an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, no stay pending appeal has been granted or such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, new trial, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

51.                                 “General Unsecured Claim” means any Claim against any Debtor that is not:  (a) a/an (1) Administrative Claim; (2) Priority Tax Claim; (3) Secured Tax Claim, (4) Other Priority Claim; (5) Secured Claim; (6) Senior Note Claim; (7) Subordinated Note Claim; (8) Intercompany Claim; or (9) Equity Interest; or (b) otherwise classified in a Class other than and separate from the Class of General Unsecured Claims with respect to the applicable Debtor.

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52.                                 “Going Private Transaction” means the buy-out transaction that occurred in November of 2007, pursuant to which, among other things, all of the then-publicly traded shares of SCI were purchased and the sale-and-leaseback transaction with respect to the Propco Properties was consummated.

53.                                 “Going Private Transaction Causes of Action” means any and all Claims, Causes of Action, Litigation Claims, Avoidance Actions and any other legal or equitable remedies against any Person arising from any transaction related to the Going Private Transaction, regardless of whether such Claims, Causes of Action, Litigation Claims, Avoidance Actions, or other remedies may be asserted pursuant to the Bankruptcy Code or any other applicable law.

54.                                 “Governmental Unit” means a “governmental unit” as defined in Bankruptcy Code section 101(27).

55.                                 “Headquarters Lease” means that certain lease under which SCI leases its corporate headquarters, located at 1505 South Pavilion Center Drive, Las Vegas, NV from Cole South Las Vegas, NV, LLC.

56.                                 “Holdco” means the entity formed by the Mortgage Lenders to serve, along with Voteco, as one of the equity interest holders in New Propco.

57.                                 “Holder” means an Entity holding a Claim against, or Equity Interest in, any Debtor.

58.                                 “Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of Bankruptcy Code section 1124.

59.                                 “Indemnification Provision” means each of the indemnification provisions currently in place (whether in the bylaws, certificates of incorporation, board resolutions, employment contracts or otherwise) for the current and former directors, officers, employees, attorneys, other professionals and agents of the Debtors who served in such capacity on or any time after the Petition Date.

60.                                 “Indemnified Parties” means, collectively, each Debtor and each of its officers, directors and employees, each in their respective capacities as such and solely to the extent that each such party was serving in such capacity and was covered by an Indemnification Provision at such time.

61.                                 “Intercompany Claims” means any unsecured Claims of a Debtor against any other Debtor, other than the Master Lease Rejection Damage Claim.

62.                                 “Intermediary Record Owners” means, as of the applicable date of determination, the banks, brokerage firms, or the agents thereof as the Entity through which the Beneficial Holders hold Claims.

63.                                 “Landco Assets” means (a) the Land Loan Collateral (either directly or through ownership of the equity interests in the Land Loan Borrower); and (b) the portions of the Wild Wild West Assemblage held by SCI and its subsidiaries, including (i) the Wild Wild West real

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estate and ground leasehold and casino and other operating related assets held by Tropicana Station, Inc., and (ii) the option to purchase other related property located within the boundary of or adjacent to the Wild Wild West Assemblage.

64.                                 “Land Loan Agreement” means that certain Credit Agreement, dated February 7, 2008 (as amended, amended and restated, supplemented or otherwise modified), by and among CV PropCo, LLC, Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A. and the lenders from time to time party thereto.

65.                                 “Land Loan Borrower” means CV PropCo, LLC, a Nevada limited liability company.

66.                                 “Land Loan Collateral” means the land located on the southern end of Las Vegas Boulevard at Cactus Avenue and land surrounding the Wild Wild West in Las Vegas, Nevada, that serves as collateral for the loans made under the Land Loan Agreement.

67.                                 “Land Loan Collateral Fundings” means Cash on hand at Propco on the Effective Date in an amount necessary to fund any acquisition of Landco Assets from SCI or its subsidiaries to further secure the Land Loan.

68.                                 “Land Loan Guaranty Claims” means any and all Claims arising under the guarantees of the obligations under the Land Loan Agreement issued to the Land Loan Lenders by each of the Parent Debtors.

69.                                 “Land Loan Lenders” means, collectively, Deutsche Bank Trust Company Americas and JPMorgan Chase Bank, N.A., each in their capacity as a lender under the Land Loan Agreement (each a “Land Loan Lender”).

70.                                 “Lien” means a “lien” as defined in Bankruptcy Code section 101(37), and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

71.                                 “Litigation Claims” means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any Entity, including, without limitation, the Causes of Action of the Debtors.

72.                                 “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Nevada.

73.                                 “Master Ballots” means the ballot distributed to the Registered Record Owners or Intermediary Record Owners, as applicable, to record the votes of the Beneficial Holders of Claims as of the Voting Record Date.

74.                                 “Master Lease and License” means that certain:  (a) Master Lease, dated as of November 7, 2007 (as amended), between Propco, as lessor, and SCI, as lessee, with respect to the Propco Properties (the “Master Lease”); and (b) License and Reservation Service Agreement,

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also dated as of November 7, 2007 (the “License Agreement”), between Propco, as licensee, and SCI, as licensor.

75.                                 “Master Lease Collateral” means:  (i) all “FF&E” and the “FF&E Reserve Collateral”, each as defined in the Master Lease; and (ii) all “Collateral” under and as defined in the Propco Security Agreement.  Section 12.4 of the Master Lease contains a security agreement, pursuant to which SCI pledged, assigned and granted Propco a security interest and an express contractual lien in and to the FF&E and FF&E Reserve Collateral and the Operating Subtenants pledged, assigned and granted Propco a security interest and an express contractual lien in all such “Collateral” under the Propco Security Agreement.

76.                                 “Master Lease Rejection Damage Claim” means any and all claims assertable by Propco against SCI in connection with or relating to SCI’s rejection of the Master Lease and License pursuant to this Plan.

77.                                 “Mezzco Debtors” means FCP MezzCo Parent, LLC; FCP MezzCo Parent Sub, LLC; FCP MezzCo Borrower VII, LLC; FCP MezzCo Borrower VI, LLC; FCP MezzCo Borrower V, LLC; FCP MezzCo Borrower IV, LLC; FCP MezzCo Borrower III, LLC; FCP MezzCo Borrower II, LLC; and FCP MezzCo Borrower I, LLC.

78.                                 “Mezz I Loan” means Amended and Restated Mezzanine Loan and Security Agreement (First Mezzanine), dated as of March 19, 2008, among FCP Mezzco Borrower I, LLC, a Delaware limited liability company, German American Capital Corporation, a Maryland corporation and JPMorgan Chase Bank, N.A., a national banking association.

79.                                 “Mezz II Loan” means Amended and Restated Mezzanine Loan and Security Agreement (Second Mezzanine), dated as of March 19, 2008, among FCP Mezzco Borrower II, LLC, a Delaware limited liability company, German American Capital Corporation, a Maryland Corporation and JPMorgan Chase Bank, N.A., a national banking association, as subsequently assigned to certain other lender parties.

80.                                 “Mezz III Loan” means Amended and Restated Mezzanine Loan Security Agreement (Third Mezzanine), dated as of March 19, 2008, among FCP Mezzco Borrower III, LLC, a Delaware limited liability company, German American Capital Corporation, a Maryland corporation and JPMorgan Chase Bank, N.A., a national banking association, as subsequently assigned to certain other lender parties.

81.                                 “Mezz IV Loan” means Mezzanine Loan and Security Agreement (Fourth Mezzanine), dated as of March 19, 2008, among FCP Mezzco Borrower IV, LLC, a Delaware limited liability company, German American Capital Corporation, a Maryland corporation and JPMorgan Chase Bank, N.A., a national banking association, as subsequently assigned to certain other lender parties.

82.                                 “Mezz IV Pledge Claims” means any and all Claims against FCP Mezzco Borrower V, LLC arising under or relating to its pledge of its Equity Interests in FCP Mezzco Borrower IV, LLC as collateral to secure repayment of the Mezz IV Loan Claims.

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83.                                 “Mortgage Lenders” means German American Capital Corporation and JPMorgan Chase Bank N.A., as lenders to Propco under the Amended and Restated Loan and Security Agreement, dated as of March 19, 2008.

84.                                 “Mortgage Lender Claims Against SCI” means any and all claims asserted by the Mortgage Lenders against SCI in the Proofs of Claim the Mortgage Lenders filed against SCI, which are recorded as claim nos.                            on the Claims Register.

85.                                 “New Holdco Equity Interests” means the limited liability interests in Holdco that are to be distributed to the Mortgage Lenders under the Plan as part of the Mortgage Lenders Plan Consideration.

86.                                 “New Land Loan” means the obligations of the Land Loan Borrower arising under the Land Loan Agreement, as modified and restructured in accordance with the [Amended And Restated Credit Agreement] included in the Plan Supplement.

87.                                 “New Opco” means the entity that obtains or acquires ownership, directly or indirectly, of all or substantially all of the assets of SCI and the Other Opco Debtors (except for the New Propco Purchased Assets) under the Plan, whether as reorganized SCI, through debt restructuring, asset or equity purchases conducted through an orderly going concern sale process, assumption of liabilities or otherwise.

88.                                 “New Opco Acquired Assets” means of all or substantially all of the assets of SCI and the Other Opco Debtors other than the New Propco Purchased Assets and the Master Lease Collateral.

89.                                 “New Opco Plan Consideration” means all consideration, in whatever form, to be delivered:  (a) by New Opco to SCI, the Other Opco Debtors or any of their respective Estates or creditors, in exchange for the acquisition by New Opco of the New Opco Acquired Assets; and (b) by any other purchaser of assets from SCI, the Other Opco Debtors or any of their respective Estates, including, without limitation, the proceeds from the sale of the New Propco Purchased Assets.

90.                                 “New Opco Purchase Agreement” means that certain agreement pursuant to which SCI and the Other Opco Debtors will convey the New Opco Acquired Assets to New Opco, a form of which is included in the Plan Supplement.

91.                                 “New Propco” means the newly formed Nevada limited liability company, owned by Holdco and Voteco, that will acquire or obtain, directly or indirectly, all of the New Propco Acquired Assets and all of the Landco Assets, in each case under or in connection with the Plan.

92.                                 “New Propco Acquired Assets” means, collectively, the New Propco Purchased Assets and the New Propco Transferred Assets.

93.                                 “New Propco Credit Agreement” means that certain Credit Agreement, a copy of which is included in the Plan Supplement.

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94.           “New Propco LLCA” means that certain LLC Agreement, a copy of which is included in the Plan Supplement.

95.           “New Propco Management Agreement” means that certain Management Agreement, a copy of which is included in the Plan Supplement.

96.           “New Propco Purchase Agreement” means that certain agreement pursuant to which New Propco will purchase the New Propco Purchased Assets from SCI and/or the applicable Non-Debtor Affiliates, a form of which is included in the Plan Supplement.

97.           “New Propco Purchased Assets” means those assets identified on Schedule        to this Plan, all of which will be transferred from SCI and/or the applicable Non-Debtor Affiliate to New Propco or its designee(s) in accordance with the [Purchase/Transfer Agreements] included in the Plan Supplement.

98.           “New Propco Retained Available Cash” means Propco Cash in the amount of $80 million, less any transition costs incurred by Propco or the Mortgage Lenders (excluding from such transition costs the Land Loan Collateral Fundings, which shall not be deducted from the $80 million amount), which will be transferred to and retained by and for the benefit of New Propco.

99.           “New Propco Transfer Agreement” means that certain agreement pursuant to which New Propco will acquire the New Propco Transferred Assets from Propco, a form of which is included in the Plan Supplement.

100.         “New Propco Transferred Assets” means all of Propco’s interests in the Propco Properties, the Master Lease Collateral, and Propco Cash in an amount equal to the New Propco Retained Available Cash.

101.         “Non-Voting Classes” means, collectively, Classes                                 .

102.         “Operating Subtenants” means, collectively, Charleston Station, LLC; Boulder Station, Inc; Palace Station Hotel and Casino, Inc. and Sunset Station, Inc., each an “Operating Subtenant”, it being understood that references herein to the Operating Subtenants (other than with respect to Charleston Station LLC) shall be deemed to include and be applicable to the such entities before and after they are converted to limited liability companies, as contemplated below under “Implementation of the Plan”, on or prior to the Effective Date.

103.         “Ordinary Course Professionals Order” means that certain [Order Authorizing the Debtors to Employ and Compensate Certain Professionals in the Ordinary Course of Business Nunc Pro Tunc to the Petition Date], entered by the Bankruptcy Court on                              , 2009 [Docket No.           ], as such order may be amended from time to time.

104.         “Other Opco Debtors” means Northern NV Acquisitions, LLC; Tropicana Station, LLC; River Central, LLC; and Reno Land Holdings, LLC.

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105.         “Other Priority Claim” means any Claim accorded priority in right of payment under Bankruptcy Code section 507(a), other than a Priority Tax Claim or an Administrative Claim.

106.         “Other Secured Claim” means any Secured Claim other than an Administrative Claim, Secured Tax Claim, the Master Lease Rejection Damage Claim or Secured Claims arising under the Prepetition Opco Credit Agreement, the Prepetition Mortgage Loan Agreement or any of the Prepetition Mezzanine Loans.

107.         “Parent Debtors” means FCP Holding, Inc. (owner of 74.8294% of non-voting stock in SCI); Fertitta Partners, LLC (owner of 25.1706% of non-voting stock in SCI); and FCP VoteCo, LLC (owner of 100% of voting stock in SCI);

108.         “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.

109.         “Petition Date” means July 28, 2009, the date on which the Debtors commenced the Chapter 11 Cases.

110.         “Plan” means this Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors, dated March 24, 2010.

111.         “Plan Administrator” means:  (a) SCI, or such other entity as may be designated by SCI and approved by the Bankruptcy Court, as to SCI, the Parent Debtors and the Other Opco Debtors; and (b) Propco, or such other entity as may be designated by Propco and approved by the Bankruptcy Court, as to Propco and the Mezz Debtors.

112.         “Plan Supplement” means, collectively, the compilation of documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, all of which are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, modified, replaced and/or supplemented from time to time, all of which be Filed with the Bankruptcy Court in conjunction with the Confirmation Hearing.

113.         “Prepetition Mezzanine Loans” means, collectively, the Mezz I Loans, Mezz II Loans, Mezz III Loans and Mezz IV Loans.

114.         “Prepetition Mezzanine Loan Guaranty Claims” means any and all claims arising under the guarantees of the obligations under the Prepetition Mezzanine Loans issued by each of the Parent Debtors.

115.         “Prepetition Mortgage Loan Agreement” means that certain Amended and Restated Loan and Security Agreement, dated as of March 19, 2008, among Propco, as Borrower, and German American Capital Corporation and JPMorgan Chase Bank N.A., as lenders.

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116.         “Prepetition Mortgage Loan Agreement Claims” means any and all claims arising under the Prepetition Mortgage Loan Agreement.

117.         “Prepetition Mortgage Loan Guaranty” means individually, each guaranty of the obligations arising under the Prepetition Mortgage Loan Agreement issued to the Mortgage Lenders by each of the Parent Debtors.

118.         “Prepetition Mortgage Loan Guaranty Claims” means any and all claims arising under Prepetition Mortgage Loan Guaranty.

119.         “Prepetition Opco Credit Agreement” means that certain Credit Agreement, dated as of November 7, 2007, among SCI, as borrower, Deutsche Bank Trust Company Americas, as Administrative Agent, the other lenders party thereto, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book runners, JPMorgan Chase Bank, N.A., as Syndication Agent, and Bank of Scotland plc, Bank of America, N.A., and Wachovia Bank, N.A., as Co-Documentation Agents.

120.         “Prepetition Opco Credit Agreement Claim” means the approximately $250 million of term loans and a $650 million revolving credit facility outstanding under the Prepetition Opco Credit Agreement, together with all interest accrued and unpaid thereon as of the Effective Date, and all unpaid reasonable fees, costs, expenses and other charges required to be paid or reimbursed (as applicable) pursuant to the terms of the Prepetition Opco Credit Agreement.

121.         “Prepetition Opco Secured Claim” means, collectively, the Prepetition Opco Credit Agreement Claim and the Prepetition Opco Swap Claim.

122.         “Prepetition Opco Secured Lenders” means the Administrative Agent and the other lenders party from time to time to the Prepetition Opco Credit Agreement.

123.         “Prepetition Opco Secured Parties” means, collectively, the Prepetition Opco Secured Lenders and the holder of the Prepetition Opco Swap Claim.

124.         “Prepetition Opco Swap Agreement” means that certain Secured Hedge Agreement dated as of February 12, 2008, by and between JPMorgan Chase Bank, N.A. and SCI.

125.         “Prepetition Opco Swap Claim” means the termination claim under the Prepetition Opco Swap Agreement, together with all interest accrued and unpaid thereon as of the Effective Date, and all unpaid reasonable fees, costs, expenses and other charges required to be paid or reimbursed (as applicable) pursuant to the terms of the Prepetition Opco Swap Agreement.

126.         “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in Bankruptcy Code section 507(a)(8).

127.         “Professional” means (a) any Entity employed in the Chapter 11 Cases pursuant to Bankruptcy Code section 327, 363 or 1103 or otherwise and (b) any Entity seeking

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compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code section 503(b)(4).

128.         “Professional Fee Claim” means a Claim under Bankruptcy Code sections 328, 330(a), 331, 363, 503 or 1103 for Accrued Professional Compensation.

129.         “Professional Fees Bar Date” means the Business Day that is sixty (60) days after the Effective Date or such other date as approved by Final Order of the Bankruptcy Court.

130.         “Proof of Claim” means a proof of Claim or Equity Interest Filed against any Debtor in the Chapter 11 Cases.

131.         “Propco” means FCP PropCo, LLC, a debtor and debtor in possession.

132.         “Propco Cash” means all Cash on hand at Propco as of the Effective Date, immediately prior to all the transfers and allocations pursuant to the Plan as of and following the Effective Date.

133.         “Propco Excess Effective Date Cash” means any Propco Cash excess of the sum of (a) the amount of New Propco Retained Available Cash and (b) any amounts needed to fund the Land Loan Collateral Fundings, which residual shall be distributed as additional recovery to the Mortgage Lenders on account of their Allowed Class P.2 Claims.

134.         “Propco Properties” means:  (a) Palace Station Hotel & Casino; (b) Boulder Station Hotel & Casino; (c) Sunset Station Hotel & Casino; and (d) Red Rock Casino Resort Spa.

135.         “Propco Security Agreement” means that certain Security Agreement (All Furniture, Fixtures and Equipment), dated as of November 7, 2007 (as amended) by and among Propco and the Operating Subtenants.

136.         “Pro Rata” means the proportion that (a) the Allowed amount of a Claim or Equity Interest in a particular Class (or several Classes taken as a whole) bears to (b) the aggregate Allowed amount of all Claims or Equity Interests in such Class (or several Classes taken as a whole), unless this Plan provides otherwise.

137.         “Registered Record Owners” means, as of the applicable date of determination, the respective owners of the Senior Notes or Subordinated Notes, as applicable, whose holdings thereof are in their own name on the books and records of SCI.

138.         “Reinstated” means, with respect to any Claim, (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim in accordance with Section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default:  (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code section 365(b)(2) or of a kind that Bankruptcy Code section 365(b)(2) expressly does not require to be cured; (ii) reinstating the maturity of such Claim as such maturity existed before such

20

default; (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a non-monetary obligation, other than a default arising from failure to operate a non-residential real property lease subject to Bankruptcy Code section 365(b)(1)(A), compensating the Holder of such Claim (other than any Debtor or an insider of any Debtor) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

139.         “Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex officio members), partners, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, and any Person claiming by or through any of them.

140.         “Release” means the release given by the Releasing Parties to the Released Parties as set forth in Article X.C hereof.

141.         “Released Party” means, collectively:  (a) the Debtors and their respective Estates; (b) the Non-Debtor Affiliates; (c) FG; (d) Holdco and all of its subsidiaries and Affiliates; (e) the Mortgage Lenders; (f) Colony Capital, LLC; (g) New Propco and all of its subsidiaries and Affiliates; [(h) New Opco and all of its subsidiaries and Affiliates; (i) the Administrative Agent;] (j) the Plan Administrator; (k) Voteco and all of its subsidiaries and Affiliates; (l) the Swap Counterparty, and (m) the respective Related Persons of each of the foregoing Entities.

142.         “Releasing Party” has the meaning set forth in Article X.C hereof.

143.         “Restructuring Agreement” means that certain agreement between FG and the Mortgage Lenders included in the Plan Supplement.

144.         “Scheduled” means with respect to any Claim or Equity Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

145.         “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts, and statement of financial affairs filed by the Debtors pursuant to Bankruptcy Code section 521 and the applicable Bankruptcy Rules, as such Schedules they may be amended, modified, or supplemented from time to time.

146.         “SCI” means Station Casinos, Inc., debtor and debtor in possession.

147.         “Secured Claim” means a Claim that is secured by a Lien on property in which any Debtor’s Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a) or, in the case of setoff, pursuant to Bankruptcy Code section 553.

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148.         “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder, and any similar federal, state or local law.

149.         “Senior Notes” means, collectively, the $450 million 6% Senior Notes due 2012 and the $400 million 7¾% Senior Notes due 2016, in each case issued by SCI.

150.         “Senior Notes Indenture” means [insert doc reference].

151.         “Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes imposed or assessed by any Governmental Unit.

152.         “Subordinated Notes” means, collectively, the $450 million 6 1/2% Senior Subordinated Notes due 2014, the $700 million 6 7/8% Senior Subordinated Notes due 2016 and the $300 million 6 5/8% Senior Subordinated Notes due 2018, in each case issued by SCI.

153.         “Subordinated Notes Indenture” means [insert doc reference].

154.         “Subsidiaries” means a wholly-owned or partially owned subsidiary of the Debtors.

155.         “Swap Counterparty” means Deutsche Bank AG, solely in its capacity as counterparty to Propco under that certain interest rate swap transaction dated as of November 29, 2007 with Reference Global No. N723525N between Propco and Deutsche Bank, A.G., as further modified by that certain Novation Confirmation dated as of March 5, 2008.

156.         “Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under Bankruptcy Code section 365.

157.         “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is unimpaired within the meaning of Bankruptcy Code section 1124.

158.         “Voteco” means the entity formed by certain individuals licensed for gaming regulatory purposes that will serve, along with Holdco, as one of the equity interest holders in New Propco.

159.         “Voting and Claims Agent” means KCC, in its capacity as solicitation, notice, claims and balloting agent for the Debtors, pursuant to that certain                              entered by the Bankruptcy Court on                     , 2009 [Docket No.       ].

160.         “Voting Classes” means, collectively, Classes           .

161.         “Voting Deadline” means                      , 2010 at 4:00 p.m. prevailing Nevada Time for all Holders of Claims and Equity Interests, which is the date and time by which all

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Ballots, Beneficial Holder Ballots and Master Ballots, as applicable, must be received by the Voting and Claims Agent in accordance with the Disclosure Statement Order, or such other date and time as may be established by the Bankruptcy Court with respect to any Voting Class.

162.         “Voting Record Date” means the date for determining which Holders of Claims and Equity Interests are entitled to receive the Disclosure Statement and vote to accept or reject this Plan, as applicable, which date is                        , 2010, as set forth in the Disclosure Statement Order.

163.         “Wild Wild West Assemblage” means the parcels of real estate owned by or subject to purchase option in favor of SCI and any of its Subsidiaries in Las Vegas, Nevada near Tropicana Avenue adjacent to Interstate 15, including the properties underlying the Wild Wild West Casino and the contiguous parcels thereto.

ARTICLE II.

TREATMENT OF ADMINISTRATIVE CLAIMS,

PRIORITY TAX CLAIMS AND OTHER PRIORITY CLAIMS

Pursuant to Bankruptcy Code section 1123(a)(1), the Claims against each of the Debtors set forth in this Article 2 are not classified within any Classes.  The Holders of such Claims are not entitled to vote on this Plan.  The treatment of the Claims set forth below is consistent with the requirements of Bankruptcy Code section 1129(a)(9)(A).

The Chapter 11 Cases for each of the Debtors will not be substantively consolidated.  Accordingly, Holders of unclassified Claims again a particular Debtor shall have their Claim allowed and treated in such respective Debtor’s Estate.  As such, for each category of unclassified Claims, a sub-category shall be deemed to exist for each Debtor.

A.                                    Administrative Claims

On the later of the Effective Date or the date on which an Administrative Claim becomes an Allowed Administrative Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Claim other than the Holder of the DIP Facility Claims will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) payment in full in Cash for the unpaid portion of such Allowed Administrative Claim; or (ii) such other less favorable treatment as agreed to in writing by such Holder; provided, however, that Administrative Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the Debtors without further notice to or order of the Bankruptcy Court.

The DIP Facility Claims held by Vista Holdings, LLC and Past Enterprises, Inc. shall receive no distribution under the Plan and shall be extinguished and discharged upon the Effective Date.

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1.             Bar Date for Administrative Claims

Except as otherwise provided in this Article II.A hereof, unless previously Filed or paid, requests for payment of Administrative Claims must be Filed and served on the Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims but do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims and such Administrative Claims shall be deemed discharged as of the Effective Date.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.G hereof.  Objections to such requests must be Filed by the later of (a) 120 days after the Effective Date and (b) 60 days after the Filing of the applicable request for payment of Administrative Claims, if applicable, as the same may be modified or extended from time to time by order of the Bankruptcy Court.

2.             Professional Compensation and Reimbursement Claims

Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date must File an application for final allowance of such Professional Fee Claim against the applicable Debtor and its estate no later than the Professional Fees Bar Date; provided that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered to the Debtors before the Effective Date in accordance with the terms of the Ordinary Course Professionals Order and without further Bankruptcy Court order.  Objections to any Professional Fee Claim must be Filed by the later of (a) 90 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Professional Fee Claim.

B.            Priority Tax Claims

The legal, equitable and contractual rights of the Holders of Priority Tax Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors:  (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (b) such other less favorable treatment as agreed to in writing by such Holder; or (c) pursuant to and in accordance with Bankruptcy Code sections 1129(a)(9)(C) and (D), Cash in an aggregate amount of such Allowed Priority Tax Claim payable in regular installment payments over a period ending not more than five years after the Petition Date; provided, further, that Priority Tax Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the Debtors without further notice to or order of the Bankruptcy Court.

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C.            Other Priority Claims

Each Allowed Other Priority Claim, if any, shall, in full and final satisfaction of such Claim, be paid in full in Cash by the applicable Debtor upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

ARTICLE III.

CLASSIFICATION AND TREATMENT

OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, voting, confirmation and distribution pursuant hereto and pursuant to Bankruptcy Code sections 1122 and 1123(a)(1).  This Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.  If there are no Claims or Interests in a particular Class, then such Class of Claims or Interests shall not exist for all purposes of the Plan.

A.            Classification of Classified Claims and Equity Interests.

1.             Claims and Equity Interests Against Parent Debtors

(a)           FCP Holding, Inc.

Class	Claim	Status	Voting Rights
FHI.1	Prepetition Mortgage Loan Guaranty Claims	Impaired	Deemed to Reject
FHI.2	Prepetition Mezzanine Loan Guaranty Claims	Impaired	Deemed to Reject
FHI.3	Land Loan Guaranty Claims	Impaired	Deemed to Reject
FHI.4	General Unsecured Claims	Impaired	Deemed to Reject
FHI.5	Intercompany Claims	Impaired	Deemed to Reject
FHI.6	Equity Interests	Impaired	Deemed to Reject

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(b)           Fertitta Partners LLC

Class	Claim	Status	Voting Rights
FP.1	Prepetition Mortgage Loan Guaranty Claims	Impaired	Deemed to Reject
FP.2	Prepetition Mezzanine Loan Guaranty Claims	Impaired	Deemed to Reject
FP.3	Land Loan Guaranty Claims	Impaired	Deemed to Reject
FP.4	General Unsecured Claims	Impaired	Deemed to Reject
FP.5	Intercompany Claims	Impaired	Deemed to Reject
FP.6	Equity Interests	Impaired	Deemed to Reject

(c)           FCP Voteco, LLC

Class	Claim	Status	Voting Rights
VC.1	Prepetition Mortgage Loan Guaranty Claims	Impaired	Deemed to Reject
VC.2	Prepetition Mezzanine Loan Guaranty Claims	Impaired	Deemed to Reject
VC.3	Land Loan Guaranty Claims	Impaired	Deemed to Reject
VC.4	General Unsecured Claims	Impaired	Deemed to Reject
VC.5	Intercompany Claims	Impaired	Deemed to Reject
VC.6	Equity Interests	Impaired	Deemed to Reject

2.             Claims and Equity Interests Against Propco

Class	Claim	Status	Voting Rights
P.1	Other Secured Claims	Unimpaired	Deemed to Accept
P.2	Prepetition Mortgage Loan Claims	Impaired	Entitled to Vote
P.3	General Unsecured Claims	Impaired	Deemed to Reject
P.4	Intercompany Claims	Impaired	Deemed to Reject
P.5	Equity Interests	Impaired	Deemed to Reject

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3.             Claims and Equity Interests Against Mezzco Debtors

(a)           FCP MezzCo Parent, LLC

Class	Claim	Status	Voting Rights
MP.1	General Unsecured Claims	Impaired	Deemed to Reject
MP.2	Intercompany Claims	Impaired	Deemed to Reject
MP.3	Equity Interests	Impaired	Deemed to Reject

(b)           FCP MezzCo Parent Sub, LLC

Class	Claim	Status	Voting Rights
MS.1	General Unsecured Claims	Impaired	Deemed to Reject
MS.2	Intercompany Claims	Impaired	Deemed to Reject
MS.3	Equity Interests	Impaired	Deemed to Reject

(c)           FCP Mezzco Borrower VII, LLC

Class	Claim	Status	Voting Rights
M7.1	General Unsecured Claims	Impaired	Deemed to Reject
M7.2	Intercompany Claims	Impaired	Deemed to Reject
M7.3	Equity Interests	Impaired	Deemed to Reject

(d)           FCP Mezzco Borrower VI, LLC

Class	Claim	Status	Voting Rights
M6.1	General Unsecured Claims	Impaired	Deemed to Reject
M6.2	Intercompany Claims	Impaired	Deemed to Reject
M6.3	Equity Interests	Impaired	Deemed to Reject

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(e)           FCP Mezzco Borrower V, LLC

Class	Claim	Status	Voting Rights
M5.1	General Unsecured Claims	Impaired	Deemed to Reject
M5.2	Mezz IV Pledge Claims	Impaired	Deemed to Reject
M5.3	Intercompany Claims	Impaired	Deemed to Reject
M5.4	Equity Interests	Impaired	Deemed to Reject

(f)            FCP Mezzco Borrower IV, LLC

Class	Claim	Status	Voting Rights
M4.1	Mezz IV Loan Claims	Impaired	Entitled to Vote
M4.2	General Unsecured Claims	Impaired	Deemed to Reject
M4.3	Intercompany Claims	Impaired	Deemed to Reject
M4.4	Equity Interests	Impaired	Deemed to Reject

(g)           FCP Mezzco Borrower III, LLC

Class	Claim	Status	Voting Rights
M3.1	Mezz III Loan Claims	Impaired	Entitled to Vote
M3.2	General Unsecured Claims	Impaired	Deemed to Reject
M3.3	Intercompany Claims	Impaired	Deemed to Reject
M3.4	Equity Interests	Impaired	Deemed to Reject

(h)           FCP Mezzco Borrower II, LLC

Class	Claim	Status	Voting Rights
M2.1	Mezz II Loan Claims	Impaired	Entitled to Vote
M2.2	General Unsecured Claims	Impaired	Deemed to Reject
M2.3	Intercompany Claims	Impaired	Deemed to Reject
M2.4	Equity Interests	Impaired	Deemed to Reject

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(i)            FCP Mezzco Borrower I, LLC

Class	Claim	Status	Voting Rights
M1.1	Mezz I Loan Claims	Impaired	Entitled to Vote
M1.2	General Unsecured Claims	Impaired	Deemed to Reject
M1.3	Intercompany Claims	Impaired	Deemed to Reject
M1.4	Equity Interests	Impaired	Deemed to Reject

4.             Claims and Equity Interests Against SCI

Class	Claim	Status	Voting Rights
S.1	Other Secured Claims	Unimpaired	Deemed to Accept
S.2	Prepetition Opco Secured Claims	Impaired	Entitled to Vote
S.3	Master Lease Rejection Damage Claim	Impaired	Entitled to Vote
S.4	General Unsecured Claims	Impaired	TBD
S.5	Senior Notes Claims	Impaired	TBD
S.6	Subordinated Notes Claims	Impaired	TBD
S.7	Mortgage Lender Claims Against SCI	Impaired	Entitled to Vote
S.8	Convenience Class	TBD	TBD
S.9	Intercompany Claims	Impaired	Deemed to Reject
S.10	Equity Interests	Impaired	Deemed to Reject

5.             Claims and Equity Interests Against Other Opco Debtors

(a)           Northern NV Acquisitions, LLC

Class	Claim	Status	Voting Rights
NA.1	Other Secured Claims	Unimpaired	Deemed to Accept
NA.2	General Unsecured Claims	Unimpaired	Deemed to Accept
NA.3	Equity Interests	TBD	TBD

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(b)           Reno Land Holdings, LLC

Class	Claim	Status	Voting Rights
RL.1	Other Secured Claims	Unimpaired	Deemed to Accept
RL.2	General Unsecured Claims	Unimpaired	Deemed to Accept
RL.3	Equity Interests	TBD	TBD

(c)           River Central, LLC

Class	Claim	Status	Voting Rights
RC.1	Other Secured Claims	Unimpaired	Deemed to Accept
RC.2	General Unsecured Claims	Unimpaired	Deemed to Accept
RC.3	Equity Interests	TBD	TBD

(d)           Tropicana Station, LLC

Class	Claim	Status	Voting Rights
TS.1	Other Secured Claims	Unimpaired	Deemed to Accept
TS.2	General Unsecured Claims	Unimpaired	Deemed to Accept
TS.3	Equity Interests	TBD	TBD

B.            Treatment of Claims and Equity Interests.

1.             Claims and Equity Interests Against Parent Debtors

(a)           FCP Holding, Inc.

Class FHI.1 — Prepetition Mortgage Loan Guaranty Claims against FCP Holding, Inc.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mortgage Loan Guaranty shall be terminated, and the Prepetition Mortgage Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.1 is Impaired.  The Holders of Class FHI.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to Bankruptcy Code

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section 1126(g).  Consequently, the Holders of Class FHI.1 Claims are not entitled to vote to accept or reject this Plan.

Class FHI.2 — Prepetition Mezzanine Loan Guaranty Claims against FCP Holding, Inc.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mezzanine Loan Guaranty shall be terminated, and the Prepetition Mezzanine Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.2 is Impaired.  The Holders of Class FHI.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.2 Claims are not entitled to vote to accept or reject this Plan.

Class FHI.3 — Land Loan Guaranty Claims Against FCP Holding, Inc.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Land Loan Agreement guaranty issued by FCP Holding, Inc. shall be extinguished and discharged.  Holders of Class FHI.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.3 is Impaired.  The Holders of Class FHI.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.3 Claims are not entitled to vote to accept or reject this Plan.

Class FHI.4 — General Unsecured Claims against FCP Holding, Inc.

Treatment:  Holders of Class FHI.4 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.4 Impaired.  The Holders of Class FHI.4 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.4 Claims are not entitled to vote to accept or reject this Plan.

Class FHI.5 — Intercompany Claims against FCP Holding, Inc.

Treatment:  Holders of Class FHI.5 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.5 Impaired.  The Holders of Class FHI.5 Claims will not receive any distributions from any of the Debtors’ estates and therefore are

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conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.5 Claims are not entitled to vote to accept or reject this Plan.

Class FHI.6 — Equity Interests in FCP Holding, Inc.

Treatment:  On the Effective Date, all Equity Interests in FCP Holding, Inc. shall be cancelled and extinguished.  Holders of Class FHI.6 Equity Interests shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.6 Impaired.  The Holders of Class FHI.6 Equity Interests will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.6 Claims are not entitled to vote to accept or reject this Plan.

(b)           Fertitta Partners LLC

Class FP.1 — Prepetition Mortgage Loan Guaranty Claims against Fertitta Partners LLC.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mortgage Loan Guaranty shall be terminated, and the Prepetition Mortgage Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.1 is Impaired.  The Holders of Class FP.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to Bankruptcy Code section 1126(g).  Consequently, the Holders of Class FP.1 Claims are not entitled to vote to accept or reject this Plan.

Class FP.2 — Prepetition Mezzanine Loan Guaranty Claims against Fertitta Partners LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mezzanine Loan Guaranty shall be terminated, and the Prepetition Mezzanine Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.2 is Impaired.  The Holders of Class FP.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.2 Claims are not entitled to vote to accept or reject this Plan.

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Class FP.3 — Land Loan Guaranty Claims Against Fertitta Partners LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Land Loan Agreement guaranty issued by Fertitta Partners LLC shall be extinguished and discharged.  Holders of Class FP.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.3 is Impaired.  The Holders of Class FP.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.3 Claims are not entitled to vote to accept or reject this Plan.

Class FP.4 — General Unsecured Claims against Fertitta Partners LLC

Treatment:  Holders of Class FP.4 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.4 Impaired.  The Holders of Class FP.4 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.4 Claims are not entitled to vote to accept or reject this Plan.

Class FP.5 — Intercompany Claims against Fertitta Partners LLC

Treatment:  Holders of Class FP.5 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.5 Impaired.  The Holders of Class FP.5 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.5 Claims are not entitled to vote to accept or reject this Plan.

Class FP.6 — Equity Interests in Fertitta Partners LLC

Treatment:  On the Effective Date, all Equity Interests in Fertitta Partners LLC shall be cancelled and extinguished.  Holders of Class FP.6 Equity Interests shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.6 Impaired.  The Holders of Class FP.6 Equity Interests will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.6 Claims are not entitled to vote to accept or reject this Plan.

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(c)           FCP Voteco, LLC

Class VC.1 — Prepetition Mortgage Loan Guaranty Claims against FCP Voteco, LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mortgage Loan Guaranty shall be terminated, and the Prepetition Mortgage Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class VC.1 is Impaired.  The Holders of Class VC.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to Bankruptcy Code section 1126(g).  Consequently, the Holders of Class VC.1 Claims are not entitled to vote to accept or reject this Plan.

Class VC.2 — Prepetition Mezzanine Loan Guaranty Claims against FCP Voteco, LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mezzanine Loan Guaranty shall be terminated, and the Prepetition Mezzanine Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class VC.2 is Impaired.  The Holders of Class VC.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.2 Claims are not entitled to vote to accept or reject this Plan.

Class VC.3 — Land Loan Guaranty Claims Against FCP Voteco, LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Land Loan Agreement guaranty issued by FCP Voteco, LLC shall be extinguished and discharged.  Holders of Class VC.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class VC.3 is Impaired.  The Holders of Class VC.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.3 Claims are not entitled to vote to accept or reject this Plan.

Class VC.4 — General Unsecured Claims against FCP Voteco, LLC

Treatment:  Holders of Class VC.4 Claims shall not receive or retain any property on account of their Claims under this Plan.

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Voting:  Class VC.4 Impaired.  The Holders of Class VC.4 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.4 Claims are not entitled to vote to accept or reject this Plan.

Class VC.5 — Intercompany Claims against FCP Voteco, LLC

Treatment:  Holders of Class VC.5 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class VC.5 Impaired.  The Holders of Class VC.5 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.5 Claims are not entitled to vote to accept or reject this Plan.

Class VC.6 — Equity Interests in FCP Voteco, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP Voteco, LLC shall be cancelled and extinguished.  Holders of Class VC.6 Equity Interests shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class VC.6 Impaired.  The Holders of Class VC.6 Equity Interests will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.6 Claims are not entitled to vote to accept or reject this Plan.

2.             Claims and Equity Interests Against Propco

Class P.1 — Other Secured Claims against Propco

Classification:  Each Class P.1 Claim, if any, is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class P.1A, Class P.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class P.1 Claims, if any, are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class P.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class P.1 Claim shall either (at the election of the Debtors):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class P.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such claim by New Propco and retention of all

35

existing liens to secure such claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class P.1 is an Unimpaired Class, and the Holders of Class P.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class P.1 Claims are not entitled to vote to accept or reject this Plan.

Class P.2 — Prepetition Mortgage Loan Claims against Propco

Allowance:  On the Effective Date, the Prepetition Mortgage Loan Agreement Claims shall be deemed Allowed in an aggregate amount equal to $                            , plus reasonable fees and expenses and postpetition interest accrued to the Effective Date.

Treatment:  On the Effective Date, Holders of Allowed Claims arising under the Prepetition Mortgage Loan Agreement shall receive, on account, and in full satisfaction, of those Claims:

(a)                                  the New Propco Transferred Assets, which will be delivered to New Propco as the designee of the Mortgage Lenders for purposes of distribution of such assets; and

(b)                                 their respective Pro Rata shares of (i) Propco Excess Effective Date Cash; and (ii) any recoveries received by Propco on account of any claims Propco has against SCI, including the Master Lease Rejection Damage Claim.

Voting:  Class P.2 is Impaired, and Holders of Class P.2 Claims are entitled to vote to accept or reject this Plan.

Class P.3 — General Unsecured Claims against Propco

Treatment:  Holders of Class P.4 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class P.4 is Impaired.  The Holders of Class P.4 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class P.4 Claims are not entitled to vote to accept or reject this Plan.

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Class P.4 — Intercompany Claims against Propco

Treatment:  Holders of Class P.5 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class P.5 is Impaired.  The Holders of Class P.5 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class P.5 Claims are not entitled to vote to accept or reject this Plan.

Class P.5 — Equity Interests in Propco

Treatment:  On the Effective Date, all Equity Interests in Propco shall be deemed to be surrendered to the lenders under the Mezz I Loan to FCP MezzCo Borrower I, LLC in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class P.6 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under this Plan.

Voting:  Class P.6 is Impaired, and Holders of Class P.6 Equity Interests are deemed to reject the Plan.

3.             Claims and Equity Interests Against Mezzco Debtors

(a)           FCP MezzCo Parent, LLC

Class MP.1 — General Unsecured Claims against FCP MezzCo Parent, LLC

Treatment:  Holders of Class MP.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class MP.1 is Impaired.  The Holders of Class MP.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MP.1 Claims are not entitled to vote to accept or reject this Plan.

Class MP.2 — Intercompany Claims against FCP MezzCo Parent, LLC

Treatment:  Holders of Class MP.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class MP.2 is Impaired.  The Holders of Class MP.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MP.2 Claims are not entitled to vote to accept or reject this Plan.

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Class MP.3 — Equity Interests in FCP MezzCo Parent, LLC

Treatment:  On the Effective Date, all Class MP.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class MP.3 is Impaired, and the Holders of Class MP.3 Equity Interests are deemed to have rejected this Plan.

(b)           FCP MezzCo Parent Sub, LLC

Class MS.1 — General Unsecured Claims against FCP MezzCo Parent Sub, LLC

Treatment:  Holders of Class MS.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class MS.1 is Impaired.  The Holders of Class MS.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MS.1 Claims are not entitled to vote to accept or reject this Plan.

Class MS.2 — Intercompany Claims against FCP MezzCo Parent Sub, LLC

Treatment:  Holders of Class MS.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class MS.2 is Impaired.  The Holders of Class MS.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MS.2 Claims are not entitled to vote to accept or reject this Plan.

Class MS.3 — Equity Interests In FCB MezzCo Parent Sub, LLC

Treatment:  On the Effective Date, all Class MS.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class MS.3 is Impaired, and the Holders of Class MS.3 Equity Interests are deemed to have rejected this Plan.

(c)           FCP Mezzco Borrower VII, LLC

Class M7.1 — General Unsecured Claims against FCP MezzCo Borrower VII, LLC

Treatment:  Holders of Class M7.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

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Voting:  Class M7.1 is Impaired.  The Holders of Class M7.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M7.1 Claims are not entitled to vote to accept or reject this Plan.

Class M7.2 — Intercompany Claims against FCP MezzCo Borrower VII, LLC

Treatment:  Holders of Class M7.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M7.2 is Impaired.  The Holders of Class M7.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M7.2 Claims are not entitled to vote to accept or reject this Plan.

Class M7.3 — Equity Interests In FCP MezzCo Borrower VII, LLC

Treatment:  On the Effective Date, all Class M7.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M7.3 is Impaired, and the Holders of Class M7.3 Equity Interests are deemed to have rejected this Plan.

(d)           FCP Mezzco Borrower VI, LLC

Class M6.1 — General Unsecured Claims against FCP MezzCo Borrower VI, LLC

Treatment:  Holders of Class M6.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M6.1 is Impaired.  The Holders of Class M6.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M6.1 Claims are not entitled to vote to accept or reject this Plan.

Class M6.2 — Intercompany Claims against FCP MezzCo Borrower VI, LLC

Treatment:  Holders of Class M6.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M6.2 is Impaired.  The Holders of Class M6.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the

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Bankruptcy Code.  Consequently, the Holders of Class M6.2 Claims are not entitled to vote to accept or reject this Plan.

Class M6.3 — Equity Interests In FCP MezzCo Borrower VI, LLC

Treatment:  On the Effective Date, all Class M6.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M6.3 is Impaired, and the Holders of Class M6.3 Equity Interests are deemed to have rejected this Plan.

(e)           FCP Mezzco Borrower V, LLC

Class M5.1 — General Unsecured Claims against FCP MezzCo Borrower V, LLC

Treatment:  Holders of Class M5.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M5.1 is Impaired.  The Holders of Class M5.1 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M5.1 Claims are not entitled to vote to accept or reject this Plan.

Class M5.2 — Mezz IV Pledge Claims against FCP MezzCo Borrower V, LLC

Treatment:  Holders of Class M5.2 Claims will receive the Equity Interests in FCP Mezzco Borrower IV, LLC on account of their Claims under this Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M5.2 is Impaired.  The Holders of Class M5.2 Claims are entitled to vote to accept or reject this Plan.

Class M5.3 — Intercompany Claims against FCP MezzCo Borrower V, LLC

Treatment:  Holders of Class M5.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M5.3 is Impaired.  The Holders of Class M5.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M5.3 Claims are not entitled to vote to accept or reject this Plan.

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Class M5.4 — Equity Interests In FCP MezzCo Borrower V, LLC

Treatment:  On the Effective Date, all Class M5.4 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M5.4 is Impaired, and the Holders of Class M5.4 Equity Interests are deemed to have rejected this Plan.

(f)            FCP Mezzco Borrower IV, LLC

Class M4.1 — Mezz IV Loan Claims against FCP MezzCo Borrower IV, LLC

Treatment:  Holders of Class M4.1 Claims will receive the Equity Interests in FCP Mezzco Borrower III, LLC on account of their Claims under this Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M4.1 is Impaired.  The Holders of Class M4.1 Claims are entitled to vote to accept or reject this Plan.

Class M4.2 — General Unsecured Claims against FCP MezzCo Borrower IV, LLC

Treatment:  Holders of Class M4.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M4.2 is Impaired.  The Holders of Class M4.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M4.2 Claims are not entitled to vote to accept or reject this Plan.

Class M4.3 — Intercompany Claims against FCP MezzCo Borrower IV, LLC

Treatment:  Holders of Class M4.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M4.3 is Impaired.  The Holders of Class M4.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M4.3 Claims are not entitled to vote to accept or reject this Plan.

Class M4.4 — Equity Interests In FCP MezzCo Borrower IV, LLC

Treatment:  On the Effective Date, all Class M4.4 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

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Voting:  Class M4.4 is Impaired, and the Holders of Class M4.4 Equity Interests are deemed to have rejected this Plan.

(g)           FCP Mezzco Borrower III, LLC

Class M3.1 — Mezz III Loan Claims against FCP MezzCo Borrower III, LLC

Treatment:  Holders of Class M3.1 Claims shall receive the Equity Interests in FCP Mezzco Borrower II, LLC on account of their Claims under this Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M3.1 is Impaired.  The Holders of Class M3.1 Claims are entitled to vote to accept or reject this Plan.

Class M3.2 — General Unsecured Claims against FCP MezzCo Borrower III, LLC

Treatment:  Holders of Class M3.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M3.2 is Impaired.  The Holders of Class M3.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M3.2 Claims are not entitled to vote to accept or reject this Plan.

Class M3.3 — Intercompany Claims against FCP MezzCo Borrower III, LLC

Treatment:  Holders of Class M3.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M3.3 is Impaired.  The Holders of Class M3.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M3.3 Claims are not entitled to vote to accept or reject this Plan.

Class M3.4 — Equity Interests In FCP MezzCo Borrower III, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP MezzCo Borrower III, LLC shall be deemed to be surrendered to the Holders of Mezz IV Loan Claims in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class M3.4 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under this Plan.

Voting:  Class M3.4 is Impaired, and the Holders of Class M3.4 Equity Interests are deemed to have rejected this Plan.

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(h)           FCP Mezzco Borrower II, LLC

Class M2.1 — Mezz II Loan Claims against FCP MezzCo Borrower II, LLC

Treatment:  Holders of Class M2.1 Claims shall receive the Equity Interests in FCP Mezzco Borrower I, LLC on account of their Claims under this Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M2.1 is Impaired.  The Holders of Class M2.1 Claims are entitled to vote to accept or reject this Plan.

Class M2.2 — General Unsecured Claims against FCP MezzCo Borrower II, LLC

Treatment:  Holders of Class M2.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M2.2 is Impaired.  The Holders of Class M2.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M2.2 Claims are not entitled to vote to accept or reject this Plan.

Class M2.3 — Intercompany Claims against FCP MezzCo Borrower II, LLC

Treatment:  Holders of Class M2.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M2.3 is Impaired.  The Holders of Class M2.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M2.3 Claims are not entitled to vote to accept or reject this Plan.

Class M2.4 — Equity Interests In FCP MezzCo Borrower II, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP MezzCo Borrower II, LLC shall be deemed to be surrendered to the Holders of Mezz III Loan Claims in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class M2.4 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under this Plan.

Voting:  Class M2.4 is Impaired, and the Holders of Class M2.4 Equity Interests are deemed to have rejected this Plan.

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(i)            FCP Mezzco Borrower I, LLC

Class M1.1 — Mezz I Loan Claims against FCP MezzCo Borrower I, LLC

Treatment:  Holders of Class M1.1 Claims shall receive the Equity Interests in Propco on account of their Claims under this Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M1.1 is Impaired.  The Holders of Class M1.1 Claims are entitled to vote to accept or reject this Plan.

Class M1.2 — General Unsecured Claims against FCP MezzCo Borrower I, LLC

Treatment:  Holders of Class M1.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M1.2 is Impaired.  The Holders of Class M1.2 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M1.2 Claims are not entitled to vote to accept or reject this Plan.

Class M1.3 — Intercompany Claims against FCP MezzCo Borrower I, LLC

Treatment:  Holders of Class M1.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M1.3 is Impaired.  The Holders of Class M1.3 Claims will not receive any distributions from any of the Debtors’ estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M1.3 Claims are not entitled to vote to accept or reject this Plan.

Class M1.4 — Equity Interests In FCP MezzCo Borrower I, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP MezzCo Borrower I, LLC shall be deemed to be surrendered to the Holders of Mezz II Loan Claims in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class M1.4 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under this Plan.

Voting:  Class M1.4 is Impaired, and the Holders of Class M1.4 Equity Interests are deemed to have rejected this Plan.

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4.             Claims and Equity Interests Against SCI

Class S.1 — Other Secured Claims against SCI

Classification:  Each Class S.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class S.1A, Class S.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class S.1 Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class S.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class S.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class S.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class S.1 is an Unimpaired Class, and the Holders of Class S.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class S.1 Claims are not entitled to vote to accept or reject this Plan.

Class S.2 — Prepetition Opco Credit Agreement Claims against SCI

Allowance:  On the Effective Date, the Prepetition Opco Secured Claims shall be deemed Allowed in an aggregate amount equal to $                            , plus all interest accrued and unpaid thereon as of the Effective Date, and all unpaid fees, costs, expenses and other charges required to be paid or reimbursed, as applicable, pursuant to the Prepetition Opco Credit Agreement and the Prepetition Opco Swap Agreement.

Treatment:  On the Effective Date, Holders of Allowed Claims arising under the Prepetition Opco Credit Agreement and the Prepetition Opco Swap Agreement shall receive on account, and in full satisfaction, of those Claims their respective Pro Rata shares of the Distributable New Opco Plan Consideration in an amount not to exceed the full amount of the Allowed Class S.2 Claims.

Voting:  Class S.2 is Impaired, and Holders of Class S.2 Claims are entitled to vote to accept or reject this Plan.

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Class S.3 — Master Lease Rejection Damage Claim against SCI

Allowance:  On the Effective Date, the Master Lease Rejection Damage Claim shall be deemed Allowed in the amount of [$                    ].

Treatment:  On the Effective Date, Propco, in its capacity as Holder of the Master Lease Rejection Damage Claim, shall receive from SCI and the Operating Subtenants a transfer of all of the Master Lease Collateral in full satisfaction of the secured portion of the Master Lease Rejection Damage Claim.  In addition, to the extent Distributable New Opco Plan Consideration exceeds the amount of Allowed Class S.2 Claims, Holders of Allowed Class S.3 Claims shall receive their Pro Rata share of such excess, based upon a Pro Rata sharing of such excess by all Holders of Allowed Claims in Classes S.3, S.4, S.5, S.6 and S.7.

Voting:  Class S.3 is Impaired and Holders of Class S.3 Claims are entitled to vote to accept or reject this Plan.

Class S.4 — General Unsecured Claims against SCI

Treatment:  On the Effective Date, Holders of Allowed General Unsecured Claims against SCI shall be entitled to receive their Pro Rata share of any Distributable New Opco Plan Consideration remaining after satisfaction in full of Allowed Class S.2 Claims, with such Pro Rata Sharing to take place among all Holders of Allowed Claims in Classes S.3, S.4, S.5, S.6 and S.7.

Voting:  Class S.4 is Impaired.  Holders of Class S.4 Claims are entitled to vote to accept or reject this Plan.

Class S.5 — Senior Notes Claims against SCI

Treatment:  On the Effective Date, Holders of Allowed Senior Notes Claims against SCI shall be entitled to receive their Pro Rata share of any Distributable New Opco Plan Consideration remaining after satisfaction in full of Allowed Class S.2 Claims, with such Pro Rata Sharing to take place among all Holders of Allowed Claims in Classes S.3, S.4, S.5, S.6 and S.7.  In addition, in furtherance of the subordination provisions governing the Senior Notes and the Subordinated Notes, any distributions that would otherwise be made on account of Subordinated Notes Claims shall instead be re-directed to Holders of Allowed Senior Notes Claims.

Voting:  Class S.5 is Impaired.  Holders of Class S.5 Claims are entitled to vote on the Plan.

Class S.6 — Subordinated Notes Claims against SCI

Treatment:  On the Effective Date, Holders of Allowed Subordinated Notes Claims against SCI shall be entitled to receive their Pro Rata share of any Distributable New Opco Plan Consideration remaining after satisfaction in full of

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Allowed Class S.2 Claims, with such Pro Rata Sharing to take place among all Holders of Allowed Claims in Classes S.3, S.4, S.5, S.6 and S.7.  In addition, in furtherance of the subordination provisions governing the Senior Notes and the Subordinated Notes, any distributions that would otherwise be made on account of Subordinated Notes Claims shall instead be re-directed to Holders of Allowed Senior Notes Claims.

Voting:  Class S.6 is Impaired.  Holders of Class S.6 Claims are entitled to vote on the Plan.

Class S.7 — Mortgage Lender Claims against SCI

Treatment:  On the Effective Date, Holders of Allowed Mortgage Lender Claims against SCI shall be entitled to receive their Pro Rata share of any Distributable New Opco Plan Consideration remaining after satisfaction in full of Allowed Class S.2 Claims, with such Pro Rata Sharing to take place among all Holders of Allowed Claims in Classes S.3, S.4, S.5, S.6 and S.7.

Voting:  Class S.7 is Impaired.  Holders of Class S.7 Claims are entitled to vote on the Plan.

Class S.8 — Convenience Class Claims against SCI

[TBD]

Class S.9 — Intercompany Claims against SCI

[TBD]

Class S.10 — Equity Interests in SCI

Treatment:  On the Effective Date, all Class S.10 Equity Interests shall be deemed canceled and extinguished and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class S.10 is Impaired, and the Holders of Class S.10 Equity Interests are deemed to have rejected this Plan.

5.             Claims and Equity Interests Against Other Opco Debtors

(a)           Northern NV Acquisitions, LLC

Class NA.1 — Other Secured Claims against Northern NV Acquisitions, LLC

Classification:  Each Class NA.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class NA.1A, Class NA.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are

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Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class NA.1 Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class NA.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class NA.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class NA.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class NA.1 is an Unimpaired Class, and the Holders of Class NA.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class NA.1 Claims are not entitled to vote to accept or reject this Plan.

Class NA.2 — General Unsecured Claims against Northern NV Acquisitions, LLC

Treatment:  On the Effective Date, Holders of Allowed General Unsecured Claims against Northern NV Acquisitions, LLC shall be entitled to receive their Pro Rata share of that amount of Distributable New Opco Plan Consideration that is allocable to Northern NV Acquisitions, LLC, not to exceed the full Allowed amount of all Holders’ claim(s).

Voting:  Class NA.2 is Impaired.  Holders of Class NA.2 Claims are entitled to vote to accept or reject the Plan.

Class NA.3 — Equity Interests in Northern NV Acquisitions, LLC

Treatment:  On the Effective Date, the Holders of Allowed Equity Interests in Northern NV Acquisitions, LLC shall be entitled to receive any amount of Distributable New Opco Plan Consideration that is allocable to Northern NV Acquisitions, LLC in excess of the amount necessary to satisfy all Allowed Class NA.2 Claims in full.

Voting:  Class NA.3 is Impaired.  Holders of Allowed Class NA.3 Equity Interests are entitled to vote to accept or reject the Plan.

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(b)           Reno Land Holdings, LLC

Class RL.1 — Other Secured Claims against Reno Land Holdings, LLC

Classification:  Each Class RL.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class RL.1A, Class RL.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class RL.1 Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class RL.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class RL.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class RL.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class RL.1 is an Unimpaired Class, and the Holders of Class RL.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class RL.1 Claims are not entitled to vote to accept or reject this Plan.

Class RL.2 — General Unsecured Claims against Reno Land Holdings, LLC

Treatment:  On the Effective Date, Holders of Allowed General Unsecured Claims against Reno Land Holdings, LLC shall be entitled to receive their Pro Rata share of that amount of Distributable New Opco Plan Consideration that is allocable to Reno Land Holdings, LLC, not to exceed the full Allowed amount of all such Holders’ claim(s).

Voting:  Class RL.2 is Impaired.  Holders of Class RL.2 Claims are entitled to vote to accept or reject the Plan.

Class RL.3 — Equity Interests in Reno Land Holdings, LLC

Treatment:  On the Effective Date, the Holders of Allowed Equity Interests in Reno Land Holdings, LLC shall be entitled to receive any amount of Distributable New Opco Plan Consideration that is allocable to Reno Land Holdings, LLC in excess of the amount necessary to satisfy all Allowed Class RL.2 Claims in full.

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Voting:  Class RL.3 is Impaired.  Holders of Allowed Class RL.3 Equity Interests are entitled to vote to accept or reject the Plan.

(c)           River Central, LLC

Class RC.1 — Other Secured Claims against River Central, LLC

Classification:  Each Class RC.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class RC.1A, Class RC.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class RC.1 Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class RC.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class RC.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class RC.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class RC.1 is an Unimpaired Class, and the Holders of Class RC.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class RC.1 Claims are not entitled to vote to accept or reject this Plan.

Class RC.2 — General Unsecured Claims against River Central, LLC

Treatment:  On the Effective Date, Holders of Allowed General Unsecured Claims against River Central, LLC shall be entitled to receive their Pro Rata share of that amount of Distributable New Opco Plan Consideration that is allocable to River Central, LLC, not to exceed the full Allowed amount of all such Holders’ claim(s).

Voting:  Class RC.2 is Impaired.  Holders of Class RC.2 Claims are entitled to vote to accept or reject the Plan.

Class RC.3 — Equity Interests in River Central, LLC

Treatment:  On the Effective Date, the Holders of Allowed Equity Interests in River Central, LLC shall be entitled to receive any amount of Distributable New

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Opco Plan Consideration that is allocable to  in excess of the amount necessary to satisfy all Allowed Class RC.2 Claims in full.

Voting:  Class RC.3 is Impaired.  Holders of Allowed Class RC.3 Equity Interests are entitled to vote to accept or reject the Plan.

(d)           Tropicana Station, LLC

Class TS.1 — Other Secured Claims against Tropicana Station, LLC

Classification:  Each Class TS.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class TS.1A, Class TS.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class TS.1 Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class TS.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class TS.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class TS.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class TS.1 is an Unimpaired Class, and the Holders of Class TS.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class TS.1 Claims are not entitled to vote to accept or reject this Plan.

Class TS.2 — General Unsecured Claims against Tropicana Station, LLC

Treatment:  On the Effective Date, Holders of Allowed General Unsecured Claims against Station, LLC shall be entitled to receive their Pro Rata share of that amount of Distributable New Opco Plan Consideration that is allocable to Station, LLC, not to exceed the full Allowed amount of all such Holders’ claim(s).

Voting:  Class TS.2 is Impaired.  Holders of Class TS.2 Claims are entitled to vote to accept or reject the Plan.

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Class TS.3 — Equity Interests in Tropicana Station, LLC

Treatment:  On the Effective Date, the Holders of Allowed Equity Interests in Station, LLC shall be entitled to receive any amount of Distributable New Opco Plan Consideration that is allocable to Station, LLC in excess of the amount necessary to satisfy all Allowed Class TS.2 Claims in full.

Voting:  Class TS.3 is Impaired.  Holders of Allowed Class TS.3 Equity Interests are entitled to vote to accept or reject the Plan.

C.                                    Reservation of Rights Regarding Unimpaired Claims.

Except as otherwise provided herein, nothing under this Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D.                                    Subordination Rights.

The classification and treatment of all Claims and Equity Interests under the Plan take into consideration all contractual, legal, and equitable subordination rights, whether arising under general principles of equitable subordination, sections 510(b) and 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made in accordance with the Plan.  As of the Effective Date, all contractual, legal, or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Distribution to be made in accordance with the Plan are discharged and terminated, and all actions related to the enforcement of such subordination rights are permanently enjoined.  Distributions under the Plan are not subject to payment to any beneficiaries of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by any beneficiary of such terminated subordination rights.

E.                                    Withholding Taxes.

The Debtors or the Plan Administrator, as the case may be, may deduct any applicable federal or state withholding taxes from any distributions made pursuant to the Plan.

F.                                    Set Offs.

The Debtors may, but shall not be required to, set off or recoup against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever which the Debtors or the Estates may have against the holder of such Claim to the extent such claims may be set off or recouped under applicable law, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Plan Administrator of any such claim or counterclaim that they may have against such holder.

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G.                                    Timing of Payments and Distributions.

Any payments or distributions to be made under the Plan shall be deemed to be timely made if made within twenty (20) days after the date specified in the Plan, or as soon thereafter as reasonably practicable.  Whenever any distribution to be made under the Plan shall be due on a day other than a Business Day, such distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.  The value of any distributions received by Holders of Claims in satisfaction of interest-bearing obligations shall be allocated first to the full satisfaction of the principal of such interest-bearing obligations and second in satisfaction of any accrued and unpaid interest.

ARTICLE IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A.                                    Voting Classes

Each Holder of an Allowed Claim or Allowed Equity Interest as of the applicable Voting Record Date in each of the Voting Classes (Classes                 ) shall be entitled to vote to accept or reject this Plan.

B.                                    Acceptance by Impaired Classes of Claims and Equity Interests

Pursuant to Section 1126(c) of the Bankruptcy Code and except as otherwise provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted this Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept this Plan.  Pursuant to Section 1126(d) of the Bankruptcy Code and except as otherwise provided in Section 1126(e) of the Bankruptcy Code, a Class of Equity Interests has accepted this Plan if at least two-thirds in amount of the Allowed Equity Interests in such Class actually voting have voted to accept this Plan.

C.                                    Presumed Acceptance of Plan

Classes that are Unimpaired under this Plan are presumed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code.

D.                                    Presumed Rejection of Plan

Classes                              are Impaired and shall receive no distribution under this Plan on account of their Claims and are therefore presumed to have rejected this Plan pursuant to Section 1126(g) of the Bankruptcy Code.

E.                                    Non-Consensual Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

With respect to any Class that does not accept this Plan pursuant to Section 1126 of the Bankruptcy Code, the Debtors will request confirmation of this Plan under Section 1129(b) of

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the Bankruptcy Code.  The Debtors reserve the right to modify this Plan in order to satisfy the requirements of Section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                    Transfer of Propco-Related Assets to New Propco.

1.             Formation of New Propco Entities.

On or prior to the Effective Date, Holdco, Voteco, New Propco and the following direct or indirect subsidiaries shall be formed for the purpose of acquiring all of New Propco Acquired Assets and all of the Landco Assets:  New Boulder LLC, New Red Rock LLC, New Palace, LLC, New Sunset, LLC, New Tropicana, LLC, and Landco Holdco, LLC.  (The legal names of these entities may differ from the names specified herein.)

2.             Corporate Restructurings of Subsidiaries and Transfer of Master Lease Collateral to Propco.

On or immediately prior to the Effective Date, SCI shall cause all of its subsidiaries that are corporations to be converted into limited liability companies.  On the Effective Date and after giving effect to such conversions, SCI and any Non-Debtor Affiliates (including the Operating Subtenants) that own assets that are included in the Master Lease Collateral shall transfer all such assets to Propco in satisfaction of Propco’s lien on those assets under the Master Lease and License and in partial satisfaction of the Master Lease Rejection Damage Claim.

3.             Transfer of New Propco Transferred Assets from Propco to New Propco Entities.

On the Effective Date, pursuant t o the New Propco Transfer Agreement to be included in the Plan Supplement and in implementation of the distributions to the Mortgage Lenders provided for in Section III.B.2 above on account of their Allowed Class P.2 Claims, all of the New Propco Transferred Assets shall be conveyed, assigned, transferred and delivered to New Propco in its capacity as designee of the Mortgage Lenders for receipt of such distribution, free and clear of all Liens, Claims, Equity Interests and Interests asserted by the Debtors, any creditors of the Debtors, or other Persons (including, without limitation, any Liens, Claims, Equity Interests or Interests, whether presently known or unknown, in any way relating to or arising from the operations of the Debtors prior to the Effective Date), in accordance with and as contemplated by, among others, sections 105(a), 363, 1123 and 1129 of the Bankruptcy Code, save and excepting any specific obligations expressly undertaken by New Propco or its designee in the Plan.  Holdco, Voteco, New Propco and their subsidiaries shall not be or be deemed to be a successor of any of the Debtors or any of the Non-Debtor Affiliates.  Except for any specific obligations expressly undertaken by New Propco or its designee(s) in the Plan, none of New Propco, the Mortgage Lenders or any of their respective designees shall have any liability, obligation or responsibility with respect to any Claims against or Equity Interests in any of the Debtors, including without limitation any amounts owed by the Debtors to holders of Claims or Equity Interests or any obligations of the Debtors pursuant to the Plan.  The terms, provisions

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and conditions of the New Propco Transfer Agreement shall govern the obligations of the Debtors, New Propco and its designee(s) with respect to the transfer of New Propco Transferred Assets and related transactions and to the extent inconsistent with the Plan, the New Propco Transfer Agreement shall control.  The Confirmation Order shall constitute an Order approving the New Propco Transfer Agreement and all transactions contemplated thereby, including the transfer of the New Propco Transferred Assets free and clear of any Liens, Claims, Interests or Equity Interests.

4.             Transfer of New Propco Purchased Assets from Opco Entities to New Propco Entities.

On the Effective Date, and in accordance with the terms of the New Propco Purchase Agreement to be filed with the Plan Supplement and as more specifically set forth below, in consideration of the purchase price established therein, all of the New Propco Purchased Assets shall be sold, conveyed, assigned, transferred and delivered to New Propco or its designee, free and clear of all Liens, Claims, Equity Interests and Interests asserted by the Debtors, any creditors of the Debtors, or other Persons (including, without limitation, any Liens, Claims, Equity Interests or Interests, whether presently known or unknown, in any way relating to or arising from the operations of the Debtors prior to the Effective Date and including, without limitation, any Liens granted by Non-Debtor Affiliates to secure Claims against the Debtors), in accordance with and as contemplated by, among others, sections 105(a), 363, 1123 and 1129 of the Bankruptcy Code, save and excepting liabilities expressly specified in the Plan or the Purchase Agreements as being assumed by New Propco or its designee(s) or other specific obligations expressly undertaken by New Propco or its designee(s) in the Plan.  None of Holdco, Voteco, New Propco and their subsidiaries shall not be or be deemed to be a successor of any of the Debtors or the Non-Debtor Affiliates.  Except for any Assumed Liabilities expressly set forth in the Plan or the New Propco Purchase Agreement or other specific obligations expressly undertaken by New Propco or its designee(s) in the Plan, neither New Propco nor the Mortgage Lenders, nor any of their respective designees, shall have any liability, obligation or responsibility with respect to any Claims against or Equity Interests in any of the Debtors, including without limitation any amounts owed by the Debtors to holders of Claims or Equity Interests or any obligations of the Debtors pursuant to the Plan.  The terms, provisions and conditions of the New Propco Purchase Agreement shall govern the obligations of the Debtors, the Mortgage Lenders, New Propco and their respective designee(s) with respect to the transfer of New Propco Purchased Assets and related transactions and to the extent inconsistent with the Plan, the New Propco Purchase Agreement shall control.  The Confirmation Order shall constitute an Order approving the New Propco Purchase Agreement and all transactions contemplated thereby, including the transfer of the New Propco Purchased Assets free and clear of any Liens, Claims, Interests or Equity Interests.

5.             New Propco Transactions in Connection with Receipt of New Propco Acquired Assets.

In connection with Consummation of the Plan and New Propco’s receipt of the New Propco Acquired Assets, New Propco will enter into a number of agreements and transactions designed to allow New Propco to operate the New Propco Acquired Assets as a going concern business.  Those agreements and transactions will include, without limitation, the following:

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a.             The New Propco LLCA.

b.             The New Propco Management Agreement.

c.             The New Propco Credit Agreement.

6.             New Propco Employment Related Matters

Upon the Effective Date of the Plan, New Propco contemplates taking steps to mitigate the impact on its team members of the restructuring process. Specifically, New Propco plans to provide its hourly team members with pay increases, restore a match for the 401(K) plan and take other steps to ensure that its team members enjoy competitive wages and benefits.

7.             Vesting of Assets in New Propco.

Pursuant to the New Propco Transfer Agreement and the New Propco Purchase Agreements, on the Effective Date, the New Propco Acquired Assets shall vest in New Propco, free and clear of all Liens, Claims, Interests, encumbrances and Other Interests.  After the Effective Date, New Propco and its subsidiaries will own the New Propco Acquired Assets and operate their businesses and manage their affairs free of any restrictions contained in the Bankruptcy Code.

B.                                    Transfer of New Opco Acquired Assets to New Opco; Distribution of New Opco Plan Consideration

1.             Transfer of New Opco Acquired Assets to New Opco.

On the Effective Date, either through a reorganization of SCI or following an orderly going concern sale process and in accordance with the terms of the New Opco Purchase Agreement to be filed with the Plan Supplement and as more specifically set forth below, for good and valuable consideration, all of the New Opco Acquired Assets shall be sold, conveyed, assigned, transferred and delivered to New Opco or its designee, free and clear of all Liens, Claims, Equity Interests and Interests asserted by the Debtors, any creditors of the Debtors, or other Persons (including, without limitation, any Liens, Claims, Equity Interests or Interests, whether presently known or unknown, in any way relating to or arising from the operations of the Debtors prior to the Effective Date), in accordance with and as contemplated by, among others, sections 105(a), 363, 1123 and 1129 of the Bankruptcy Code, save and excepting the Assumed Liabilities expressly specified in the Plan or the New Opco Purchase Agreement or other specific obligations expressly undertaken by New Opco or its designee in the Plan.  Except for any Assumed Liabilities expressly set forth in the Plan or the Purchase Agreements or other specific obligations expressly undertaken by New Opco or its designee(s) in the Plan, neither New Opco nor any of its designees shall have any liability, obligation or responsibility with respect to any Claims against or Equity Interests in any of the Debtors, including without limitation any amounts owed by the Debtors to holders of Claims or Equity Interests or any obligations of the Debtors pursuant to the Plan.  The terms, provisions and conditions of the New Opco Purchase Agreement shall govern the obligations of the Debtors, New Opco and its designee(s) with respect to the transfer of New Opco Acquired Assets and related transactions and to the extent inconsistent with the Plan, the New Opco Purchase Agreement shall control.

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The Confirmation Order shall constitute an Order approving the New Opco Purchase Agreement and all transactions contemplated thereby, including the transfer of the New Opco Acquired Assets free and clear of any Liens, Claims, Interests or Equity Interests.

2.             Allocation of New Opco Plan Consideration.

To the extent necessary to effectuate distributions to Holders of Claims or Equity Interests in SCI or the Other Opco Debtors under this Plan, the Bankruptcy Court shall determine an appropriate allocation of the New Opco Plan Consideration among the New Opco Acquired Assets.

C.                                    General Settlement of Claims

Pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to this Plan.

D.                                    Release of Liens, Claims and Equity Interests

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan, all Liens, Claims, Equity Interests, mortgages, deeds of trust, or other security interests against the property of the Estates shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.  Any Entity holding such Liens or interests shall, pursuant to Section 1142 of the Bankruptcy Code, promptly execute and deliver such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the applicable Debtor.

E.                                    Corporate Action

Each of the Debtors, as applicable, may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of this Plan, and in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors (except for those expressly required pursuant hereto).

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to this Plan that would otherwise require approval of the stockholders, directors or members of any Debtor (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, managers or partners of such Debtor, or the need for any approvals, authorizations, actions or consents of any Person.

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All matters provided for in this Plan involving the legal or corporate structure of any Debtor and any legal or corporate action required by any Debtor in connection with this Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of any Debtor, or by any other Person.  On the Effective Date, the appropriate officers of each Debtor are authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in this Plan in the name of and on behalf of the Debtor, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person.  The secretary and any assistant secretary of each Debtor shall be authorized to certify or attest to any of the foregoing actions.

F.                                    Cancellation of Notes, Certificates and Instruments Without Further Action

Except as otherwise provided in this Plan or the Confirmation Order, on the Effective Date, all notes, stock, instruments, certificates, agreements and other documents evidencing Claims and Equity Interests shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person.

On the Effective Date, except to the extent otherwise provided herein, the Senior Notes Indenture and the Subordinated Notes Indenture each shall be deemed to be canceled, as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released, terminated, extinguished and discharged.

G.                                    Dismissal of Officers and Directors, Dissolution of Debtors and Dissolution of the Boards of Directors of Each Debtor

Upon the Effective Date, (i) the existing boards of directors of each Debtor shall be dissolved without any further action required on the part of any such Debtors, the shareholders of any such Debtor, or the officers and directors of such Debtors, (ii) any and all remaining officers of each shall be dismissed without any further action required on the part of any such Debtors, the shareholders of such Debtors, or the officers and directors of such Debtors and (iii) each Debtor shall be deemed dissolved without any further action required on the part of any such Debtors, the shareholders of such Debtors, or the officers and directors of such Debtors.

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ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

[TREATMENT OF HQ LEASE AND REJECTION OF MASTER LEASE TBD]

A.                                    Assumption of Executory Contracts and Unexpired Leases

1.             On the Effective Date, all Executory Contracts and Unexpired Leases identified on        will be deemed assumed by the applicable Debtor in accordance with, and subject to, the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code.

2.             On the Effective Date, any Executory Contract or Unexpired Lease will be deemed rejected if such Executory Contract or Unexpired Lease:

(i)                                     has been rejected by order of the Bankruptcy Court;

(ii)                                  is the subject of a motion to reject pending on the Effective Date;

(iii)                               is identified in the Plan Supplement as a contract or lease to be rejected;

(iv)                              is rejected pursuant to the terms of this Plan;

(v)                                 expired by its own terms on or prior to the Effective Date; or

(vi)                              has not been assumed or is not the subject of a motion to assume pending on the Effective Date.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code.  To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B.                                    Assignment of Executory Contracts or Unexpired Leases

Unless and as otherwise provided by a prior order to the Bankruptcy Court, in the event any Debtor proposes to assign an Executory Contract or Unexpired Lease, at least twenty (20) days prior to the Confirmation Hearing, the Debtors shall serve upon counterparties to such Executory Contracts and Unexpired Leases, a notice of the proposed assumption and assignment, which will:  (a) list the applicable cure amount, if any; (b) identify the party to which the Executory Contract or Unexpired Lease will be assigned; (c) describe the procedures for filing

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objections thereto; and (d) explain the process by which related disputes will be resolved by the Bankruptcy Court.  Any applicable cure amounts shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.  Subject to the foregoing, any Executory Contract or Unexpired Lease that constitutes a New Propco Acquired Asset shall be assigned to New Propco in accordance with the terms of this Plan.

Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assignment or any related cure amount must be filed, served and actually received by the Debtors at least five (5) days prior to the Confirmation Hearing.  Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assignment or cure amount will be deemed to have consented to such assignment of its Executory Contract or Unexpired Lease.

The Confirmation Order shall constitute an order of the Bankruptcy Court approving any proposed assignments of Executory Contracts or Unexpired Leases pursuant to Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assigned or (c) any other matter pertaining to assignment, the applicable cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assignment.  If an objection to assignment or cure amount is sustained by the Bankruptcy Court, the Debtors in their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming and assigning it.

C.                                    Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases pursuant to this Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.

Any Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Estates or any of their respective property, and such Claim shall be forever discharged.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.G hereof.

D.                                    [Assumption of Director and Officer Insurance Policies

On the Effective Date,                                              shall assume all of the D&O Liability Insurance Policies pursuant to Section 365(a) of the Bankruptcy Code.  Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the assumption of each of the D&O Liability

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Insurance Policies.  Notwithstanding anything to the contrary contained herein, confirmation of this Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors hereunder as to which no Proof of Claim need be Filed.  Notwithstanding anything to the contrary contained herein, confirmation of this Plan shall not impair or otherwise modify any rights of any of the Debtors under the D&O Liability Insurance Policies.]

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.                                    Distributions for Claims and Equity Interests Allowed as of the Effective Date

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, distributions to be made on account of Claims and Equity Interests that are Allowed Claims or Equity Interests as of the Effective Date shall be made on the Initial Distribution Date or as soon thereafter as is practicable.  Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable.  Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.  Distributions on account of Disputed Claims and Equity Interests that first become Allowed Claims and Equity Interests after the Effective Date shall be made pursuant to Article VIII hereof.

B.                                    Post-Petition Interest on Claims

Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

C.                                    Distributions under the Plan

Other than as specifically set forth below,                  or another applicable Distribution Agent shall make all distributions required to be distributed under this Plan.                                           may employ or contract with other entities to assist in or make the distributions required by this Plan.

D.                                    Delivery and Distributions and Undeliverable or Unclaimed Distributions

1.             Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed.  Accordingly,                                will have no obligation to recognize the Transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims who are Holders

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of such Claims, or participants therein, as of the close of business on the Distribution Record Date.                                 or any other applicable Distribution Agent shall be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the Claims Register, or their books and records, as of the close of business on the Distribution Record Date.

2.             Delivery of Distributions in General

Except as otherwise provided herein,                                   , as applicable, shall make distributions to Holders of Allowed Claims and Equity Interests, or in case of their authorized agents, as appropriate, at the address for each such Holder or agent as indicated on the Debtors’ books and records as of the date of any such distribution; provided, however, that if a Holder of an Allowed Claim or Equity Interest Files a Proof of Claim, the address for such Holder shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.

3.             Minimum Distributions

Notwithstanding anything herein to the contrary, no Debtor or Distribution Agent shall be required to make distributions or payments of less than Five Hundred ($500.00) Dollars (whether in Cash or otherwise) or to make partial distributions or payments of fractions of dollars.  Whenever any payment or distribution of a fraction of a dollar under this Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

No Distribution Agent shall have any obligation to make a distribution on account of an Allowed Claim if:  (a) the aggregate amount of all distributions authorized to be made on the Subsequent Distribution Date in question is or has an economic value less than $50,000, unless such distribution is a final distribution; or (b) the amount to be distributed to the specific Holder of an Allowed Claim on such Subsequent Distribution Date does not constitute a final distribution to such Holder and is or has an economic value less than Five Hundred ($500.00) Dollars, which shall be treated as an undeliverable distribution under Article VII.D.4 below.

4.             Undeliverable Distributions

(a)           Holding of Certain Undeliverable Distributions

If the distribution to any Holder of an Allowed Claim or Equity Interest is returned to the Distribution Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then current address, at which time all currently due missed distributions shall be made to such Holder on the next Subsequent Distribution Date.  Undeliverable distributions shall remain in the possession of the Distribution Agent, subject to Article VII.D.4(b) hereof, until such time as any such distributions become deliverable.  Undeliverable distributions shall not be entitled to any additional interest, dividends or other accruals of any kind on account of their distribution being undeliverable.

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(b)           Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim or Equity Interest (or any successor or assignee or other Person or Entity claiming by, through, or on behalf of, such Holder) that does not assert a right pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the later of the Effective Date or the date such distribution is due shall be deemed to have forfeited its rights for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such rights for an undeliverable or unclaimed distribution against the Debtors, their Estates or their property.  In such cases, any Cash for distribution on account of such rights for undeliverable or unclaimed distributions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary.  Nothing contained in this Plan shall require the Debtors or any Distribution Agent to attempt to locate any Holder of an Allowed Claim or Equity Interest.

(c)           Failure to Present Checks

Checks issued by the Distribution Agent on account of Allowed Claims shall be null and void if not negotiated within one hundred and eighty (180) days after the issuance of such check.  Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim or Equity Interest with respect to which such check originally was issued.  Any Holder of an Allowed Claim or Equity Interest holding an un-negotiated check that does not request reissuance of such un-negotiated check within one hundred eighty (180) days after the date of mailing or other delivery of such check shall have its Claim or Equity Interest for such un-negotiated check discharged and be discharged and forever barred, estopped and enjoined from asserting any such Claim or Equity Interest against the Debtors, the Debtors’ Estates or their property.

E.                                    Compliance with Tax Requirements/Allocations

In connection with this Plan and all distributions hereunder, the Debtors and any Distribution Agent shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Debtors or any Distribution Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  All persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes.  Notwithstanding any other provision of this Plan to the contrary, each Holder of an Allowed Claim or Equity Interest shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution.  Any Cash and Documents and/or other consideration or property to be distributed pursuant to this Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Article VII.D.4 of this Plan.

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F.                                    Means of Cash Payment

Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Debtors, by (a) checks drawn on, or (b) wire transfer from, a domestic bank selected by the Debtors.  Cash payments to foreign creditors may be made, at the option of the Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

G.                                    Timing and Calculation of Amounts to Be Distributed

On the Initial Distribution Date (or if a Claim or Equity Interest is not an Allowed Claim or Equity Interest on the Effective Date, on the Subsequent Distribution Date occurring after such Claim becomes an Allowed Claim or Equity Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Equity Interest shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Equity Interests in the applicable Class.  If and to the extent that there are Disputed Claims or Equity Interests, distributions on account of any such Disputed Claims or Equity Interests shall be made pursuant to the provisions set forth in the applicable class treatment or in Article VIII hereof.  Except as otherwise provided herein, Holders of Claims and Equity Interests shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

H.                                   Setoffs and Recoupments

Without altering or limiting any of the rights and remedies of the Debtors or any other party in interest under Section 502(d) of the Bankruptcy Code, all of which rights and remedies are hereby reserved, the Debtors may, but shall not be required to, withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any claims, Causes of Action and Litigation Claims of any nature that the Debtors may hold against the Holder of any such Allowed Claim.  In the event that any such claims, Causes of Action or Litigation Claims are adjudicated by Final Order or otherwise resolved against the applicable Holder, the Debtors may, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off or exercise recoupment against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of such adjudicated or resolved claims, Causes of Action or Litigation Claims.  Neither the failure to effect such a setoff or exercise recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claims, Causes of Action or Litigation Claims.

I.                                        Surrender of Cancelled Instruments or Securities

As a condition precedent to receiving any distribution pursuant to this Plan on account of an Allowed Claim or Equity Interest evidenced by the instruments, securities, notes, or other documentation canceled pursuant to Article V.O hereto, the Holder of such Claim or Equity Interest shall tender the applicable instruments, securities, notes or other documentation

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evidencing such Claim or Equity Interest to the Debtors or another applicable Distribution Agent unless waived in writing by the Debtors in their sole discretion.

Any Holder of a Claim or Equity Interest that is required, but that fails, to surrender or is deemed to have failed to surrender the applicable note or security required to be tendered hereunder within one (1) year after the Effective Date shall have its Claim and its distribution pursuant to this Plan on account of such Claim or Equity Interest discharged and shall be forever barred from asserting any such Claim or Equity Interest against the Debtors or any of their property.  In such cases, any Cash, New Membership Interest and Documents or other property held for distribution on account of such Claim or Equity Interest shall be canceled and of no further force or effect.

J.                                       Lost, Stolen, Mutilated or Destroyed Securities

In addition to any requirements under any applicable agreement and applicable law, any Holder of a Claim or Equity Interest evidenced by a security or note that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such security or note to the extent required by this Plan, deliver to the Debtors and other applicable Distribution Agents:  (x) evidence reasonably satisfactory to the Debtors and other applicable Distribution Agents of such loss, theft, mutilation, or destruction; and (y) such security or indemnity as may be required by the Debtors and other applicable Distribution Agents to hold such party harmless from any damages, liabilities, or costs incurred in treating such individual as a Holder of an Allowed Claim or Allowed Equity Interest.  Upon compliance with this Article VII.K as determined by the Debtors by a Holder of a Claim or Equity Interest evidenced by a security or note, such Holder shall, for all purposes under this Plan, be deemed to have surrendered such security or note in accordance with this Plan.

K.                                    Preservation of Subordination Rights

Except as otherwise provided herein, all subordination rights and claims relating to the subordination by the Debtors or either Liquidating Trustee of any Allowed Claim shall remain valid, enforceable and unimpaired in accordance with Section 510 of the Bankruptcy Code or otherwise.

L.                                     Waiver by Creditors of All Subordination Rights

Except as otherwise ordered by the Bankruptcy Court, each Holder of a Claim shall be deemed to have waived all contractual, legal and equitable subordination rights that they may have, whether arising under general principles of equitable subordination, Section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each Holder has individually and collectively with respect to any such distribution made pursuant to this Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.

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ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED AND DISPUTED CLAIMS AND EQUITY INTERESTS

A.                                    Authority to Prosecute Objections to Disputed Claims

Upon the Effective Date,                    shall be responsible for pursuing any objection to the allowance of all Disputed Claims and Equity Interests with respect to which an objection has been filed with the Bankruptcy Court and notice thereof has been given to the Holder of the Disputed Claim.  Prior to the Effective Date, the Debtors shall have the right to object to the allowance of Claims with respect to which they dispute liability or allowance in whole or in part.                                       shall have the authority to file, settle, compromise or withdraw any objections to Disputed Claims against the PropCo Debtors without approval of the Bankruptcy Court.  However, the Bankruptcy Court may approve any compromises and settlements in accordance with Bankruptcy Rule 9019.

B.                                    Resolution of Disputed Claims and Equity Interests

1.             Allowance of Claims and Equity Interests

After the Effective Date,                                shall have and shall retain any and all rights and defenses that the Debtors had with respect to any Claim or Equity Interest, except with respect to any Claim or Equity Interest deemed Allowed under this Plan.  Except as expressly provided in this Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim or Equity Interest shall become an Allowed Claim unless and until such Claim or Equity Interest is deemed Allowed under this Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim or Equity Interest.

2.             Prosecution of Objections to Claims and Equity Interests

After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the                                   , shall have the exclusive authority to File objections to Claims and settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims or Equity Interests are in an Unimpaired Class or otherwise; provided, however, this provision shall not apply to Professional Fee Claims.  From and after the Effective Date,                                        may settle or compromise any Disputed Claim or Equity Interest without any further notice to or action, order or approval of the Bankruptcy Court.  The Plan Administrator shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

3.             Estimation

After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, The Plan Administrator may, at any time, request that the Bankruptcy Court

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estimate (a) any Disputed Claim or Equity Interest pursuant to applicable law and (b) any contingent or unliquidated Claim or Equity Interest pursuant to applicable law, including, without limitation, Section 502(c) of the Bankruptcy Code, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim or Equity Interest, contingent Claim or Equity Interest or unliquidated Claim or Equity Interest, including during the litigation concerning any objection to any Claim or Equity Interest or during the pendency of any appeal relating to any such objection.  All of the aforementioned Claim or Equity Interests and objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claim or Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.  The rights and objections of all parties are reserved in connection with any such estimation proceeding.

4.             Deadline to File Objections to Claims and Equity Interests

Any objections to Claims and Equity Interests shall be Filed no later than the Claims Objection Bar Date.  Moreover, notwithstanding the expiration of the Claims Objection Bar Date, the Debtors continue to have the right to amend any claims objections and to file and prosecute supplemental objections and counterclaims to a Disputed Claim or Equity Interest until such Disputed Claim or Equity Interest is Allowed.

C.                                    No Distributions Pending Allowance

Notwithstanding any other provision of this Plan to the contrary, no payments or distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim or Equity Interest unless and until all objections to such Disputed Claim or Equity Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Equity Interest has become an Allowed Claim or Equity Interest.

D.                                    Reserves for Disputed Claims

Each Debtor may separately maintain a reserve for any distributable amounts required to be set aside on account of Disputed Claims and shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein as, when and if such Disputed Claims are resolved by Final Order, and such amounts shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date, provided that no interest shall be distributable or accrue with respect thereto.

E.                                    Distributions on Account of Disputed Claims and Equity Interests Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims and Equity Interests

On each Subsequent Distribution Date (or such earlier date as determined by the Debtors or The Plan Administrator in their sole discretion, as applicable), Debtors, The Plan Administrator or another applicable Distribution Agent will make distributions (a) on account of any Disputed Claim or Equity Interest that has become an Allowed Claim or Equity Interest during the preceding ninety (90) days, and (b) on account of previously Allowed Claims or Equity Interests of property that would have been distributed to the Holders of such Claim or

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Equity Interest on the dates distributions previously were made to Holders of Allowed Claims or Equity Interests in such Class had the Disputed Claims or Equity Interests that have become Allowed Claims or Equity Interests or disallowed by Final Order of the Bankruptcy Court been Allowed or disallowed, as applicable, on such dates.  Such distributions will be made pursuant to the applicable provisions of Article III of this Plan.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION,
EFFECTIVE DATE AND CONSUMMATION OF THE PLAN

A.                                    Conditions Precedent to Confirmation

Confirmation of this Plan shall be conditioned upon the satisfaction or waiver pursuant to the provisions of Article IX.C hereof of the following:

1.             The Bankruptcy Court shall have entered a Final Order in form and in substance satisfactory to the Debtors approving the Disclosure Statement with respect to this Plan as containing adequate information within the meaning of Section 1125 of the Bankruptcy Code.

2.             This Plan and all schedules, documents, supplements and exhibits relating to this Plan shall have been filed in form and substance acceptable to the Debtors.

3.             The proposed Confirmation Order shall be in form and substance acceptable to the Debtors.

B.                                    Conditions Precedent to the Effective Date and Consummation of the Plan

Consummation of this Plan shall be conditioned upon, and the Effective Date shall not occur until, the satisfaction or waiver pursuant to the provisions of Article IX.C hereof of the following:

1.             The Confirmation Order shall have been entered and become a Final Order in a form and in substance satisfactory to the Debtors and no stay of the Confirmation Order shall have been entered.  The Confirmation Order shall provide that, among other things, the Debtors or the Plan Administrator, as appropriate, is authorized and directed to take all actions necessary or appropriate to consummate this Plan, including, without limitation, entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in this Plan.

2.             The Bankruptcy Court shall have entered one or more Final Orders (which may include the Confirmation Order) authorizing the assumption and rejection of Executory Contracts and Unexpired Leases by the Debtors as contemplated in this Plan and the Plan Supplement.

3.             All documents and agreements necessary to implement this Plan, including, without limitation, all documents included in the Plan Supplement, in each case in form and substance acceptable to the Debtors shall have (a) been tendered for delivery, and (b) been

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effected by executed by, or otherwise deemed binding upon, all Entities party thereto.  All conditions precedent to such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.

4.             All actions necessary to implement the Plan shall have been effected, including, without limitation, all actions specified in and in furtherance of the Purchase Agreement and Restructuring Agreement.

5.             All material consents, actions, documents, certificates and agreements necessary to implement this Plan, including any required governmental or regulatory consents, shall have been obtained, effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws.

6.             The Confirmation Date shall have occurred.

C.                                    Waiver of Conditions

The conditions to confirmation of this Plan and to Consummation of this Plan and the occurrence of the Effective Date set forth in this Article IX may be waived by the Debtors without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate this Plan.  The failure to satisfy or waive a condition to the Effective Date or Consummation may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied.  The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

D.                                    Effect of Non Occurrence of Conditions to Consummation

If the Effective Date or Consummation of this Plan does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall:  (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (3) constitute an Allowance of any Claim or Equity Interest; or (4) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

ARTICLE X.

RELEASES, EXCULPATION, INJUNCTION, PRESERVATION OF CAUSES OF ACTION AND RELATED PROVISIONS

A.                                    General

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions and treatments hereunder, takes into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable

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subordination rights relating thereto whether arising under general principles of equitable subordination, Section 510 of the Bankruptcy Code or otherwise.

In accordance with the provisions of this Plan, including Article VIII hereof, and pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Plan Administrator may, in this sole and absolute discretion, compromise and settle Claims against the Debtors and (2) the Plan Administrator may, in its sole and absolute discretion, compromise and settle Causes of Action against other Entities.

B.                                    Comprehensive Settlement of Claims and Controversies.

1.             General.  Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under this Plan, the provisions of this Plan, including the exculpation and release provisions contained in this Article X, constitute a good faith compromise and settlement of all Claims, Litigation Claims, Causes of Action or controversies relating to the rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest against any Debtor, any distribution to be made pursuant to these Plans on account of any such Claim or Interest, and any and all Claims or Causes of Action of any party arising out of or relating to the Going Private Transaction and all transactions relating thereto.  The entry of the Confirmation Order constitutes the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such Claims, Interests or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are in the best interests of (x) the Debtors, the Non-Debtor Affiliates and their respective Estates and property, and (y) Claim and Interest Holders, and are fair, equitable and reasonable.

2.             Global Settlement.  Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement, and the Plan constitutes a request to authorize and approve such compromise and settlement, of all Going Private Transaction Causes of Action among the Debtors, the non-Debtor Affiliates of the Debtors, their Estates, and any Person (the “Global Settlement”).  Any distributions to be made pursuant to the Plan shall be made on account of and in consideration of the Global Settlement, which, upon the Effective Date of the Plan, shall be binding on all Persons, including the Debtors, the Reorganized Debtors, the non-Debtor Affiliates of the Debtors, all Holders of Claims or Interests (whether or not Allowed), and all Persons entitled to receive any payments or other distributions under the Plan.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date of the Plan, of the Global Settlement and the Bankruptcy Court’s finding that the Global Settlement is in the best interests of the Debtors, the Reorganized Debtors, their respective Estates, the non-Debtor Affiliates of the Debtors, and the Holders of Claims and Interests, and is fair, equitable and reasonable.

C.                                    Releases Among Releasing Parties and Released Parties

1.             RELEASES BY DEBTORS AND ESTATES.  EFFECTIVE AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY

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CONFIRMED, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, THE DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS-IN-POSSESSION, AS THE CASE MAY BE, THE DEBTORS’ ESTATES, AND EACH OF THEIR RESPECTIVE RELATED PERSONS (COLLECTIVELY, THE “RELEASING PARTIES”) SHALL, AND SHALL BE DEEMED TO, COMPLETELY, CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASE, WAIVE, VOID, EXTINGUISH AND DISCHARGE EACH AND ALL OF THE RELEASED PARTIES (AND EACH SUCH RELEASED PARTY SO RELEASED SHALL BE DEEMED FOREVER RELEASED, WAIVED AND DISCHARGED BY THE RELEASING PARTIES) AND THEIR RESPECTIVE PROPERTIES AND RELATED PERSONS OF AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, LITIGATION CLAIMS, AVOIDANCE ACTIONS AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, REMEDIES, JUDGMENTS AND LIABILITIES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE GOING PRIVATE TRANSACTION CAUSES OF ACTION), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, EXISTING AS OF THE EFFECTIVE DATE OR THEREAFTER ARISING, IN LAW, AT EQUITY, WHETHER FOR TORT, CONTRACT, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY IN WHOLE OR IN PART TO THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE ASSETS, PROPERTY AND ESTATES, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT, THIS PLAN OR THE SOLICITATION OF VOTES ON THIS PLAN THAT SUCH RELEASING PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT FOR OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES (WHETHER DIRECTLY OR DERIVATIVELY) AGAINST ANY OF THE RELEASED PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THIS PLAN OR ANY PLAN SUPPLEMENT; (II) WITH THE EXCEPTION OF THE GOING PRIVATE TRANSACTION CAUSES OF ACTION, ANY CAUSES OF ACTION ARISING FROM FRAUD OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION; AND/OR (III) THE RIGHTS OF SUCH RELEASING PARTY TO ENFORCE THIS PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THIS PLAN OR ASSUMED PURSUANT TO THIS PLAN OR ASSUMED PURSUANT TO FINAL ORDER OF THE BANKRUPTCY COURT.  THE FOREGOING RELEASE SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON.

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2.             Releases by Holders of Claims and Interests.  Effective as of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each holder of a Claim or Equity Interest that has affirmatively voted to accept the Plan, or who, directly or indirectly, is entitled to receive a distribution under the Plan, including Persons entitled to receive a distribution via an attorney or agent shall, and shall be deemed to, completely, conclusively, absolutely, unconditionally, irrevocably, and forever release, waive, void, extinguish and discharge the Released Parties from any and all Claims, Causes of Action, Litigation Claims, Avoidance Actions and any other obligations, rights, suits, damages, judgments, debts, remedies and liabilities whatsoever (including, without limitation, the Going Private Transaction Causes of Action), including any Claims or Causes of Action that could be asserted on behalf of or against the Debtors, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, existing or hereafter arising, in law, equity or otherwise, that such holder of a Claim or Equity Interest would have been legally entitled to assert in its own right (whether individually, derivatively or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, in any way relating or pertaining to (v) the purchase or sale, or the rescission of a purchase or sale, of any security of the Debtors, (w) the Debtors, the Reorganized Debtors or their respective assets, property and Estates, (x) the Chapter 11 Cases, (y) the negotiation, formulation and preparation of the Plan, the Disclosure Statement, or any related agreements, instruments or other document including, without limitation, all of the documents included in the Plan Supplement; and (z) the Going Private Transaction Causes of Action; provided, however, that, with the exception of the Going Private Transaction Causes of Action, these releases will have no effect on the liability of any Released Party arising from any act, omission, transaction, agreement, event or other occurrence, constituting willful misconduct, gross negligence, fraud or criminal conduct as determined by a Final Order; provided further, however, the foregoing shall not constitute a waiver or release of any right of the Holder of an Allowed Claim or Equity Interest, obligee under any Assumed Liability (whether assumed under this Plan or in accordance with a prior Bankruptcy Court Order, or party to an Assumed Contract to payment under this Plan or otherwise on account of such Allowed Claim or any of the rights of any parties in respect of Assumed Liabilities or Assumed Contracts under or in connection with this Plan or prior order of the Bankruptcy Court.  The Releases set forth in this Article X shall be binding upon and shall inure to the benefit of the any chapter 7 trustee in the event the Chapter 11 Cases are converted to chapter 7.

3.             Injunction Related to Releases.  Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other Cause of Action, Litigation Claim, obligation, suit, judgment, damages, debt, right, remedy or liability of any nature whatsoever, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to this Section X.C of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and of all Equity Interests or other rights of a Holder of an equity security or other ownership interest:  (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action

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or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (b) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (c) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (d) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under Section X.D; and (e) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

D.                                    Discharge of Claims

1.             As of the Effective Date, to the fullest extent provided under Section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by this Plan or the Confirmation Order, all consideration distributed and rights afforded under this Plan and the treatment of Claims and Equity Interests under this Plan shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any kind or nature whatsoever relating to any of the Debtors, Reorganized Debtors or any of their assets, properties or Estates, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims or Equity Interests.  Except as otherwise expressly provided by this Plan or the Confirmation Order, upon the Effective Date, the Debtors, the Reorganized Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under Section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and any other Causes of Action, Litigation Claims obligations, suits, judgments, damages, debts, rights, remedies or liabilities of any kind or nature whatsoever and any Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such obligation is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such obligation is Allowed under Section 502 of the Bankruptcy Code (or otherwise resolved) or (c) the Holder of a Claim based upon such obligation voted to accept the Plan.

2.             As of the Effective Date, except as expressly provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against each of the Debtors, the Debtors’ respective assets, property and Estates, the Reorganized Debtors and their respective Related Persons any other or further Claims or any other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Equity Interests or other rights of a Holder of an equity security or other ownership interest, relating to any of the Debtors or Reorganized Debtors or any of their respective assets, property and Estates based upon any act, omission, transaction or other activity of any nature that occurred prior to the Effective Date.  In accordance with the foregoing, except as expressly provided in the Plan or the Confirmation Order, the Confirmation Order shall constitute a judicial determination, as of the Effective Date, of the discharge of all such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments,

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damages, debts, rights, remedies, causes of action or liabilities, and any Interests or other rights of a Holder of an equity security or other ownership interest and termination of all rights of any equity security Holder in any of the Debtors and all Equity Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void and extinguish any judgment obtained against the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates at any time, to the extent such judgment is related to a discharged Claim, debt or liability or terminated right of any equity security Holder in any of the Debtors or terminated Equity Interest.

3.             Discharge Injunction.  Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other Cause of Action, Litigation Claim, obligation, suit, judgment, damages, debt, right, remedy or liability of any nature whatsoever, or any Equity Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is discharged pursuant to this Section X.D of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors, any of their respective property and their respective Related Persons, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest:  (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (b) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (c) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (d) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under Section X.D; and (e) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

E.                                    Exculpation

The Exculpated Parties shall neither have nor incur any liability to any Person for any Claims or Causes of Action arising on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or effecting the Consummation of this Plan, the Disclosure Statement or any sale, contract, instrument, release or other agreement or document created or entered into in connection with this Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement, confirmation or Consummation of this Plan; provided, however, that the foregoing provisions shall have no effect on the liability of any Entity that results from any such act or

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omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents, actions or inactions; provided, further, however that the foregoing provisions shall not apply to any acts, omissions, Claims, Causes of Action or other obligations expressly set forth in and preserved by this Plan or the Plan Supplement.

F.                                    Preservation of Causes of Action

1.             Maintenance of Causes of Action

Except as otherwise provided in this Article X or elsewhere in this Plan or the Confirmation Order, after the Effective Date, The Plan Administrator shall retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action and Litigation Claims, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Case.  The Plan Administrator, as the successors in interest to the PropCo Debtors and the PropCo Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of the Litigation Claims without notice to or approval from the Bankruptcy Court.

2.             Preservation of All Causes of Action Not Expressly Settled or Released

(a)           Unless a Cause of Action or Litigation Claim against a Holder of a Claim or an Equity Interest or other Entity is expressly waived, relinquished, released, compromised or settled in this Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such Cause of Action or Litigation Claim for later adjudication by the Debtors or by The Plan Administrator (including, without limitation, Causes of Action and Litigation Claims not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action or Litigation Claims upon or after the confirmation of this Plan or Consummation of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order, except where such Causes of Action or Litigation Claims have been expressly released in this Plan (including, without limitation, and for the avoidance of doubt, the Release contained in Article X.C hereof) or any other Final Order (including, without limitation, the Confirmation Order).  In addition, the Debtors and The Plan Administrator expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any Debtor or PropCo Debtor, respectively, is a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

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(b)                                 The Debtors and The Plan Administrator reserve all rights to pursue:

(i)                                     Any other Causes of Action, whether legal, equitable or statutory in nature;

(ii)                                  Any and all actions arising under or actionable pursuant to the Bankruptcy Code, including, without limitation, sections 544, 545, 547 (except as provided below), 548, 549, 550, 551, 553(b) and/or 724(a) of the Bankruptcy Code; and

(iii)                               Any other Causes of Action that currently exist or may subsequently arise and which have not been otherwise set forth herein or in any schedule of Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Debtors, (collectively, the “Unknown Causes of Action”).  The failure to list or describe any such Unknown Cause of Action herein is not intended to limit the rights of the Debtors or The Plan Administrator to pursue any Unknown Cause of Action.

G.                                    Supplemental Injunction

In order to supplement the injunctive effect of the injunction provided for in Section X.D.3 of this Plan, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court, the Confirmation Order shall provide for the following injunctions to take effect as of the Effective Date.

1.                                       Terms.  In order to preserve and promote the settlements contemplated by and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge as provided in Sections 1141 and 524 of the Bankruptcy Code and as described in this Article, except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising prior to the Effective Date (including prior to the Petition Date), including, but not limited to:

(a)                                  commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;

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(b)                                 enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(c)                                  creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(d)                                 except as otherwise expressly provided in the Plan or the Confirmation Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Equity Interests or other rights of a Holder of an equity security or other ownership interest; and

(e)                                  taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan or the Confirmation Order relating to such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest.

2.                                       Bankruptcy Rule 3016 Compliance.  The Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

H.                                   Integral to Plan

Each of the releases, discharges and injunctions provided in this Article X of the Plan is an integral part of the Plan and is essential to its implementation.  Each of the Released Parties, the Debtors and the Reorganized Debtors and any other Person protected thereby, as applicable, shall have the right to seek independently the enforcement of such releases, discharges and injunctions.

I.                                        Binding Nature Of Plan

ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THIS PLAN SHALL BIND, AND SHALL BE DEEMED BINDING UPON, ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, AND SUCH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT SUCH HOLDER (I) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THIS PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN

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THE CHAPTER 11 CASE OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THIS PLAN OR AFFIRMATIVELY VOTED TO REJECT THIS PLAN.

ARTICLE XI.

RETENTION OF JURISDICTION

A.                                   Pursuant to Sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Plan as legally permissible, including, without limitation, jurisdiction to:

1.                                       allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any Claim or Equity Interest;

2.                                       grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Confirmation Date;

3.                                       resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed;

4.                                       resolve any issues related to any matters adjudicated in the Chapter 11 Cases;

5.                                       ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

6.                                       decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted after the Effective Date;

7.                                       enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement or the Disclosure Statement;

8.                                       resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan; provided, however, that any dispute arising under or in

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connection with the Exit Facility shall be dealt with in accordance with the provisions of the applicable document;

9.                                       hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;

10.                                 issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan, except as otherwise provided in this Plan;

11.                                 enforce the terms and condition of this Plan and the Confirmation Order;

12.                                 resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, the Indemnification and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

13.                                 hear and determine the Litigation Claims by or on behalf of the Debtors or The Plan Administrator;

14.                                 enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

15.                                 resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with this Plan or the Disclosure Statement; provided, however, that any dispute arising under or in connection with the Exit Facility shall be dealt with in accordance with the provisions of the applicable document; and

16.                                 enter an order concluding or closing the Chapter 11 Cases.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.                                    Dissolution of the Committee

On the Effective Date, the Creditors’ Committee shall dissolve automatically and its members shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases.

B.                                    Payment of Statutory Fees

All outstanding fees payable pursuant to Section 1930 of title 28, United States Code shall be paid on the Effective Date.  All such fees payable after the Effective Date shall be paid prior to the closing of the Chapter 11 Cases when due or as soon thereafter as practicable.

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C.                                    Modification of Plan

Effective as of the date hereof and subject to the limitations and rights contained in this Plan:  (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or The Plan Administrator, as applicable, may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with Section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan.  A Holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of such Claim or Equity Interest of such Holder.

D.                                    Revocation of Plan

The Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent chapter 11 plans.  If the Debtors revoke or withdraw this Plan, or if confirmation of this Plan or Consummation of this Plan or the Effective Date does not occur, then:  (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in this Plan shall:  (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

E.                                    Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns.  The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

F.                                    Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order, the Effective Date occurs and this Plan is Consummated.  Neither the filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of:  (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

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G.                                    Further Assurances

The Debtors or The Plan Administrator, as applicable, all Holders of Claims and Equity Interests receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.  On or before the Effective Date, the Debtors shall File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

H.                                   Severability

If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

I.                                        Service of Documents

All notices, requests, and demands to or upon the Debtors or The Plan Administrator to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

To the Debtors:

Richard Haskins

Executive Vice President,

General Counsel & Secretary

Station Casinos, Inc.

1505 South Pavilion Center Drive

Las Vegas, NV 89135

Tel:

Fax:  702-495-3000

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with copies to:

Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017
Tel:  213-892-4000
Fax:  213-629-5063

Attention:	Paul S. Aronzon, Esq. Thomas R. Kreller, Esq.

J.                                       Exemption from Certain Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code

Pursuant to Section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Stamp or Similar Tax or governmental assessment.  Such exemption specifically applies, without limitation, to all actions, agreements and documents necessary to evidence and implement the provisions of and the distributions to be made under this Plan.

K.                                    Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of Nevada, without giving effect to the principles of conflicts of law of such jurisdiction.

L.                                     Tax Reporting and Compliance

The Debtors are hereby authorized to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors are for all taxable periods ending after the Petition Date through, and including, the Effective Date.

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EXHIBIT B

Schematic of Restructuring Transactions

EXHIBIT C

Liquidation Analysis

EXHIBIT D

Projected Financial Information